AGREEMENT AND PLAN OF MERGER

                                  By and Among

                           IRON MOUNTAIN INCORPORATED,

                               ARCUS GROUP, INC.,

                           UNITED ACQUISITION COMPANY

                                       and

                         ARCUS TECHNOLOGY SERVICES, INC.

                                   dated as of

                               September 26, 1997

                                TABLE OF CONTENTS


                                                                                                 Page
ARTICLE 1.        THE MERGER  .................................................................. 6
   Section 1.1    The Merger  .................................................................. 6
   Section 1.2    Action by Stockholders  ...................................................... 6
   Section 1.3    Closing  ..................................................................... 6
   Section 1.4    Effective Time    ............................................................ 6
   Section 1.5    Effect of the Merger    ...................................................... 7
   Section 1.6    Certificate of Incorporation  ................................................ 7
   Section 1.7    Bylaws   ..................................................................... 7
   Section 1.8    Directors and Officers  ...................................................... 7
ARTICLE 2.        CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES    ........................ 7
   Section 2.1    Conversion of Securities   ................................................... 7
   Section 2.2    Exchange of Certificates; Exchange Agent and Exchange Procedures  ............ 9
   Section 2.3    Stock Transfer Books    ......................................................10
   Section 2.4    Option Securities    .........................................................11
   Section 2.5    Dissenting Shares    .........................................................11
   Section 2.6    Further Adjustment   .........................................................12
   Section 2.7    Standstill  ..................................................................12
ARTICLE 3.        REPRESENTATIONS AND WARRANTIES OF THE ARCUS PARTIES   ........................13
   Section 3.1    Organization and Qualification; Power and Authority; Effect of Transaction    13
   Section 3.2    Financial and Other Information  .............................................14
   Section 3.3    Changes in Condition    ......................................................15
   Section 3.4    Liabilities    ...............................................................15
   Section 3.5    Title to Properties; Leases   ................................................15
   Section 3.6    Compliance with Private Authorizations    ....................................16
   Section 3.7    Compliance with Governmental Authorizations and Applicable Law    ............17
   Section 3.8    Intangible Assets    .........................................................17
   Section 3.9    Related Transactions    ......................................................17
   Section 3.10   Insurance   ..................................................................17
   Section 3.11   Tax Matters    ...............................................................18
   Section 3.12   ERISA    .....................................................................19
   Section 3.13   Authorized and Outstanding Capital Stock  ....................................20
   Section 3.14   Employment Arrangements    ...................................................21
   Section 3.15   Material Agreements  .........................................................21
   Section 3.16   Ordinary Course of Business   ................................................22
   Section 3.17   Bank Accounts, Etc.  .........................................................23
   Section 3.18   Adverse Restrictions    ......................................................23
   Section 3.19   Broker or Finder  ............................................................23
   Section 3.20   Environmental Matters   ......................................................23
   Section 3.21   Customer Contracts   .........................................................24
   Section 3.22   Reorganization    ............................................................24
   Section 3.23   Materiality    ...............................................................25
   Section 3.24   Fairness Opinion  ............................................................25
   Section 3.25   Inapplicability of Specified Statute   .......................................25
   Section 3.26   Bankruptcy Plan   ............................................................25

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES OF ACQUIROR  ................................. 25
   Section 4.1    Organization and Qualification; Power and Authority; Effect of Transaction    25
   Section 4.2    Changes in Condition   ...................................................... 26
   Section 4.3    Capitalization of Acquiror   ................................................ 26
   Section 4.4    SEC Filings; Financial Statements and Other Information    .................. 26
   Section 4.5    Registration Statement    ................................................... 27
   Section 4.6    Brokers    .................................................................. 27
   Section 4.7    Liabilities   ............................................................... 27
   Section 4.8    Related Transactions   ...................................................... 28
   Section 4.9    Materiality   ............................................................... 28
   Section 4.10   [Intentionally Omitted]   ................................................... 28
   Section 4.11   Ordinary Course of Business  ................................................ 28
   Section 4.12   Fairness Opinion    ......................................................... 28
   Section 4.13   Inapplicability of Specified Statutes    .................................... 28
ARTICLE 5.        ADDITIONAL COVENANTS   ...................................................... 28
   Section 5.1    Access to Information; Confidentiality   .................................... 28
   Section 5.2    Agreement to Cooperate    ................................................... 29
   Section 5.3    Affiliate Agreements   ...................................................... 30
   Section 5.4    No Solicitation  ............................................................ 30
   Section 5.5    Directors' and Officers' Indemnification and Insurance  ..................... 31
   Section 5.6    Notification of Certain Matters and Cure    ................................. 31
   Section 5.7    Public Announcements   ...................................................... 32
   Section 5.8    Employee Benefits; Severance Policy   ....................................... 32
   Section 5.9    Certain Actions Concerning Business Combinations  ........................... 32
   Section 5.10   Option Securities   ......................................................... 33
   Section 5.11   Tax Treatment    ............................................................ 33
   Section 5.12   Preparation of the Registration Statement   ................................. 33
   Section 5.13   Disclosure of Acquisitions   ................................................ 34
   Section 5.14   Amendment to Preserve Tax-Free Transaction  ................................. 34
   Section 5.15   Warrant Purchase Agreement, Non-Competition Agreement, Etc.   ............... 34
   Section 5.16   Customers  .................................................................. 35
ARTICLE 6.        CLOSING CONDITIONS  ......................................................... 35
   Section 6.1    Conditions to Obligations of Each Party to Effect the Merger  ............... 35
   Section 6.2    Conditions to Obligations of Acquiror    .................................... 36
   Section 6.3    Conditions to Obligations of the Company    ................................. 36
ARTICLE 7.        TERMINATION, AMENDMENT AND WAIVER  .......................................... 37
   Section 7.1    Termination   ............................................................... 37
   Section 7.2    Effect of Termination  ...................................................... 39
   Section 7.3    Amendment  .................................................................. 39
   Section 7.4    Waiver  ..................................................................... 39
   Section 7.5    Fees, Expenses and Other Payments  .......................................... 39
   Section 7.6    Effect of Investigation   ................................................... 40
ARTICLE 8.        INDEMNIFICATION; ADJUSTMENT  ................................................ 40
   Section 8.1    Survival   .................................................................. 40
   Section 8.2    Escrow; Indemnification   ................................................... 40
   Section 8.3    Limitation of Liability; Disposition of Escrow Indemnity Funds   ............ 41

Section 8.4        Notice of Claims   ....................................... 42
   Section 8.5     Defense of Third Party Claims  ........................... 43
   Section 8.6     Balance Sheet Adjustment; Arcus Parties' Expenses   ...... 43
   Section 8.7     Exclusive Remedy   ....................................... 44
ARTICLE 9.         ARBITRATION  ............................................. 45
ARTICLE 10.        GENERAL PROVISIONS    .................................... 45
   Section 10.1    Notices   ................................................ 45
   Section 10.2    Headings  ................................................ 46
   Section 10.3    Severability    .......................................... 46
   Section 10.4    Entire Agreement   ....................................... 46
   Section 10.5    Assignment   ............................................. 46
   Section 10.6    Parties in Interest   .................................... 46
   Section 10.7    Governing Law; Attorneys Fees  ........................... 47
   Section 10.8    Enforcement of the Agreement   ........................... 47
   Section 10.9    Counterparts    .......................................... 47
   Section 10.10   Mutual Drafting    ....................................... 47
ARTICLE 11.        DEFINITIONS  ............................................. 47

EXHIBITS
   2.7          Form of Amendment to the Restated By-Laws of Acquiror
   5.3          Form of Affiliate Agreement
   5.15(a)      Form of Non-Competition Agreement
   5.15(b)      Form of Non-Competition Agreement
   5.16         Form of Liability Limitation
   6.1(g)       Form of Warrant Purchase Agreement
   7.1(f)       Form of Acquiror Voting Agreement
   8.3(b)       Form of Escrow Agreement

SCHEDULES
   A.           UAC Plan of Merger
   B.           ATSI Plan of Merger
   C.           Pre-Merger Reorganization
   D.           Disclosure Schedule
   E.           Acquiror Disclosure Schedule

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of September 26, 1997, by and among Iron Mountain Incorporated, a Delaware corporation ("Acquiror"), Arcus Group, Inc., a Delaware corporation (the "Company"), United Acquisition Company, a Nevada corporation ("UAC"), and Arcus Technology Services, Inc., a Delaware corporation ("ATSI," and together with UAC and the Company, the "Arcus Parties").


                             W I T N E S S E T H:

     WHEREAS, upon the terms and subject to the conditions of this Agreement (this and other capitalized terms used herein are either defined in Article 11 below or in a Section of this Agreement and, in such case, Article 11 includes a reference to such Section), in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Company and Acquiror will carry out a business combination transaction pursuant to which the Company will merge with and into Acquiror with Acquiror continuing as the surviving corporation (the "Merger") and the stockholders of the Company (the "Stockholders") will convert their holdings into a combination of cash and shares of the Common Stock, par value $.01 per share, of Acquiror ("Acquiror Stock"); and

     WHEREAS, upon the terms and subject to the conditions of this Agreement, on or prior to the Closing Date each of the Arcus Parties shall cause (i) UAC to merge with and into the Company (the "UAC Merger") pursuant to and in accordance with the Agreement and Plan of Merger between UAC and the Company substantially in the form set forth in Schedule A hereto (the "UAC Plan of Merger"), with the Company continuing as the surviving corporation, and (ii) ATSI to merge with and into the Company (the "ATSI Merger") pursuant to and in accordance with the Agreement and Plan of Merger between ATSI and the Company substantially in the form set forth in Schedule B hereto (the "ATSI Plan of Merger"), with the Company continuing as the surviving corporation (such transactions, together with the actions required or desirable to effectuate such transactions, as described on Schedule C hereto, being hereafter referred to as the "Reorganization"); and

     WHEREAS, the Board of Directors of the Company has unanimously determined that the Merger and the Reorganization are fair to, and in the best interests of, the Company and the Stockholders and has approved this Agreement as a tax-free plan of reorganization within the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has approved this Agreement, the Merger and the Transactions for which its approval is required under Applicable Law and has recommended approval and adoption of this Agreement, the Merger and the Transactions for which approval is required under Applicable Law by the Stockholders; and

     WHEREAS, the Board of Directors of each of UAC and ATSI has unanimously determined that the Reorganization is fair to, and in the best interests of, UAC and ATSI, respectively, and their respective stockholders, has approved this Agreement and, subject to stockholder approval where required, the Transactions and has recommended approval and adoption of the Transactions for which approval is required by their respective stockholders; and

     WHEREAS, the Company has approved and adopted this Agreement and, in its capacity as a stockholder of UAC, has agreed to vote its shares in favor of the Reorganization (including, without limitation, the UAC Merger) in accordance with the DGCL and the Nevada Revised Statutes (the "NRS"), as applicable, and UAC has approved and adopted this Agreement and, in its capacity as a stockholder of ATSI, has agreed to vote its shares in favor of the Reorganization (including, without limitation, the ATSI Merger) in accordance with the DGCL and the NRS, as applicable; and


     WHEREAS, the Board of Directors of Acquiror has unanimously approved this Agreement, the Merger and the Transactions for which approval is required under Applicable Law and, to the extent such approval is required under Applicable Law or Schedule D of the NASD By-Laws, has recommended to its stockholders the approval and adoption of this Agreement, the Merger and the Transactions.


     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE 1.


                                  THE MERGER

     Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, the Company shall be merged with and into Acquiror. As a result of the Merger and as provided in the DGCL, the separate existence of the Company shall cease and Acquiror shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     Section 1.2. Action by Stockholders.

     (a) Each of the Arcus Parties, acting through its Board of Directors, shall, in accordance with and subject to Applicable Law and its Organic Documents, as soon as practicable, duly call, give notice of, convene and hold a special meeting of the stockholders of such Arcus Party for the purpose of adopting and approving (i) in the case of the Company, the UAC Plan of Merger, the UAC Merger, the ATSI Plan of Merger, the ATSI Merger, this Agreement, the Merger and the Transactions for which stockholder approval is required as set forth on Schedule C, (ii) in the case of UAC, the UAC Plan of Merger, the UAC Merger and the Transactions for which stockholder approval is required as set forth on Schedule C and (iii) in the case of ATSI, the ATSI Plan of Merger, the ATSI Merger and the Transactions for which stockholder approval is required as set forth on Schedule C (collectively, the "Arcus Special Meetings"); include in any proxy statement related to the Arcus Special Meetings the conclusion and recommendation of each such Board of Directors to the effect that such Board of Directors, having determined that (x) in the case of the Company, this Agreement, the Merger and the Transactions, including, without limitation, the UAC Plan of Merger, the UAC Merger, the ATSI Plan of Merger and the ATSI Merger,
(y) in the case of UAC, this Agreement, the Merger and the Transactions, including, without limitation, the UAC Plan of Merger and the UAC Merger and (z) in the case of ATSI, this Agreement, the Merger and the Transactions, including, without limitation, the ATSI Plan of Merger and the ATSI Merger, are in the best interests of such Arcus Party and its stockholders, has approved each such matter and recommends that the stockholders of such Arcus Party vote in favor of each such matter; and use its best efforts to obtain the necessary approval and adoption of each such matter.

     (b) If required by Applicable Law or by Schedule D of the NASD By-Laws, Acquiror, acting through its Board of Directors, shall, in accordance with and subject to Applicable Law and its Organic Documents, as soon as practicable, duly call, give notice of, convene and hold a special meeting of the stockholders of Acquiror for the purpose of adopting and approving this Agreement, the Merger and the Transactions for which approval is required under Applicable Law or by Schedule D of the NASD By-Laws (the "Acquiror Special Meeting"); include in any proxy statement related to the Acquiror Special Meeting the conclusion and recommendation of the Board of Directors of Acquiror to the effect that the Board of Directors of Acquiror, having determined that this Agreement, the Merger and the Transactions for which approval is required under Applicable Law or by Schedule D of the NASD By-Laws are in the best interests of Acquiror and the stockholders of Acquiror, has approved this Agreement, the Merger and the Transactions for which approval is required under Applicable Law and recommends that the stockholders of Acquiror vote in favor of the approval and adoption of this Agreement, the Merger and the Transactions for which approval is required under Applicable Law or by Schedule D of the NASD By-Laws; and use its best efforts to obtain the necessary approval and adoption of this Agreement, the Merger and the Transactions by the stockholders of Acquiror.

     Section 1.3. Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1 hereof, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within five (5) business days) after the date on which the last of the conditions set forth in Article 6 is satisfied or waived, at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, unless another date, time or place is agreed to in writing by the Company and Acquiror (the date on which the Closing occurs being referred to herein as the "Closing Date").

     Section 1.4. Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article 6 (but subject to Section 1.3 hereof), the Parties shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware and by making any related filings required under the DGCL. The Merger shall become effective at such time (but not prior to the

Closing Date) as such certificate is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in such certificate (the "Effective Time"), but in no event more than ninety (90) days after the filing of such certificate.

     Section 1.5. Effect of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all the restrictions, disabilities and duties of Acquiror and the Company, after giving effect to the Reorganization, including, without limitation, any duties to stockholders that dissent from, or exercise appraisal rights in connection with, the Reorganization, and the Merger shall otherwise have the effect, all as provided under the DGCL.

     Section 1.6. Certificate of Incorporation. From and after the Effective Time, the Certificate of Incorporation of Acquiror as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with Applicable Law.

     Section 1.7. Bylaws. Subject to Section 2.7 hereof, from and after the Effective Time, the By-Laws of Acquiror as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, until amended in accordance with Applicable Law.

     Section 1.8. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified (or their earlier resignation or removal) in accordance with Applicable Law, the directors of Acquiror at the Effective Time shall be the directors of the Surviving Corporation and the officers of Acquiror at the Effective Time shall be the officers of the Surviving Corporation. At the Effective Time, Clarke H. Bailey shall be appointed or elected as a Class C Director of Acquiror, to hold office in accordance with the Restated Certificate of Incorporation and By-Laws of Acquiror.


                                  ARTICLE 2.


              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     Section 2.1. Conversion of Securities. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger, automatically and without any action on the part of Acquiror, the Company or the holders of any of the following securities:

     (a) Each share of the common stock, par value $.0001 per share, of the Company (the "Company Stock") issued and outstanding immediately prior to the Effective Time after giving effect to the Reorganization, including all shares of Company Stock for which shares of UAC Common Stock or ATSI Common Stock are exchanged pursuant thereto, or deemed to be outstanding immediately prior to the Effective Time by virtue of the withdrawal, in accordance with Applicable Law or as otherwise consented to by Acquiror in its sole and absolute discretion, following the Effective Time, of a demand for appraisal previously made by a stockholder of UAC or ATSI in connection with the UAC Merger or the ATSI Merger, as the case may be (each such share of Company Stock, a "Share" and collectively, the "Shares") (other than any Shares to be cancelled pursuant to
Section 2.1(c) and any Dissenting Shares), shall become and be converted into the right to receive, subject to the indemnification and adjustment provisions of Article 8 hereof (i) that number equal to the Common Stock Conversion Number of fully paid and nonassessable shares of Acquiror Stock (the "Stock Merger Consideration") and (ii) cash in an amount equal to the Common Cash Conversion Number (the "Cash Merger Consideration"). At the Effective Time, all Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any Shares, including each certificate evidencing shares of UAC Common Stock or ATSI Common Stock exchanged for Shares of Company Stock in connection with the Reorganization (each, a "Share Certificate") (other than any Share Certificate representing Shares to be cancelled pursuant to Section 2.1(c) or Dissenting Shares) shall thereafter represent the right to receive, upon the surrender of such Share Certificate in accordance with the provisions of Section 2.2, but subject to the indemnification and adjustment provisions of Article 8 hereof, the Stock Merger Consideration and Cash Merger Consideration multiplied by the number of Shares represented by such Share Certificate, and a holder of more than one such Share Certificate shall have the right to receive the Stock Merger Consideration and Cash Merger Consideration multiplied by the number of Shares represented by all such Share Certificates (the "Exchange Common Consideration"). The holders of Share

Certificates evidencing Shares shall, at and after the Effective Time, cease to have any rights with respect to such Shares except as otherwise provided herein or by Applicable Law. Notwithstanding anything to the contrary herein, the Cash Merger Consideration to be received by any Stockholder shall be adjusted to give full effect to the indemnification and adjustment provisions in Article 8 hereof.


     (b) Each share of preferred stock, par value $.01 per share, of the Company (the "Company Preferred") issued and outstanding immediately prior to the Effective Time after giving effect to the Reorganization, including all shares of Company Preferred for which shares of UAC Preferred Stock are exchanged pursuant thereto or deemed to be outstanding immediately prior to the Effective Time by virtue of the withdrawal, in accordance with Applicable Law or as otherwise consented to by Acquiror in its sole and absolute discretion, following the Effective Time, of a demand for appraisal previously made by a holder of UAC Preferred Stock in connection with the UAC Merger (each such share of Company Preferred, a "Preferred Share" and collectively, the "Preferred Shares") (other than any Preferred Shares to be cancelled pursuant to Section 2.1(c)) shall become and be converted into the right to receive (i) that number equal to the Preferred Stock Conversion Number of fully paid and nonassessable shares of Acquiror Stock (the "Preferred Stock Merger Consideration") and (ii) cash in an amount equal to the Preferred Cash Conversion Number (the "Preferred Cash Merger Consideration"). At the Effective Time, all Preferred Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such Preferred Shares, including each certificate evidencing shares of UAC Preferred Stock exchanged for shares of Company Preferred in connection with the UAC Merger (each, a "Preferred Certificate" and, together with the Share Certificates, the "Certificates") (other than any Preferred Certificate representing Preferred Shares to be cancelled pursuant to Section 2.1(c)) shall thereafter represent the right to receive, upon the surrender of such Preferred Certificate in accordance with the provisions of Section 2.2, the Preferred Stock Merger Consideration and Preferred Cash Merger Consideration multiplied by the number of Preferred Shares represented by such Preferred Certificate, and a holder of more than one such Preferred Certificate shall have the right to receive the Preferred Stock Merger Consideration and Preferred Cash Merger Consideration multiplied by the number of Preferred Shares represented by all such Preferred Certificates (the "Exchange Preferred Consideration"). The holders of Preferred Certificates evidencing Preferred Shares shall, at and after the Effective Time, cease to have any rights with respect to such Preferred Shares except as otherwise provided herein or by Applicable Law.

     (c) Each Share, each Preferred Share and each warrant to acquire shares of Company Stock (each, a "Warrant" and collectively, the "Warrants") outstanding as of the Effective Time and owned of record by Acquiror shall automatically be cancelled and extinguished without any exercise or conversion thereof and no exchange or payment shall be made with respect thereto.

     (d) Each share of capital stock of Acquiror, and each security convertible into or exercisable for shares of capital stock of Acquiror, issued and outstanding immediately prior to the Effective Time shall remain outstanding.

     (e) In lieu of issuing fractional shares, Acquiror shall convert a holder's right to receive shares of Acquiror Stock pursuant to Sections 2.1(a) and 2.1(b) into a right to receive the highest whole number of shares of Acquiror Stock constituting the non-cash portion of the Exchange Common Consideration or the Exchange Preferred Consideration, as the case may be, plus cash in an amount equal to the fraction of a share of Acquiror Stock to which the holder would otherwise be entitled multiplied by the Determination Price, and the Exchange Common Consideration or the Exchange Preferred Consideration to which a holder is entitled shall be deemed to be such number of shares of Acquiror Stock plus such cash in lieu of fractional shares plus the Cash Merger Consideration or the Preferred Cash Merger Consideration to which the holder is entitled. For purposes of carrying out the intent of this Section 2.1(e), Acquiror may aggregate Share Certificates or Preferred Certificates, as the case may be, so that fractional shares of Acquiror Stock due in exchange for multiple Share Certificates or multiple Preferred Certificates, as the case may be, may be combined to yield a number of whole shares thereof plus a single fraction.

     (f) In the event that on or prior to December 31, 1999, (i) one or more holders of options to acquire shares of Acquiror Stock issued in accordance with
Section 2.4 ceases to be employed by Acquiror or any of its Subsidiaries (whether by reason of death, disability, a termination by Acquiror or otherwise) (collectively, a "Termination") and (ii) Acquiror shall not have duly and irrevocably provided, within sixty (60) days following the date of Termination, either pursuant to the incentive plan under which such options were issued or otherwise, for the immediate vesting of all of such options for the benefit of such employee or such employee's representative, as the case may be, then prior to March 1, 2000 Acquiror shall deliver cash or immediately saleable shares of Acquiror Stock (or a combination thereof) having a Deemed Value equal to the Aggregate Spread Value represented by all such options not so vested in accordance with the immediately preceding clause (ii) (the "Adjustment Aggregate Spread Value") to the Stockholder Representative for the benefit of each former holder of a Share Certificate, each former holder of a Warrant sold pursuant to a Warrant Purchase Agreement and each holder of an Option Security that received options to acquire shares of Acquiror Stock pursuant to Section 2.4, other than any such holder of an Option Security who, following the Effective Time and on or prior to December 31, 1999, was terminated by Acquiror and for whom Acquiror shall not have provided, within sixty (60) days following the date of Termination, either pursuant to the incentive plan under which such options were issued or otherwise, for the immediate vesting of all of such options for the benefit of such employee or such employee's representative, as the case may be (an "Acquiror Optionee"). The amount of the Adjustment Aggregate Spread Value that each such Person shall receive shall be equal to (x) in the case of a former holder of a Share Certificate, the Adjustment Aggregate Spread Value times a fraction, the numerator of which shall equal the value (calculated based on the Determination Price) of such former holder's Exchange Common Consideration and the denominator of which shall equal the sum of (1) the value (calculated based on the Determination Price) of the aggregate Exchange Common Consideration, (2) the aggregate Warrant Purchase Price, and (3) the Acquiror Optionee Aggregate Spread Value (such sum being hereafter referred to as the "Total Common Equity Base"), (y) in the case of a former holder of a Warrant sold pursuant to a Warrant Purchase Agreement, the Adjustment Aggregate Spread Value times a fraction, the numerator of which shall equal the Warrant Purchase Price paid to such holder pursuant to the Warrant Purchase Agreement and the denominator of which shall equal the sum of the Total Common Equity Base, all as more specifically set forth in the Warrant Purchase Agreement, and (z) in the case of an Acquiror Optionee, the Adjustment Aggregate Spread Value times a fraction, the numerator of which shall equal that portion of the Acquiror Optionee Aggregate Spread Value represented by Option Securities held by such Acquiror Optionee and the denominator of which shall equal the Total Common Equity Base.

     Section 2.2. Exchange of Certificates; Exchange Agent and Exchange Procedures.

     (a) Prior to the Effective Time, the Company and Acquiror shall designate Boston Equiserve (or such other bank or trust company as may be reasonably satisfactory to the Company and Acquiror) to act as Exchange Agent in the Merger (the "Exchange Agent"). As soon as reasonably practicable after the Effective Time, Acquiror shall deposit or cause to be deposited with the Exchange Agent, for exchange in accordance with this Article, through the Exchange Agent, for the benefit of (i) the holders of Shares (other than Shares to be cancelled pursuant Section 2.1(c) and Dissenting Shares), (A) cash (by wire transfer of federal funds pursuant to instructions reasonably satisfactory to the Exchange Agent) in an amount equal to the Cash Merger Consideration multiplied by the number of all Shares (other than Shares to be cancelled pursuant to Section 2.1(c) and Dissenting Shares) (such number of Shares less Shares to be so cancelled and less Dissenting Shares, the "Net Shares") less (1) the Common Stock Escrow Indemnity Contribution, (2) the Common Stock Expense Fund Contribution and (3) the Escrow Holdback Amount, if any, and (B) the Stock Merger Consideration multiplied by the Net Shares, plus cash in an amount sufficient to make payment for fractional shares, pursuant to Section 2.1(e), in exchange for all Net Shares (the "Share Exchange Fund") and (ii) the holders of Preferred Shares (other than Preferred Shares to be cancelled pursuant to Section 2.1(c)) (A) cash (by wire transfer of federal funds pursuant to instructions reasonably satisfactory to the Exchange Agent) in an amount equal to the Preferred Cash Merger Consideration multiplied by the number of all Preferred Shares (other than Preferred Shares to be cancelled pursuant to Section 2.1(c)) (such number of Preferred Shares less Preferred Shares to be so cancelled, the "Net Preferred Shares") and (B) the Preferred Stock Merger Consideration multiplied by the Net Preferred Shares, plus cash in an amount sufficient to make payment for fractional shares pursuant to Section 2.1(e), in exchange for all Net Preferred Shares (the "Preferred Exchange Fund" and, together with the Share Exchange Fund, the "Exchange Fund").

     (b) As soon as reasonably practicable after the Effective Time, Acquiror will instruct the Exchange Agent to issue (pursuant to instructions from each holder of record reasonably satisfactory to Acquiror, the Company and the Exchange Agent, and otherwise by mail to the most recent address of such holder as shown on the books and records of the applicable Arcus Entity) to each holder of a Certificate which immediately prior to the Effective Time evidenced Net Shares or Net Preferred Shares, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror and the Company may reasonably specify) and instructions to effect the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate which immediately prior to the Effective Time evidenced Net Shares or Net Preferred Shares for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror together with such letter of transmittal, duly executed, and such other customary documents as may be reasonably required pursuant to such instructions (collectively, the "Transmittal Documents"), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive, subject to Article 8 hereof, pursuant to Sections 2.1(a) and 2.1(b) hereof, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares or Preferred Shares that is not registered in the transfer records of the Company, UAC or ATSI, the Merger Consideration which a transferee has the right to receive may be issued and paid in accordance with this Article to such transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. The appropriate Merger Consideration will be delivered by the Exchange Agent promptly following surrender of a Certificate and delivery of the related Transmittal Documents, and cash payments for fractional shares and the cash portion of the Merger Consideration may be made by check (or, pursuant to instructions reasonably satisfactory to the Exchange Agent, by wire transfer). Each Certificate (other than Certificates representing Shares or Preferred Shares to be cancelled pursuant to Section 2.1(c) or Dissenting Shares) shall be deemed at all times after the Effective Time to evidence only the right to receive, upon such surrender, the Exchange Common Consideration or the Exchange Preferred Consideration, as appropriate, without interest from the Effective Time.

     (c) In the event any Share Certificate or Preferred Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as Acquiror and the Company reasonably may impose, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the Exchange Common Consideration or Exchange Preferred Consideration deliverable in respect thereof as determined in accordance with Sections 2.1(a) and 2.1(b). Acquiror may, in its discretion and as a condition precedent to authorizing the issuance thereof by the Surviving Corporation, require the owner of such lost, stolen or destroyed Certificate to provide a bond or other surety to Acquiror and the Surviving Corporation in such sum as Acquiror may reasonably direct as indemnity against any claim that may be made against Acquiror or the Surviving Corporation (and their Affiliates) with respect to the Certificate alleged to have been lost, stolen or destroyed.

     (d) Any portion of the Exchange Fund which remains undistributed to the holders of the Company Stock or the Company Preferred, as the case may be, for ninety (90) days after the Effective Time shall be delivered to Acquiror upon demand by Acquiror, and any holders of Certificates who have not theretofore complied with this Article shall thereafter look only to Acquiror for the Exchange Merger Consideration or Exchange Preferred Consideration to which they are entitled pursuant to this Article.

     (e) None of Acquiror, the Company, UAC, ATSI, the Surviving Corporation or the Exchange Agent shall be liable to any holder of Shares or Preferred Shares for any shares of Acquiror Stock or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Each of Acquiror and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Preferred Shares such amounts as Acquiror or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or Preferred Shares in respect of which such deduction and withholding was made by Acquiror or the Exchange Agent.

     Section 2.3. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Shares or Preferred Shares thereafter on the records of the Company other than to Acquiror. On or after the Effective Time, any Certificate presented to the Exchange Agent or the Surviving Corporation shall be converted into the Exchange Common Consideration or the Exchange Preferred Consideration, as appropriate, deliverable in respect thereof as determined in accordance with Sections 2.1(a) and 2.1(b).

     Section 2.4. Option Securities. Subject to and as more fully provided in
Section 5.10, each Option Security comprising a stock option that is outstanding at the Effective Time shall automatically be converted into an option (an "Exchange Option") to purchase Acquiror Stock, which Exchange Option shall (A) have an exercise price per share of Acquiror Stock determined by dividing (x) the exercise price per share of the applicable Option Security (after giving effect to any changes thereto resulting from the Reorganization) by (y) the quotient of the Share Price divided by the Determination Price, (B) entitle the holder to purchase that number of shares of Acquiror Stock as equals the product of (x) the number of shares subject to such Option Security (after giving effect to any changes thereto resulting from the Reorganization) and (y) the quotient of the Share Price divided by the Determination Price and (C) have the same vesting schedule as is currently included in such Option Security (except as required pursuant to Section 5.10 and except that there shall be immediate vesting of any unvested portion thereof upon termination by the Surviving Corporation or any of its Subsidiaries of employment of the holder of such Exchange Option (other than any termination for Cause)). In lieu of issuing any option to acquire a fractional share of Acquiror Stock, Acquiror shall convert a holder's right to receive an option pursuant to this Section 2.4 into a right to receive an option to acquire the nearest whole number of shares of Acquiror Stock (with no adjustment to any cash amount received in connection with the conversion of an Option Security). Each Option Security comprising a warrant that is outstanding at the Effective Time shall automatically be converted into a warrant to purchase Acquiror Stock at a value equivalent to that set forth in such Option Security based upon the formula set forth in the first sentence of this Section 2.4.

     Section 2.5. Dissenting Shares.

     (a) Notwithstanding any other provision of this Agreement to the contrary, Shares that are held by Stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall be entitled to and shall have demanded properly in writing appraisal for such Shares in accordance with the DGCL, and who shall not have withdrawn such demand within the statutory time period allowed or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Exchange Common Consideration. Such Stockholders shall be entitled to receive payment of the appraised value of such Shares in accordance with the provisions of the DGCL, except that all Dissenting Shares held by Stockholders who effectively shall have withdrawn, forfeited or lost their rights to appraisal of such Dissenting Shares under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the Exchange Common Consideration upon surrender, in the manner provided in Section 2.2, of the Certificate or Certificates that formerly evidenced such Shares.

     (b) The Company shall give Acquiror prompt notice of any demands for appraisal received by it as a result of the Transactions, or by ATSI as a result of the ATSI Merger or by UAC as a result of the UAC Merger, withdrawals of such demands, and any other instruments served pursuant to the DGCL or the NRS and received by an Arcus Party and relating thereto. The Arcus Parties and Acquiror shall jointly direct all negotiations and proceedings with respect to demands for appraisal under Applicable Law; provided, however, that Acquiror shall be and remain the Person obligated to satisfy such demands as required by Applicable Law. No Arcus Party shall, except with the prior written consent of Acquiror, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

     (c) The Parties hereto acknowledge and agree that, as more fully set forth in the ATSI Plan of Merger and the UAC Plan of Merger, shares of ATSI Common Stock, UAC Common Stock and UAC Preferred Stock that are outstanding immediately prior to the effective time of the ATSI Merger and UAC Merger, as the case may be, and which are held by stockholders of ATSI and UAC, respectively, who shall have not voted in favor of the ATSI Merger or the UAC Merger, as the case may be, or consented thereto in writing and who shall be entitled to and shall have demanded properly the fair value of, or appraisal for, such shares in accordance with the DGCL or the NRS, as applicable, and, where the DGCL applies, who shall not have withdrawn such demand within the statutory time period allowed or otherwise forfeited appraisal rights, shall not be converted into or represent the right to receive shares of capital stock of the Company and, as a result thereof, shall not be converted into or represent the right to receive the Exchange Common Consideration or the Exchange Preferred Consideration, as the case may be, except if and to the extent such holders shall have effectively withdrawn, forfeited or lost their rights to appraisal of such shares, as more fully set forth in the ATSI Plan of Merger and UAC Plan of Merger, or as otherwise consented to by Acquiror in its sole discretion.

     Section 2.6. Further Adjustment. If the value of the sum of the aggregate Stock Merger Consideration (excluding shares of Acquiror Stock issued to Persons who have exercised Option Securities since January 1, 1997) and the Preferred Stock Merger Consideration, in each case based on the closing price of Acquiror Stock on the Nasdaq National Market System for the trading day immediately prior to the Closing Date, as provided by the Nasdaq National Market System or, if unavailable from such source, then as reported in the Wall Street Journal, is less than 47% (the "Threshold Percentage") of the sum of the value of the aggregate Merger Consideration, based on such closing price, and the amount of cash and the fair market value of assets distributed by the Arcus Entities to holders of their capital stock on or after August 1, 1997 (collectively, the "Aggregate Consideration Amount"), then (i) the number of shares of Acquiror Stock deliverable pursuant to Sections 2.1(a) and 2.1(b) shall be increased such that the sum of the value of the aggregate Stock Merger Consideration (excluding shares of Acquiror Stock issued to Persons who have exercised Option Securities since January 1, 1997) and the Preferred Stock Merger Consideration (based on such closing price and after giving effect to the decrease in the cash consideration contemplated by this Section 2.6) equals the Threshold Percentage of the Aggregate Consideration Amount, and (ii) the Cash Merger Consideration and Preferred Cash Merger Consideration, respectively, shall be reduced by an amount equal to the product of (A) the number of such additional shares of Acquiror Stock and (B) the Determination Price (calculated without giving effect to the first proviso in the definition of Determination Price).

     Section 2.7. Standstill.

     (a) Until the earlier of (i) the first anniversary of the Effective Time or
(ii) the date on which a Transfer (as such term is defined in Exhibit 2.7 hereto) may be effected in a manner that Acquiror reasonably determines does not adversely affect the tax-free nature of the Merger under Section 368(a) of the Code, except as permitted by Acquiror's Restated By-Laws, any Person who receives or is entitled to receive at or after the Effective Time any shares of Acquiror Stock pursuant to Section 2.1 shall not Transfer, and Acquiror shall not be required to register the Transfer of, the shares of Acquiror Stock issued to such Person in the Merger.

     (b) Each certificate representing shares of Acquiror Stock issued pursuant to the Merger shall bear the following legend:

     "The shares represented by this certificate may not be transferred prior to [the first anniversary date of the Effective Time to be inserted] except as otherwise permitted by the Restated By-Laws of the Corporation. A copy of the Restated By-Laws of the Corporation will be furnished without charge upon written request addressed to the Corporation at 745 Atlantic Avenue, Boston, Massachusetts 02111,
     Attention: Chief Executive Officer."

     (c) In order to implement the provisions of this Section 2.7, the Restated By-Laws of Acquiror shall be amended on or prior to the Closing Date to include the provisions as to the limitations on the transferability of the Acquiror Stock set forth in Exhibit 2.7 hereto.

     (d) Notwithstanding the foregoing, the provisions of this Section 2.7 shall not apply to any Person who receives shares of Acquiror Stock as a result of the application of Section 5.10(a) or to the certificates representing such shares.

                                  ARTICLE 3.


              REPRESENTATIONS AND WARRANTIES OF THE ARCUS PARTIES

     Each of the Arcus Parties hereby represents and warrants to, and in respect of Sections 3.16 and 3.22 represents, warrants and covenants to, and agrees with, Acquiror as follows:

     Section 3.1. Organization and Qualification; Power and Authority; Effect of Transaction.

   (a) The Company:

     (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has no direct Subsidiaries other than UAC,

     (ii) has all requisite power and corporate authority to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted, and to the Arcus Parties' knowledge, except as set forth in Section 3.1(a)(ii) of the Disclosure Schedule, has in full force and effect all material Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business,

     (iii) is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction (a true and correct list of which is set forth in Section 3.1(a)(iii) of the Disclosure Schedule) in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure to so qualify or to maintain such authorizations could not reasonably be expected to have an Adverse Effect on the Arcus Entities, and

     (iv) is, and at all times since its formation has been, a corporation whose sole purpose is to hold assets (including ownership interests in Subsidiaries or other entities controlled by it), and is not now conducting, and at all times since its formation has not conducted, any business operations other than through its Subsidiaries or other entities controlled by it and other than incidental, nonmaterial operations relating to other assets held by it.

   (b) UAC:

     (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; each Subsidiary of UAC listed in
   Section 3.1(b) of the Disclosure Schedule is duly organized, validly existing and in good standing under the laws of its respective state of incorporation,

     (ii) and each of its Subsidiaries has all requisite power and corporate authority to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted, and, to the Arcus Parties' knowledge, except as set forth in Section 3.1(b)(ii) of the Disclosure Schedule, has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business, and

     (iii) and each of its Subsidiaries is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction (a true and correct list of which is set forth in Section 3.1(b)(iii) of the Disclosure Schedule) in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure to so qualify or to maintain such authorizations could not reasonably be expected to have an Adverse Effect on the Arcus Entities.

     (c) Each of the Arcus Parties has all requisite power and corporate authority and has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Merger and the Transactions, and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action (other than that of the stockholders of the Arcus Parties). This Agreement has been duly executed and delivered by each Arcus Party and, subject to the affirmative vote of the stockholders of the Arcus Parties referred to below, constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions, when executed and delivered by an Arcus Party or an Affiliate of an Arcus Party will constitute, legal, valid and binding obligations of such Arcus Party or such Affiliate, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity (the "Enforceability Exceptions"). Schedule C hereto sets forth the affirmative votes, actions by written consent or other actions required of the holders of any class or series of the capital stock of the Arcus Parties necessary to approve this Agreement, the Merger and the Transactions under Applicable Law and the Arcus Parties' Organic Documents. Neither the provisions of Section 203 of the DGCL nor the provisions of Section
78.411 of the NRS will apply to this Agreement, the Merger or the Transactions.



     (d) Except as set forth in Section 3.1(d) of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by any Arcus Parties or any of the other parties hereto or thereto which is Affiliated with the Arcus Parties:


     (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of any Arcus Party or their respective Subsidiaries or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of any Arcus Party or any of their respective Subsidiaries,


     (ii) will result in or permit the creation or imposition of any material Lien upon any property now owned or leased by any Arcus Entity or any such other party, or


     (iii) will require any Governmental Authorization or Governmental Filing or Private Authorization, except pursuant to the HSR Act or as otherwise set forth on Schedule C hereto.


     Section 3.2. Financial and Other Information.


     (a) The Arcus Parties have heretofore furnished to Acquiror copies of the consolidated financial statements of the Arcus Parties, as listed in Section 3.2(a) of the Disclosure Schedule (the "Financial Statements"). The Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein or in Section 3.2(a) of the Disclosure Schedule, and fairly present the financial condition and results of operations of such entities and their respective Subsidiaries, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby and include, in the case of unaudited financial statements, all material adjustments and accruals consistent with those included in the audited financial statements.


     (b) Except as set forth in Section 3.2(b) of the Disclosure Schedule, neither the Disclosure Schedule, the Financial Statements, this Agreement nor any Collateral Document, including the information memorandum prepared by Donaldson, Lufkin & Jenrette Securities Corporation dated May 1997, furnished or to be furnished by or on behalf of the Arcus Parties or any of their stockholders pursuant to this Agreement or any Collateral Document executed or required to be executed by or on behalf of the Arcus Parties or their stockholders to consummate the Merger and the Transactions, taken as a whole, contained on the date delivered or will contain when delivered any untrue statement of a material fact or omitted on the date delivered or will omit when delivered to state a material fact required to be stated in such documents by their terms or necessary in order to make the statements contained herein or therein not misleading and, to the Arcus Parties' knowledge, all such Collateral Documents, taken as a whole, are on the date delivered and will be when delivered true, correct and complete.


     (c) As of the date hereof, a true and correct list of all Subsidiaries of each of the Arcus Parties is set forth in Section 3.2(c) of the Disclosure Schedule. None of the Arcus Parties own any capital stock or equity or other beneficial ownership interest in any other Entity or enterprise, however organized and however such interest may be denominated or evidenced, except as set forth in Section 3.2(c) of the Disclosure Schedule.


     (d) The copies of the Organic Documents and all amendments thereto of each of the Arcus Entities that have been delivered to Acquiror are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of each of the Arcus Entities (other than the Company and UAC) for the period January 1, 1992 to the date hereof and the minute books of each of the Company and UAC for the period January 1, 1993 to the date hereof, copies of which have been made available to Acquiror, contain accurate minutes of all actions taken at all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of each of the Arcus Entities during such periods (except as set forth in Section 3.2(d) of the Disclosure Schedule and except to the extent any such minutes have not yet been approved by the Board of Directors of any such Arcus Entity).



     Section 3.3. Changes in Condition. Since the applicable Balance Sheet Date, except to the extent described in Section 3.3 of the Disclosure Schedule, there has been no Adverse Change in the Arcus Entities. There is no Event known to the Arcus Parties which Adversely Affects or could reasonably be expected to Adversely Affect the Arcus Entities, except for changes in general economic conditions or the industries in which the Arcus Entities operate and to the extent set forth in Section 3.3 of the Disclosure Schedule.


     Section 3.4. Liabilities. At the applicable Balance Sheet Date, none of the Arcus Entities had any obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in such balance sheet, or the notes thereto, and since such date none of the Arcus Entities has incurred any such obligations or liabilities, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of the Arcus Entities, which do not, and could not reasonably be expected to, in the aggregate, Adversely Affect the Arcus Entities, except to the extent set forth in Section 3.4 of the Disclosure Schedule. None of the Arcus Entities has Guaranteed or is otherwise primarily or secondarily liable in respect of any obligation or liability of any other Person (other than a Subsidiary), except for endorsements of negotiable instruments for deposit in the ordinary course of business, consistent with prior practice, or as disclosed in the most recent balance sheet, or the notes thereto, forming part of the Financial Statements or in Section 3.4 of the Disclosure Schedule.


     Section 3.5. Title to Properties; Leases.


     (a) Each of the Arcus Entities has good legal, marketable and insurable title, with respect to all real property owned (in fee simple), good title with respect to all real property leased (in leasehold) reflected as an asset on the most recent balance sheet forming part of the Financial Statements, or held by any such Arcus Entity for use in its business, if not so reflected, and good indefeasible and merchantable title to all other assets, tangible and intangible, reflected on such balance sheet, or (excluding leased real estate) held by any such Arcus Entity for use in its business if not so reflected, or purported to have been acquired by such Arcus Entity since such date, except inventory sold or depleted, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with past practice of the Arcus Entities, free and clear of all Liens, except such as are reflected in the most recent balance sheet, or the notes thereto, forming part of the Financial Statements or set forth in Section 3.5(a) of the Disclosure Schedule. Except for financing statements evidencing Liens referred to in the preceding sentence (a true, correct and complete list and description of which is set forth in Section 3.5(a) of the Disclosure Schedule), to the Arcus Parties' knowledge, no financing statements under the Uniform Commercial Code and no other filing which names any Arcus Entity as debtor or which covers or purports to cover any of the property of the Arcus Entities is on file in any state or other jurisdiction, and no Arcus Entity has signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. Each Lease or other occupancy or other agreement under which any Arcus Entity holds real or personal property has been duly authorized, executed and delivered by such Arcus Entity and, to the Arcus Parties' knowledge, by each of the parties thereto; each such Lease is a legal, valid and binding obligation of such Arcus Entity and, to the Arcus Parties' knowledge, of each other party thereto, enforceable in accordance with its terms subject to the Enforceability Exceptions. Each of the Arcus Entities has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any real property or tangible personal property, none of which contains any provision which would impair in any material respect such Arcus Entity's ability to use such property as it is currently used by such Arcus Entity, except as described in Section 3.5(a) of the Disclosure Schedule. To the Arcus Parties' knowledge, except as disclosed in
Section 3.5(a) of the Disclosure Schedule, all of such Leases are valid and subsisting and in full force and effect; and neither the Arcus Entities nor, to the Arcus Parties' knowledge, any other party thereto, is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease.

     (b) Section 3.5(b) of the Disclosure Schedule contains a true, correct and complete description of all real estate owned or leased by the Arcus Entities and all Leases. To the Arcus Parties' knowledge, except as disclosed in Section 3.5(b) of the Disclosure Schedule, the real property (other than land), fixtures, fixed assets and machinery and equipment are in a state of good repair and maintenance and are in good operating condition, reasonable wear and tear excepted.

     (c) Except as set forth in Section 3.5(c) of the Disclosure Schedule, all real property owned or leased by the Arcus Entities conforms to and complies with, in all material respects, all applicable title covenants, conditions, restrictions and reservations and all applicable zoning, wetland, land use and other Applicable Laws.

     (d) The Arcus Parties have no knowledge of any public plans or proposals for changes in road grade, access or other municipal improvements which would materially and adversely affect the real property owned or leased by the Arcus Entities or result in any assessment against the real property owned or leased by the Arcus Parties or the ownership thereof, and, to the Arcus Parties' knowledge, no ordinance authorizing improvements, the cost of which might be assessed against any of the Arcus Entities or the real property owned or leased by the Arcus Entities, is pending or contemplated.

     (e) There is no condemnation or eminent domain proceeding, or proceeding in lieu thereof, pending as to which any of the Arcus Entities has been served with process or written notice or threatened in writing relating to any material part of the real property owned by the Arcus Entities. To the Arcus Parties' knowledge, there are no boundary claims made by any adjoining land owner against any portion of the real property owned by the Arcus Entities, the presence of which, singly or in the aggregate, would be reasonably likely to have an Adverse Effect on the Arcus Entities.

     (f) Except as set forth in Section 3.5(f) of the Disclosure Schedule, to the Arcus Parties' knowledge, there are no facts or conditions that could result in the termination of the present access from the real property owned or leased by the Arcus Entities to any existing highways, streets or roads, or in the termination or expiration of any conditional use permits, tentative tract maps, sign permits or similar governmental permits or approvals necessary for the ownership, development and/or operation of the real property owned or leased by the Arcus Entities. Except as set forth in Section 3.5(f) of the Disclosure Schedule, to the Arcus Parties' knowledge, there are no geological conditions, other than generally known earthquake fault lines, affecting the real property owned or leased by the Arcus Entities that could materially and adversely affect the real property owned or leased by the Arcus Entities or the ownership, operation and/or development thereof.

     Section 3.6. Compliance with Private Authorizations. Section 3.6 of the Disclosure Schedule sets forth, to the Arcus Parties' knowledge, a true, correct and complete list and description of each Private Authorization which individually is material to the Arcus Entities. The Arcus Entities have obtained all Private Authorizations which are necessary for the ownership by the Arcus Entities of their properties and the conduct of their business as now conducted or as presently proposed to be conducted or which, if not obtained and maintained, could, singly or in the aggregate, reasonably be expected to Adversely Affect the Arcus Entities. Except as set forth in Section 3.6 of the Disclosure Schedule, (i) each Private Authorization which individually is material to the Arcus Entities is, to the Arcus Parties' knowledge, in full force and effect, (ii) none of the Arcus Entities is in breach or violation of, or is in default in the performance, observance or fulfillment of, any Private Authorization, and (iii) no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Private Authorization, except for such defaults, breaches or violations as do not and could not reasonably be expected to, in the aggregate, have any Adverse Effect on the Arcus Entities. No material Private Authorization is the subject of any pending or, to the Arcus Parties' knowledge, threatened attack, revocation or termination.

   Section 3.7. Compliance with Governmental Authorizations and Applicable
   Law.

   (a) Section 3.7(a) of the Disclosure Schedule contains a description of:

     (i) all Legal Actions which are pending in which any of the Arcus Entities is engaged, or which involve the business, operations or properties of any of the Arcus Entities or, to the Arcus Parties' knowledge, which are threatened or contemplated against, any of the Arcus Entities or any of their respective business, operations or properties; and

     (ii) to the Arcus Parties' knowledge, each material Governmental Authorization to which the Arcus Entities are subject and which relates to the business, operations, properties, condition (financial or other), or results of operations of the Arcus Entities, all of which are in full force and effect, except as set forth in Section 3.7(a)(ii) of the Disclosure Schedule.

     (b) Each of the Arcus Entities has obtained all Governmental Authorizations which are necessary for the ownership or use of its properties and the conduct of its business as now conducted or as presently proposed to be conducted by the Arcus Entities or which, if not obtained and maintained, could singly or in the aggregate reasonably be expected to have any Adverse Effect on the Arcus Entities. No material Governmental Authorization is the subject of any pending or, to the Arcus Parties' knowledge, threatened attack, revocation or termination and, to the Arcus Parties' knowledge, all material Governmental Authorizations are in full force and effect. Except as set forth in Section 3.7(b) of the Disclosure Schedule, none of the Arcus Entities is in material breach or violation of, or in default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not and could not reasonably be expected to have in the aggregate any Adverse Effect on the Arcus Entities.

     (c) Except as set forth in Section 3.7(c) of the Disclosure Schedule, the matters, if any, referred to in Section 3.7(a) or 3.7(b) of the Disclosure Schedule, if adversely determined against any of the Arcus Entities, could not reasonably be expected to have an Adverse Effect on the Arcus Entities, except to the extent set forth in the Disclosure Schedule.

     Section 3.8. Intangible Assets. To the Arcus Parties' knowledge, Section
3.8 of the Disclosure Schedule sets forth a true, accurate and complete description of all material Intangible Assets held or used by the Arcus Entities, including without limitation the nature of the Arcus Entities' interest in each and the extent to which the same have been duly registered in the offices as indicated therein, but excluding general contract rights or other rights or remedies under contracts or other instruments in favor of any of the Arcus Entities. Each Arcus Entity owns or possesses or otherwise has the right to use all Intangible Assets necessary for the present and planned future conduct of its business, except where the failure to so own, possess or have the right to use could not individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Arcus Entities. Except as set forth in Section
3.8 of the Disclosure Schedule, each Arcus Entity possesses all proprietary rights in or has a valid license to the principal software used in operating and conducting its business and, other than in the case of software generally available in the market, no other Person has any rights therein or with respect thereto.

     Section 3.9. Related Transactions. Section 3.9 of the Disclosure Schedule sets forth a true, correct and complete description of any Contractual Obligation or transaction, whether now existing or existing during the period covered by the most recent audited Financial Statements, between the Arcus Entities and any Affiliate thereof (other than reasonable compensation for services as officers, directors and employees and reimbursement for out-of-pocket expenses reasonably incurred in support of the Arcus Entities' businesses), including without limitation any providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Affiliate.

     Section 3.10. Insurance.

     (a) Section 3.10(a) of the Disclosure Schedule lists all insurance policies maintained by the Arcus Entities and includes the insurers' names, policy numbers, expiration dates, risks insured against, amounts of coverage, the annual premiums, exclusions, deductibles and self-insured retention and describes in reasonable detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by the Arcus Entities or imposed upon each Arcus Entity by any such insurers, as well as any self-insurance program that is in effect.

     (b) No Arcus Entity is in breach or violation of or in default under any such policy, and all premiums due thereon have been paid, and each such policy or a comparable replacement policy will continue to be in force and effect up to and including the Closing Date.

     Section 3.11. Tax Matters.

     (a) Except as set forth in Section 3.11(a) of the Disclosure Schedule, each Arcus Entity has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Returns and all other governmental charges and assessments received to date. The Tax Returns of each Arcus Entity have been prepared in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied. All Taxes which each Arcus Entity is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Except as set forth in Section 3.11(a) of the Disclosure Schedule, no Arcus Entity has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of any Arcus Entity for the fiscal years prior to and including the most recent fiscal year. Except as set forth in Section 3.11(a) of the Disclosure Schedule, adequate provision has been made on the most recent balance sheet forming part of the Financial Statements for all Taxes of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and to the knowledge of the Arcus Parties there are no transactions or matters or any basis which might or could result in additional Taxes of any nature to any Arcus Entity for which an adequate reserve has not been provided on such balance sheet. No Arcus Entity is a "consenting corporation" within the meaning of Section 341(f) of the Code. Each Arcus Entity has at all times been taxable as a Subchapter C corporation under the Code, except as otherwise set forth in Section 3.11(a) of the Disclosure Schedule. No Arcus Entity has ever been a member of any consolidated group (other than exclusively with the Arcus Parties and their former Subsidiaries) for Tax purposes, except as set forth in Section 3.11(a) of the Disclosure Schedule.

     (b) Except as set forth in Section 3.11(b) of the Disclosure Schedule, each Arcus Entity has paid all Taxes which have become due pursuant to its Returns and has paid all installments (to the extent required to avoid material underpayment penalties) of estimated Taxes due and payable.

     (c) From the end of its most recent fiscal year to the date hereof, no Arcus Party has made any payment on account of any Taxes except regular payments required in the ordinary course of business, consistent with prior practice, with respect to current operations or property presently owned.

     (d) The information shown on the Federal income Tax Returns of each Arcus Entity, to the extent any such Tax Return remains open pursuant to the applicable statute of limitations, is true, correct and complete and fairly and accurately reflects the information purported to be shown. True, correct and complete copies of the Tax Returns set forth in Section 3.11(d) of the Disclosure Schedule have been furnished by the Arcus Parties to Acquiror. Federal and state income Tax Returns of each Arcus Entity have been examined or audited by the IRS or applicable state, local, foreign or other Authority through the taxable periods set forth in Section 3.11(d) of the Disclosure Schedule and, except to the extent set forth in Section 3.11(d) of the Disclosure Schedule, all Federal and State income Tax Returns of the Arcus Entities are closed pursuant to the applicable statute of limitations and there are no open, pending or threatened Tax-related proceedings, audits, examinations, assessments, asserted deficiencies or claims for additional Taxes with respect to any Arcus Entity, except as shown in Section 3.11(d) of the Disclosure Schedule. Except as shown in Section 3.11(d) of the Disclosure Schedule, there are no current revenue agents' reports or any other assertions of unpaid or unresolved deficiencies or other liabilities for Taxes (including any reports, statements, summaries and other communications or assertions or claims of unpaid or unresolved deficiencies or other liabilities) with respect to any Arcus Entity.

     (e) Except as set forth in Section 3.11(e) of the Disclosure Schedule, no Arcus Party is a party to any tax sharing agreement or arrangement.

     (f) No Arcus Party is, or within five (5) years of the date hereof has been, a "United States real property holding corporation" as defined in Section 897 of the Code.

     Section 3.12. ERISA.

     (a) No Arcus Entity (which for purposes of this Section 3.12 shall include any ERISA Affiliate with respect to any Plan subject to Title IV of ERISA) contributes to any Plan or sponsors any Plan or Benefit Arrangement and, no Arcus Entity has contributed to or sponsored any Plan or Benefit Arrangement, except (i) as set forth in Section 3.12(a) of the Disclosure Schedule or (ii) as would not result in any liability to an Arcus Entity. As to all Plans and Benefit Arrangements listed in Section 3.12(a) of the Disclosure Schedule, and except as disclosed in such Section 3.12(a) of the Disclosure Schedule:

     (i) all such Plans and Benefit Arrangements comply and have been administered in all material respects in form and in operation with all Applicable Laws, and the Arcus Entities have not received any outstanding notice from any Authority questioning or challenging such compliance;

     (ii) all such Plans maintained or previously maintained by the Arcus Entities that are or were intended to comply with Section 401 of the Code comply and complied in all material respects in form and in operation with all applicable requirements of such Section, and, except as set forth in
   Section 3.12(a)(ii) of the Disclosure Schedule, a favorable determination letter has been received from the Internal Revenue Service with respect to each such Plan, or the sponsor of the Plan is entitled to rely on a favorable determination opinion letter issued to the prototype sponsor by the Internal Revenue Service with respect to each such Plan and no event has occurred which will or could reasonably be expected to give rise to disqualification of any such Plan under such Section or to a tax under Section 511 of the Code;

     (iii) none of the assets of any such Plan are invested in employer securities or employer real property;

     (iv) the Arcus Entities have not engaged in nor, to the Arcus Parties' knowledge, have there been, any "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any such Plan;

     (v) there have been no acts or omissions by the Arcus Entities which have given rise to or may reasonably be expected to give rise to material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code for which the Arcus Entities may be liable;

     (vi) there are no Claims (other than routine claims for benefits) pending or, to the Arcus Parties' knowledge, threatened involving such Plans or the assets of such Plans, except as set forth on Section 3.12(a)(vi) of the Disclosure Schedule;

     (vii) no such Plan is subject to Title IV of ERISA, or if subject, there have been no "reportable events" (as described in Section 4043 of ERISA) as to which there is any material risk of termination of such Plan, and no steps have been taken to terminate any such Plan;

     (viii) to the extent that the most recent balance sheets forming part of the Financial Statements do not include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the plan years which include the Closing Date, such amounts are set forth in Section 3.12(a)(viii) of the Disclosure Schedule;

     (ix) neither the Arcus Entities nor any of their directors, officers, employees or any other fiduciary have committed any breach of fiduciary responsibility imposed by ERISA that would subject the Arcus Entities or any of their directors, officers or employees to liability under ERISA;

     (x) no such Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently completed fiscal year of such Plan;

     (xi) no material liability to the PBGC has been or is expected by the Arcus Entities to be incurred by the Arcus Entities with respect to any such Plan, and there has been no event or condition which presents a material risk of termination of any such Plan by the PBGC;

     (xii) except as set forth in Section 3.12(a)(xii) of the Disclosure Schedule (which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two (2) years) and pursuant to the provisions of COBRA, which provisions have been complied with in all material respects, the Arcus Entities do not maintain any Plan that provides benefits described in Section 3(1) of ERISA to any former employees or retirees of the Arcus Entities;

     (xiii) the Arcus Entities have made available to Acquiror a copy of the two most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Plan (and the two (2) most recent actuarial valuation reports for each Plan, if any, that is subject to Title IV of ERISA), and all information provided by the Arcus Entities to any actuary in connection with the preparation of any such actuarial valuation report was true, correct and complete in all material respects; and

     (xiv) the Arcus Entities have delivered to Acquiror correct and complete copies of all Plans and Benefit Arrangements which, as of the Closing Date, are sponsored by any Arcus Entity, or to which any of the Arcus Entities contribute, and, where applicable, each of the following documents with respect to such plans: (i) any amendments; (ii) any related trust documents;
   (iii) the most recent summary plan descriptions and summaries of material modifications; and (iv) written communications to employees to the extent the substance of the Plans and Benefit Arrangements described therein differ materially from the other documentation furnished under this clause.

     (b) The Arcus Entities have not and have never been party to any Multiemployer Plan or made contributions to any such plan.

     Section 3.13. Authorized and Outstanding Capital Stock.

     (a) As of the date hereof, the authorized and outstanding capital stock, Option Securities and Convertible Securities of each Arcus Entity is as set forth in Section 3.13(a) of the Disclosure Schedule. All shares of such outstanding capital stock have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to any preemptive or similar rights. Except as set forth in Section 3.13(a) of the Disclosure Schedule or contemplated by Schedule C hereto, (i) there is neither outstanding nor has any Arcus Entity agreed to grant or issue any shares of its capital stock or any Option Security or Convertible Security, and (ii) no Arcus Entity is a party to and no Arcus Entity is bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security. Between the date hereof and the Closing, except as set forth in Section 3.13(a) of the Disclosure Schedule or contemplated by Schedule C hereto, no Arcus Entity will issue, sell or purchase or agree to issue, sell or purchase any capital stock or any Option Security or Convertible Security of any Arcus Entity, except to the extent required pursuant to the terms hereof. All of the issued and outstanding shares of capital stock and any Option Security or Convertible Security of each Arcus Entity were sold or granted, as applicable, in compliance with the Securities Act, the Exchange Act and applicable state securities laws.


     (b) As of the date hereof, (i) Option Securities to acquire 217,390 shares of UAC Common Stock are outstanding under UAC's 1995 Stock Option Plan (the "UAC Option Plan"), all of which are currently vested, none of which Option Securities is currently exercisable and of which the Minimum Exercise Number will be exercisable as of the Effective Time; and (ii) 42,610 shares of UAC Common Stock are reserved for future issuance pursuant to Option Securities which may be granted under the UAC Option Plan. UAC has duly complied in all material respects with all of the terms and conditions of the UAC Option Plan and no amendment, modification or other revision to the UAC Option Plan or any related option award agreement which required the consent or approval of a holder of an Option Security has been made unless, in each case, such consent or approval was duly obtained. All shares of UAC capital stock subject to issuance under an Option Security will be, upon issuance on the terms and conditions specified in such Option Security, validly issued, fully paid and nonassessable.


     (c) As of the date hereof, (i) Option Securities to acquire 409,980 shares of ATSI Common Stock are outstanding under ATSI's 1995 Stock Option Plan (the "ATSI Option Plan"), none of which Option Securities is currently exercisable and the vesting schedule for which, except as may be provided pursuant to
Section 5.10, is
as set forth in Schedule 3.13(d) of the Disclosure Schedule; and (ii) 45,020 shares of ATSI Common Stock are reserved for future issuance pursuant to Option Securities which may be granted under the ATSI Option Plan. The UAC Option Plan, the ATSI Option Plan and the ZDC Warrant constitute the only plans or arrangements pursuant to which Option Securities or Convertible Securities are currently outstanding. Other than as set forth in Section 3.13(c) of the Disclosure Schedule and except as provided in Section 5.10 hereof, neither the execution and delivery of this Agreement nor the consummation of the Merger or the Transactions are events which will cause an acceleration of the exercise or vesting schedule of any Option Security of ATSI. ATSI has duly complied in all material respects with all of the terms and conditions of the ATSI Option Plan and no amendment, modification or other revision to the ATSI Option Plan or any related option award agreement which required the consent or approval of a holder of an Option Security of ATSI has been made unless, in each case, such consent or approval was duly obtained. All shares of ATSI capital stock subject to issuance under an Option Security of ATSI will be, upon issuance on the terms and conditions specified in such Option Security, validly issued, fully paid and nonassessable.


     (d) As of the date hereof, all of the outstanding capital stock of each Arcus Entity is owned of record as set forth in Section 3.13(d) of the Disclosure Schedule and all of the outstanding Option Securities and Convertible Securities of each Arcus Entity are owned of record by the Persons as set forth in Section 3.13(d) of the Disclosure Schedule, and are in each case, to the Arcus Parties' knowledge in the case of capital stock owned by a party other than an Arcus Entity, free and clear of all Liens, except as set forth in
Section 3.13(d) of the Disclosure Schedule, and, to the Arcus Parties' knowledge, except as set forth in Section 3.13(d) of the Disclosure Schedule or as contemplated by Schedule C hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any stockholder is a party relating to the pledge, disposition or voting of any shares of the Company Stock that are owned by such stockholder, and there are no voting trusts or voting agreements with respect to such shares.


     Section 3.14. Employment Arrangements.


     (a) No Arcus Entity has any obligation or liability, contingent or other, under any Employment Arrangement, other than those listed or described in
Section 3.14(a) of the Disclosure Schedule. No Arcus Entity is now or during the past five (5) years has been subject to or involved in or, to the Arcus Parties' knowledge, threatened with any union elections, petitions therefor or other union organizing activities, except as described in Section 3.14(a) of the Disclosure Schedule. None of the employees of the Arcus Entities is now, or during the past five (5) years has been, in his or her capacity as an Arcus Entity employee, represented by any labor union or other employee collective bargaining organization or is party to any labor or other collective bargaining agreement, and there are no pending grievances, disputes or controversies with any labor union or any other employee collective bargaining organization of such employees, or, to the Arcus Parties' knowledge, threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any labor union or other such organization, except as set forth in Section 3.14(a) of the Disclosure Schedule. The Arcus Entities have performed all obligations required to be performed under all Employment Arrangements and are not in material breach or violation of or in default or arrears under any of the terms, provisions or conditions thereof, except as set forth in Section 3.14(a) of the Disclosure Schedule.

     (b) Except as set forth in Section 3.14(b) of the Disclosure Schedule, no employee of any Arcus Entity will accrue or receive or is entitled to accrue or receive additional benefits, service or accelerated rights to payments of benefits, whether under any Employment Arrangement or otherwise, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of this Agreement, the Merger or the Transactions.

     Section 3.15. Material Agreements. To the Arcus Parties' knowledge, listed on Section 3.15 of the Disclosure Schedule are all Material Agreements (other than customer contracts) relating to the ownership or operation of the business and property of the Arcus Entities presently held or used by the Arcus Entities or to which any of the Arcus Entities is a party or to which they or any of their property is subject or bound. True, complete and correct copies of each of the Material Agreements have been made available to or furnished by the Arcus Parties to Acquiror (or true, complete and correct descriptions thereof have been set forth in Section 3.15 of the Disclosure Schedule, if any such Material Agreements are oral). All of the Material Agreements are valid, binding and legally enforceable obligations of the Arcus Entities and, to the Arcus Parties' knowledge, of each other party thereto (subject to the Enforceability Exceptions). The Arcus Entities are validly and lawfully operating their business and owning their property under each of the Material Agreements. The Arcus Entities have duly complied in all material respects with all of the terms and conditions of each Material Agreement and have not done or performed, or failed to do or perform (and, to the knowledge of the Arcus Parties, there is no pending or threatened Claim that any of the Arcus Entities, as the case may be, has not so complied, done and performed or fail to do and perform) any act the effect of which would be to invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of the Arcus Entities, as the case may be, under any of the Material Agreements.

     Section 3.16. Ordinary Course of Business.

     (a) The Arcus Parties, from July 31, 1997 to the date hereof, and until the Closing Date, except (i) as may be described on Section 3.16(a) of the Disclosure Schedule, (ii) as may be required or expressly contemplated by the terms of this Agreement (including without limitation Schedule C hereto and Section 3.22 hereof), (iii) as may be reflected in the Financial Statements, or
(iv) as may be consented to by Acquiror, which consent shall not be unreasonably withheld or delayed:

     (i) have operated, and will continue to operate, their businesses in the normal, usual and customary manner in the ordinary course of business, consistent with prior practice;

     (ii) have not sold or otherwise disposed of, or contracted to sell or otherwise dispose of, and will not sell or otherwise dispose of or contract to sell or otherwise dispose of, any of their properties or assets, other than in the ordinary course of business;

     (iii) except in each case in the ordinary course of business, consistent with prior practice:

       (A) have not incurred and will not incur any obligations or liabilities (fixed, contingent or other);

       (B) have not entered and will not enter into any commitments; and

       (C) have not cancelled and will not cancel any debts or claims;

     (iv) have not made or committed to make, and will not make or commit to make, any additions to their property or any purchases of machinery or equipment, except in the ordinary course of business, consistent with past practice; provided, however, that the Arcus Entities shall continue to make capital expenditures consistent with past practice in an amount equal to not less than 80% of the amount provided therefor in their respective capital budgets;

     (v) have not discharged or satisfied, and will not discharge or satisfy, any Lien and have not paid and will not pay any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, consistent with prior practice, and commitments under Leases existing on that date or incurred since that date in the ordinary course of business or repaying or prepaying long-term indebtedness or the current portion thereof;

     (vi) have not created or permitted to be created, and will not create or permit to be created any material Lien on any of their tangible property;

     (vii) except in the ordinary course of business, have not transferred or created, or permitted to be created, and will not transfer or create, or permit to be created, any Lien on any Intangible Assets;


     (viii) except in the ordinary course of business, consistent with prior practice, have not increased and will not increase the compensation payable or to become payable to any of their directors, officers, employees, advisers, consultants, salesmen or agents or otherwise alter, modify or change the terms of their employment or engagement;


     (ix) have not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

     (x) have not waived, and will not waive, any rights of material value without fair and adequate consideration;

     (xi) have not entered into, amended or terminated and will not enter into, amend or terminate any Lease, Private Authorization, Governmental Authorization, Material Agreement or Employment Arrangement or any Contractual Obligation or transaction with any Affiliate, except for terminations in the ordinary course of business, consistent with prior practice, in accordance with the terms thereof;

     (xii) have not amended or terminated and will not amend or terminate (other than to increase coverage), and have kept and will keep in full force and effect including without limitation renewing to the extent the same would otherwise expire or terminate, all insurance policies and coverage;

     (xiii) have not amended and will not amend any provision of their Organic Documents;

     (xiv) have not issued and will not issue any additional shares of capital stock (other than the issuance of shares in accordance with the terms of Option Securities outstanding on the date hereof, or except as set forth in
   Section 3.13(a), 3.13(b), 3.13(c) or 3.13(d) of the Disclosure Schedule) or any Option Securities or Convertible Securities and have not entered, and will not enter into any agreement to do the same;

     (xv) have not entered into and will not enter into any other transaction or series of related transactions which individually or in the aggregate is material to the Arcus Entities, except in the ordinary course of business; and

     (xvi) have maintained and will continue to maintain their policies regarding collection of accounts receivable and payment of accounts payable consistent with prior practice.

     (b) Except as set forth in Section 3.16(b) of the Disclosure Schedule, from the end of its most recent fiscal year to the date hereof, none of the Arcus Entities has, nor on or prior to the Closing Date will any of them have, declared, made or paid, or agreed to declare, make or pay, any Distribution (other than Distributions made in connection with the Reorganization which are expressly set forth in Schedule C hereto and Distributions paid only to an Arcus Entity).

     (c) The Arcus Parties shall cause each other Arcus Entity which is not a party to this Agreement to comply with the terms and provisions of this Section 3.16.

     Section 3.17. Bank Accounts, Etc. Section 3.17 of the Disclosure Schedule contains a true and correct and complete list as of the date hereof of all banks, trust companies, savings and loan associations and brokerage firms in which the Arcus Entities have an account or a safe deposit box and the names of all Persons authorized to draw thereon, to have access thereto, or to authorize transactions therein, the names of all Persons, if any, holding powers of attorney from the Arcus Entities and a summary statement as to the terms thereof.

     Section 3.18. Adverse Restrictions. To the Arcus Parties' knowledge, the Arcus Entities are not a party to or subject to, nor is any of their property subject to, any Applicable Law, Governmental Authorization, Contractual Obligation, Employment Arrangement, Material Agreement or Private Authorization, or any other obligation or restriction of any kind or character, or any aggregation thereof, which impairs in any material respect the Arcus Entities' ability to conduct their businesses as they are currently being conducted or which could reasonably be expected to have any Adverse Effect on the Arcus Entities, except as set forth in Section 3.18 of the Disclosure Schedule.


     Section 3.19. Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement, the Merger or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of the Arcus Entities (other than Donaldson, Lufkin & Jenrette Securities Corporation, whose fees and expenses will be paid out of the Expense Fund).

     Section 3.20. Environmental Matters.

   (a) Except as set forth in Section 3.20(a) of the Disclosure Schedule:

     (i) Each of the Arcus Entities is, and at all times since its organization has been, in compliance in all material respects with all applicable Environmental Laws and has not received written notice that it is potentially liable, has not received any written request for information or other correspondence concerning any site or facility, and, no Arcus Entity is a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

     (ii) no Arcus Entity has entered into or is otherwise bound by any consent decree, compliance order, or administrative order relating to Environmental Law;

     (iii) no Arcus Entity is in violation of any judgment, order, writ, injunction or decree of any final order relating to Environmental Law;

     (iv) (1) each Arcus Entity has obtained all material Environmental Permits and made all material Governmental Filings which are required to be filed by such Arcus Entity for the ownership of its property, facilities and assets and the operation of its businesses under all applicable Environmental Laws,
   (2) no Arcus Entity is the subject of any pending Legal Action nor has any Arcus Entity received any written notice threatening Legal Action, in each case involving a demand for damages or other potential liability in any amount with respect to material violations of applicable Environmental Law; and

     (v) no Arcus Entity has assumed or agreed to any obligation under any of its leases of real property to clean up any Hazardous Materials which exist on such property other than as a result of the Arcus Entities' operating and occupying such property.

   (b) Except as set forth in Section 3.20(b) of the Disclosure Schedule:

     (i) no Arcus Entity has disposed, released, buried or placed Hazardous Materials on, and, to the Arcus Parties' knowledge, no other disposal, release, burial or placement of Hazardous Materials has occurred on, any property or facility owned, leased, operated or occupied by any Arcus Entity during the period that such facilities and properties were owned, leased, operated or occupied by it or, to the knowledge of the Arcus Entities, at any other time; and

     (ii) to the Arcus Parties' knowledge, there has been no disposal, release, burial or placement of Hazardous Materials on any property which has resulted in or, to the Arcus Parties' knowledge, is likely to have resulted in contamination or the threat of contamination of or beneath any properties or facilities owned, leased, operated or occupied by the Arcus Entities; and

     (iii) no written notice has been received by any Arcus Entity and, to the Arcus Parties' knowledge, no Lien has arisen on its properties or facilities, in each case under Environmental Law.

     (c) Except as disclosed in Section 3.20(c) of the Disclosure Schedule, no Arcus Entity has installed, used or otherwise operated any above-ground or underground fuel storage tanks on property owned, leased, operated or occupied by it and, to the Arcus Parties' knowledge, no above-ground or underground fuel storage tanks exist on property owned, leased, operated or occupied by it.

     (d) Section 3.20(d) of the Disclosure Schedule sets forth all site assessments, audits or other investigations that have been conducted by or on behalf of the Arcus Entities as to environmental matters at any property owned, leased, operated or occupied by the Arcus Entities.

     Section 3.21. Customer Contracts. Except as set forth in Section 3.21 of the Disclosure Schedule, to the Arcus Parties' knowledge, substantially all of the Arcus Entities' data storage customers are parties to a customer contract which limits such Arcus Entity's liability in the event of loss, damage or destruction to (i) replacement value of media or (ii) a nominal dollar value per storage unit.

     Section 3.22. Reorganization. On or prior to the Closing Date, each of the Arcus Parties shall (i) cause UAC to merge with and into the Company with the Company continuing as the surviving corporation and ATSI to merge with and into the Company with the Company continuing as the surviving corporation, in each case substantially according to the procedure and on the terms described in Schedule A, Schedule B and Schedule C hereto and (ii) take the other actions called for by, and in accordance with the terms set forth on, Schedule C hereto.

     Section 3.23. Materiality. The matters and items excluded from the representations and warranties set forth in this Article by operation of the materiality exceptions and materiality qualifications contained in such representations and warranties, in the aggregate for all such excluded matters and items, could not reasonably be expected to be Adverse to the Arcus Entities.

     Section 3.24. Fairness Opinion. The Arcus Parties have received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, dated as of September 25, 1997, to the effect that, as of the date thereof, the aggregate consideration to be received by the holders of securities of the Company pursuant to this Agreement is fair to such holders from a financial point of view. A signed, true and complete copy of such opinion has been delivered to Acquiror.

     Section 3.25. Inapplicability of Specified Statutes. No Arcus Entity is a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended. No Arcus Entity is subject to regulation by the Federal Energy Regulatory Commission.

     Section 3.26. Bankruptcy Plan. The Company has previously filed a reorganization petition in the United States Bankruptcy Court, Southern District of Texas, Houston Division (the "Court") pursuant to 11 U.S.C. [sec] 101, et seq., and was the proponent of a Plan of Reorganization filed with the Court (the "Plan of Reorganization"), which Plan of Reorganization was filed on or about August 7, 1990. The Plan of Reorganization was confirmed by the Court, and has since been substantially consummated. Any and all disbursements required under the Plan of Reorganization have been made, and the Chapter 11 case has been closed. The Company has no further obligations or liabilities pursuant to the Plan of Reorganization or in its capacity as a debtor-in-possession.


                                  ARTICLE 4.


                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     Acquiror represents, warrants and covenants to, and agree with, the Arcus Parties as follows:

     Section 4.1. Organization and Qualification; Power and Authority; Effect of Transaction.

     (a) Acquiror: (i) is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, (ii) has all requisite power and corporate authority to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted, and to Acquiror's knowledge, except as set forth in Section 4.1(a)(ii) of the Acquiror Disclosure Schedule, has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business, and (iii) is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure to so qualify or to maintain such authorizations could not reasonably be expected to have an Adverse Effect.

     (b) Acquiror has all requisite power and authority (corporate and other) and has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Merger and the Transactions and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action (other than that of the stockholders of Acquiror). This Agreement has been duly executed and delivered by Acquiror and, subject to the affirmative vote of the stockholders of Acquiror referred to below, constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions, when executed and delivered by it will constitute, legal, valid and binding obligations of Acquiror, enforceable in accordance with their respective terms (subject to the Enforceability Exceptions). If a vote of the stockholders of Acquiror is required by Applicable Law or by Schedule D of the NASD ByLaws, the affirmative vote of the holders of a majority of the outstanding shares of Acquiror Stock are the only votes of the holders of any class or series of the capital stock of Acquiror necessary to approve this Agreement, the Merger and the Transactions under Applicable Law, Schedule D of the NASD ByLaws and Acquiror's Organic Documents.

     (c) Neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by Acquiror:

     (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of Acquiror or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of Acquiror,

     (ii) will result in or permit the creation or imposition of any Lien upon any property now owned or leased by Acquiror, or

     (iii) will require any Governmental Authorization or Governmental Filing or Private Authorization, except for the certificate of merger and related filings under the DGCL in connection with the Merger and the Transactions and as the Securities Act and applicable state securities laws may apply to compliance by Acquiror with the provisions of this Agreement relating to the Registered Stock and except pursuant to the HSR Act.

     Section 4.2. Changes in Condition. Since June 30, 1997, except to the extent specifically described in Section 4.2 of the Acquiror Disclosure Schedule, there has been no Adverse Change in Acquiror. There is no Event known to Acquiror which Adversely Affects, or could reasonably be expected to Adversely Affect, Acquiror except for changes in general economic conditions or the industries in which Acquiror and its Subsidiaries operate and to the extent set forth in Section 4.2 of the Acquiror Disclosure Schedule.

     Section 4.3. Capitalization of Acquiror. As of the date hereof, the authorized and outstanding capital stock, Option Securities and Convertible Securities of Acquiror is as set forth in Section 4.3 of the Acquiror Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. When issued to the Stockholders in connection with the Merger, the Acquiror Stock will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights.

     Section 4.4. SEC Filings; Financial Statements and Other Information.

     (a) Acquiror has filed all forms, reports and documents required to be filed by it with the SEC since January 30, 1996, and has heretofore made available to the Company, in the form filed with the SEC (including any exhibits thereto), (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, and June 30, 1997, (iii) its Current Report on Form 8-K dated June 12, 1997 relating to the acquisition of Safesite Records Management Corporation, as amended by its Current Report on Form 8- K/A dated August 26, 1997; (iv) its proxy statement relating to its 1997 meeting of stockholders, and (v) all other forms, reports and registration statements filed by it with the SEC since June 30, 1997 (the forms, reports and other documents referred to in clauses (i) through (v) above being referred to herein collectively as the "Acquiror SEC Reports"). The Acquiror SEC Reports and any forms, reports and other documents filed by Acquiror with the SEC after the date of this Agreement and until the Closing Date, (x) complied with or will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) Acquiror's financial statements ("Acquiror Financial Statements"), including in each case the notes thereto, contained in the Acquiror SEC Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, do not contain any untrue statement of a material fact or omit to state a material fact required by GAAP to be stated therein or necessary in order to make the statements contained therein not misleading, and fairly present the consolidated financial condition and results of operations of Acquiror and its Subsidiaries, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby and include, in the case of unaudited financial statements, all material adjustments and accruals consistent with those included in the audited financial statements.

     (c) As of the date hereof, a true and correct list of all Subsidiaries of Acquiror is set forth in Section 4.4(c) of the Acquiror Disclosure Schedule. Acquiror does not own any capital stock or equity or other beneficial ownership interest in any other Entity or enterprise, however organized and however such interest may be denominated or evidenced, except as set forth in Section 4.4(c) of the Acquiror Disclosure Schedule.

     (d) The copies of the Organic Documents and all amendments thereto of Acquiror and each of its Subsidiaries that have been delivered to the Arcus Parties are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of Acquiror and each of its Subsidiaries for the last five (5) years, copies of which have been made available for review to the Arcus Parties, contain accurate minutes of all actions taken at all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of Acquiror and each of its Subsidiaries during such period and on or prior to the date hereof (except to the extent any such minutes have not yet been approved by the Board of Directors of any such entity).

     Section 4.5. Registration Statement. As of the Closing Date, the Registration Statement and any amendments thereto will comply in all material respects with the provisions of the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus will not as of the date it is first mailed to the Stockholders of any of the Arcus Parties, at the time of the Arcus Special Meetings or at the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties contained in
Section 4.4(a) and this Section 4.5 shall not apply to statements or omissions in the Registration Statement or the Prospectus based on information furnished by and relating to the Arcus Entities. Neither the Acquiror Disclosure Schedule, this Agreement nor any Collateral Document, furnished or to be furnished by or on behalf of Acquiror pursuant to this Agreement or any Collateral Document executed or required to be executed by or on behalf of Acquiror pursuant hereto or thereto or to consummate the Merger and the Transactions, taken as a whole, contained on the date delivered or will contain when delivered any untrue statement of a material fact or omitted on the date delivered or will omit when delivered to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not misleading and all such Collateral Documents, taken as a whole, are on the date delivered and will be when delivered true, accurate and complete.

     Section 4.6. Brokers. No Person assisted in or brought about the negotiation of this Agreement, the Merger or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of Acquiror (other than Bear, Stearns & Co. Inc., whose fees and expenses will be paid by Acquiror).

     Section 4.7. Liabilities. At the date of the most recent balance sheet forming part of the Acquiror Financial Statements, Acquiror had no obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in such balance sheet, or the notes thereto, and since such date Acquiror has not incurred any such obligations or liabilities, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of Acquiror, which do not and could not reasonably be expected to, in the aggregate, Adversely Affect Acquiror, except to the extent set forth in Section 4.7 of the Acquiror Disclosure Schedule. Acquiror has not Guaranteed and is not otherwise primarily or secondarily liable in respect of any obligation or liability of any other Person (other than a Subsidiary), except for endorsements of negotiable instruments for deposit in the ordinary course of business, consistent with prior practice, or as disclosed in the most recent balance sheet, or the notes thereto, forming part of the Acquiror Financial Statements or in Section 4.7 of the Acquiror Disclosure Schedule.

     Section 4.8. Related Transactions. The Acquiror SEC Reports set forth true, correct and complete summaries (to the extent required to be disclosed by the rules and regulations promulgated under the Securities Act and the Exchange Act) of any Contractual Obligation or transaction, whether now existing or existing during the period covered by the most recent audited Acquiror Financial Statements, between Acquiror and any Affiliate thereof (to the extent required to be disclosed by the rules and regulations promulgated under the Securities Act and the Exchange Act).

     Section 4.9. Materiality. The matters and items excluded from the representations and warranties set forth in this Article by operation of the materiality exceptions and materiality qualifications contained in such representations and warranties, in the aggregate for all such excluded matters and items, are not and could not reasonably be expected to be Adverse to Acquiror.

     Section 4.10. [Intentionally Omitted]

     Section 4.11. Ordinary Course of Business. Acquiror, from the date of the most recent balance sheet forming part of the Acquiror Financial Statements to the date hereof, and until the Closing Date, except (i) as may be described in
Section 4.11 of the Acquiror Disclosure Schedule, (ii) as may be required or expressly contemplated by the terms of this Agreement, (iii) as may be reflected in the Acquiror Financial Statements, or (iv) as may be consented to by the Arcus Parties, which consent shall not be unreasonably withheld or delayed, (A) has operated, and will continue to operate, in the line of businesses described in the Acquiror SEC Reports, (B) has not declared or paid and will not declare or pay, directly or indirectly, any dividend or distribution, in cash or otherwise, to any holder of its capital stock, (C) has not repurchased, redeemed or otherwise acquired and will not repurchase, redeem or otherwise acquire, directly or indirectly, any of its capital stock and (D) has not sold, transferred or otherwise disposed of and will not sell, transfer or otherwise dispose of, directly or indirectly, in one or more transaction or series of transaction assets or properties having an aggregate fair market value in excess of $5,000,000.

     Section 4.12. Fairness Opinion. Acquiror has received the opinion of Bear, Stearns & Co. Inc., dated as of September 26, 1997, to the effect that, as of the date thereof, the consideration to be paid in the Merger is fair, from a financial point of view, to Acquiror. A signed, true and complete copy of such opinion has been delivered to the Company.

     Section 4.13. Inapplicability of Specified Statutes. Acquiror is not an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended.


                                  ARTICLE 5.


                             ADDITIONAL COVENANTS

     Section 5.1. Access to Information; Confidentiality.

     (a) Each Party shall afford to the other Parties and their Representatives full access during normal business hours throughout the period prior to the Effective Time to all of such Party's properties, books, contracts, commitments and records (including without limitation Tax Returns) and, during such period, shall furnish promptly upon request (i) to the extent not provided for pursuant to the preceding clause, all financial records, ledgers, workpapers and other sources of financial information possessed or controlled by such Party or its accountants deemed by the other Party or its Representatives necessary or useful for the purpose of performing an audit of such Party and certifying financial statements and financial information, and (ii) such other information concerning any of the foregoing as the other Party shall reasonably request. In addition, each Party shall furnish promptly upon request a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of any Applicable Law (including without limitation federal or state securities laws) or filed by it or any of its Subsidiaries with any Authority in connection with the Transactions or which may have a material effect on their respective businesses, operations, properties, prospects, personnel, condition (financial or other), or results of operations. ATSI and Acquiror acknowledge that they have heretofore executed a confidentiality agreement, dated April 25, 1997 (the "Confidentiality Agreement"), which separately and as incorporated herein shall remain in full force and effect after and notwithstanding the execution and delivery or termination of this Agreement, and that information obtained from each Party by any of the other Parties or their Representatives, pursuant to this Agreement, the Confidentiality Agreement or otherwise, shall be subject to the provisions of the Confidentiality Agreement. The Company and UAC agree to be bound by the terms of the Confidentiality Agreement.

     (b) Subject to the terms and conditions of the Confidentiality Agreement, Acquiror and the Arcus Parties may disclose such information as may be necessary in connection with seeking all Governmental Authorizations and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated in accordance with its terms, Acquiror and the Company shall each promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Merger and the Transactions and shall not retain any copies, extracts, notes or other reproductions in whole or in part of such written material other than one copy thereof which shall be delivered to independent counsel for such party.

     (c) No investigation pursuant to this Section 5.1 shall affect any representation or warranty in this Agreement of any Party hereto or any condition to the obligations of the Parties hereto.

     Section 5.2. Agreement to Cooperate.

     (a) Each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Merger and make effective the Transactions, including using its best efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Merger and the Transactions by all such applicable Authorities, each of which must be obtained or become final in order to satisfy the condition applicable to it set forth in Section 6.1; (ii) to obtain all necessary or appropriate waivers, consents and approvals, and to reasonably agree on and implement a procedure for obtaining the foregoing; (iii) to effect all necessary registrations, filings and submissions (including without limitation filings under federal or state securities laws or the HSR Act and any other submissions requested by the SEC, the Federal Trade Commission or the Department of Justice) and (iv) to lift any injunction or other legal bar to the Merger and the Transactions (and, in such case, to proceed with the Merger and the Transactions as expeditiously as possible), subject, however, to the requisite vote of the stockholders of the Arcus Parties and the stockholders of Acquiror. Each of the Parties recognizes that the consummation of the Merger and the Transactions is subject to the preacquisition notification requirements of the HSR Act and agrees to make all further filings and submissions with, and respond to all further inquiries of, the Antitrust Division of the Department of Justice and the Federal Trade Commission in a manner so as to consummate the Merger and Transactions as expeditiously as possible. Notwithstanding anything to the contrary contained in this Agreement, in connection with or as a condition to receiving the consent or approval of any Authority or otherwise, Acquiror shall not be required to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of it or any of its Subsidiaries (including, without limitation, the Surviving Corporation after consummation of the Merger) which, in the aggregate, have a fair market value (determined in the reasonable judgment of the Board of Directors of Acquiror) in excess of $2,000,000.

     (b) Each of the Parties agrees to take such actions as may be necessary to obtain any Governmental Authorizations legally required for the consummation of the Merger and the Transactions, including the making of any Governmental Filings, publications and requests for extensions and waivers.

     (c) The Arcus Parties will use their best efforts on or prior to the Closing Date to obtain the satisfaction of the conditions applicable to them specified in Sections 6.1 and 6.2. Acquiror will use its best efforts on or prior to the Closing Date to obtain the satisfaction of the conditions applicable to it specified in Sections 6.1 and 6.3.

     (d) The Arcus Parties shall take such steps as are necessary and appropriate to obtain, and shall promptly obtain, satisfaction and discharge of all Liens set forth in Section 3.5(a) of the Disclosure Schedule but only to the extent that Acquiror elects to repay or prepay the Indebtedness corresponding to such Liens from its own funds.

     (e) The parties shall cooperate with one another in the preparation, execution and filing of all Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes or any Plan, Benefit Arrangement or Employment Arrangement, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

     (f) The Arcus Parties (i) shall supply consolidated financial statements for the Arcus Entities (and any and all documents and consents related thereto) which comply with Regulation S-X under the Securities Act and the applicable published rules and regulations thereunder for inclusion in the Registration Statement, any other registration statement or other public filing of Acquiror under the Securities Act or the Exchange Act, and any other offering circular or document used by Acquiror in any other offering, whether public or private, and
(ii) shall use their best efforts to cause the Arcus Entities' independent accountants to cooperate with Acquiror in connection with the foregoing (including, without limitation, causing such independent accountants to deliver Comfort Letters, written consents and representation letters relating to the foregoing); provided, however, that Acquiror shall reimburse the Arcus Entities for the reasonable fees and expenses of such accountants incurred in connection with preparing and delivering any such Comfort Letters. Without limiting the generality of the foregoing, the Arcus Parties agree that they will (i) consent to the use of such audited financial statements in any such registration statement, document or circular and (ii) execute and deliver, and cause their officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as their and Acquiror's independent accountants may reasonably request under the circumstances.

     (g) Without intending to limit the generality of the covenants set forth in
Section 3.16, the Arcus Parties agree that they and the other Arcus Entities shall not, without the prior written consent of Acquiror, which consent shall not unreasonably be withheld or delayed, (i) enter into, agree to or otherwise become bound by any new leases of real property or amend or exercise any option to extend any existing lease of real property or (ii) hire any new non-billable employee whose annual compensation exceeds $50,000. In addition, the Arcus Parties shall confer on a regular and frequent basis with Acquiror with respect to operational matters of the Arcus Entities.

     Section 5.3. Affiliate Agreements. Prior to the Closing Date, the Arcus Parties shall deliver to Acquiror a letter identifying all Persons who are, at the time this Agreement is submitted to the Stockholders, "affiliates" of the Arcus Parties for purposes of Rule 145 under the Securities Act. Each of Acquiror and the Arcus Parties shall use their best efforts to cause each such "affiliate", or each Person who will, upon consummation of the Merger and the Transactions, become an "affiliate" of Acquiror, to deliver to Acquiror on or prior to the Closing Date a written agreement (an "Affiliate Agreement") substantially in the form attached hereto as Exhibit 5.3.

     Section 5.4. No Solicitation. The Arcus Parties shall not, nor shall they permit any of the Arcus Parties' Representatives (including, without limitation, any investment banker, attorney or accountant retained by it) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to an Other Transaction, engage in any discussions or negotiations concerning, or provide to any other Person any information or data relating to, any Arcus Entity for the purposes of, or otherwise cooperate in any way with or assist or participate in, facilitating any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect an Other Transaction, or agree to or endorse any Other Transaction; provided, however, that, notwithstanding anything to the contrary in this Agreement, prior to the approval of this Agreement and the Reorganization by the stockholders of each of the Arcus Parties, the Arcus Entities may engage in discussions or negotiations with, and may furnish information concerning the Arcus Entities and their business, properties and assets to, a third party who, without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the Arcus Parties or any Representatives of the Arcus Parties, or in furtherance thereof makes a written, bona fide proposal regarding an Other Transaction that is not subject to any material contingencies relating to financing and that is reasonably capable of being financed and is financially superior to the consideration to be received by the Stockholders pursuant to the Merger (as determined in good faith by the Board of Directors of each of the Arcus Parties after consultation with the Arcus Parties' financial advisors) if (1) the Boards of Directors of the Arcus Parties determine in their good faith, after receipt of written advice of the Arcus Parties' outside legal counsel, that such action is required for the Boards of Directors of the Arcus Parties to act in a manner consistent with their fiduciary duties under Applicable Law and (2) prior to furnishing information with respect to the Arcus Entities to such third party, the Arcus Parties shall have received from such third party an executed confidentiality agreement in reasonably customary form on terms not more favorable to such Person or entity than the terms contained in the Confidentiality Agreement. In the event of a purported termination of this Agreement by an Arcus Party pursuant to Section 7.1(h), any violation prior to such termination of the restrictions set forth in the preceding sentence (after giving effect to the proviso contained therein) by any investment banker or financial advisor retained by the Arcus Parties, whether or not such Person is purporting to act on behalf of any Arcus Entity or otherwise, shall be deemed to constitute a breach of this Section 5.4 by the Arcus Parties. The Arcus Parties shall promptly advise Acquiror of, and communicate the material terms of, any proposal it may receive, or any inquiries it receives which may reasonably be expected to lead to such a proposal relating to an Other Transaction, and the identity of the Person making it. The Arcus Parties shall further advise Acquiror of the status and changes in the material terms of any such proposal or inquiry (or any amendment to any of them). During the term of this Agreement, except as contemplated by this Section 5.4, the Arcus Parties shall not enter into any agreement, whether oral or written and whether or not legally binding, with any Person that provides for, or in any way facilitates, an Other Transaction, or affects any other obligation of the Arcus Parties under this Agreement.

     Section 5.5. Directors' and Officers' Indemnification and Insurance.

     (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of any of the Arcus Entities (collectively, the "Indemnified Parties") against all Claims or amounts that, with the approval of the Surviving Corporation as to settlements only, are paid in settlement of or otherwise in connection with any Claim based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director or officer of any of the Arcus Entities and pertaining to any matter existing or arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, any Claims arising out of this Agreement, the Merger or any Transaction), whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent currently provided under the applicable Arcus Entity's Organic Documents (but only to the extent permitted under Applicable Law), and shall pay any expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Applicable Law, upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances to the extent required under Applicable Law. Without limiting the foregoing (but only to the extent provided for under the applicable Arcus Entity's Organic Documents), in the event any such Claim is brought against any of the Indemnified Parties, such Indemnified Parties may retain counsel (including local counsel) satisfactory to them and which shall be reasonably satisfactory to the Surviving Corporation, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties. The Indemnified Parties as a group shall retain only one law firm (plus appropriate local counsel) to represent them with respect to each such Claim unless there is, as determined by counsel to the Indemnified Parties, under applicable standards of professional conduct, a conflict or a reasonable likelihood of a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event such Indemnified Party shall be entitled to retain separate legal counsel at the expense of the Surviving Corporation.

     (b) For a period of six (6) years after the Effective Time, Acquiror shall cause the individuals currently covered by directors' and officers' liability insurance maintained by the Arcus Entities to be covered by the directors' and officers' liability insurance maintained by Acquiror, with coverage substantially similar to the coverage provided to Acquiror's directors and officers, with respect to claims arising from facts or events which occurred at or prior to the Effective Time; provided, that Acquiror shall not be obligated to maintain such liability insurance in the event that the Board of Directors of Acquiror elects to discontinue maintaining liability insurance for all of its officers and directors.

     Section 5.6. Notification of Certain Matters and Cure. Each Party shall give prompt notice to the other Parties of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause in any material respect (i) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate, or (ii) any change to be made in the Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, or
(iii) any failure of the Arcus Parties or Acquiror, as the case may be, to comply with or satisfy, or be able to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that, except as set forth in this Section 5.6, the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice. In the event that a representation or warranty of any Party is true and accurate at the date of execution of this Agreement and thereafter, not as a result of an intentional act or omission of such Party, becomes false or untrue subsequent to such date and prior to the Effective Time, the Parties hereto shall have the right to fully and adequately remedy and cure such breach prior to the Effective Time; provided, however, that no such remedy or cure shall otherwise cause the other representations and warranties contained herein to be untrue or inaccurate or result in a failure of the conditions hereunder at the Effective Time or otherwise affect the other rights or obligations of any Party hereunder. In the event that a representation or warranty of any Party is breached as of the date of execution of this Agreement and (x) such breach can be fully and adequately remedied and cured prior to the Effective Time, (y) such remedy and cure does not require the payment by any Party hereto or their respective Subsidiaries of any cash, property or assets and (z) such breach and remedy or cure will not have any Adverse Effect, such Party shall have the right to fully and adequately remedy and cure such breach prior to the Effective Time but no later than ten
(10) days after the discovery of such breach; provided, however, that no such remedy or cure shall otherwise cause the other representations and warranties contained herein to be untrue or inaccurate or result in a failure of the conditions hereunder at the Effective Time or otherwise affect the other rights or obligations of any Party hereunder.

     Section 5.7. Public Announcements. Until the Closing or, in the event of termination of this Agreement, until the date of such termination, each Party or its Affiliates shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any Transaction and shall not issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, any Party may, without the prior consent of the other Party, issue such press releases or make such public statements which, in the opinion of outside counsel to such Party, are required by Applicable Law, or by the terms of any agreement or instrument with any exchange, including without limitation the Nasdaq National Market System, on which such Party's or Affiliate's securities are listed (each, a "Required Disclosure"), in which case the Party proposing to make the Required Disclosure shall advise the other Party and afford it the opportunity to review and comment upon its contents.

     Section 5.8. Employee Benefits; Severance Policy.

     (a) Provided that it complies in all material respects with Applicable Law and except as set forth in Section 2.4 hereof, the Surviving Corporation may, in its sole discretion, substitute employee compensation, benefit and severance programs for those of the Arcus Entities and any ERISA Affiliates as are comparable with the programs provided from time to time to Acquiror's employees and the employees of Acquiror's Subsidiaries. For purposes of vesting in benefits under, and eligibility to participate in, Acquiror's benefit programs, service for any Arcus Entity shall be treated as service for the Acquiror for all persons who were employed by an Arcus Entity on the day before the Merger and employed by the Surviving Corporation or one of its Subsidiaries as of the Effective Time. Subject to the first sentence of this Section 5.8(a), the Surviving Corporation shall have no obligation to continue the existence of any Plan or Benefit Arrangements maintained by an Arcus Entity or an ERISA Affiliate thereof.

     (b) At least one day prior to the Closing Date, the Arcus Parties shall, and shall cause their ERISA Affiliates to, take all actions necessary to terminate each Plan maintained by the Arcus Entities and any ERISA Affiliate that complies or is intended to comply with Section 401 of the Code (each, a "Qualified Plan"). If a Qualified Plan is terminated in accordance with this
Section 5.8(b), benefit accruals, including contributions of salary reduction contributions, if any, shall cease. The Arcus Parties agree not to take, and shall cause each of their ERISA Affiliates not to take, any action to merge any of the Qualified Plans, transfer the assets of any of the Qualified Plans or terminate any of the Qualified Plans, except as otherwise provided in this
Section 5.8(b), following the execution of this Agreement without the consent of Acquiror.

     Section 5.9 Certain Actions Concerning Business Combinations. The Arcus Parties will not apply, and will not take any action resulting in the application of, or otherwise elect to apply, the provisions of applicable state takeover laws, if any, with respect to or as a result of the Merger or the Transactions.

     Section 5.10 Option Securities. The Arcus Parties will take all action necessary (a) if requested by Acquiror not less than thirty (30) days prior to the Closing Date, to require the exercise, on the Designated Exercise Date (or, if a period is provided as the Designated Exercise Date, then on or prior to the last date of such period), of the Minimum Exercise Number of Option Securities comprising non-qualified stock options of an Arcus Party, including, if applicable, by accelerating the vesting prior to the Effective Time of such Option Securities that would otherwise not be vested as of the Effective Time,
(b) if requested by Acquiror not less than thirty (30) days prior to the Closing Date, to provide that any such Option Security which is not so exercised on (or prior to, as applicable) a Designated Exercise Date shall terminate and be forfeited as of the close of business on such Designated Exercise Date, (c) to accelerate, if the Arcus Parties so choose, in their sole discretion, the vesting of any Option Security held by an employee whose employment by an Arcus Party is terminated prior to the Effective Time, (d) to amend, prior to the Effective Time, the UAC Option Plan and the ATSI Option Plan as may be reasonably requested by Acquiror not less than ten (10) days prior to the Closing Date, and to cooperate with Acquiror to amend the UAC Option Plan and the ATSI Option Plan and any Option Security granted thereunder as the Parties may reasonably agree so as to minimize taxes payable in connection therewith,
(e) to provide timely written notice to all Persons holding Option Securities to the effect that all Option Securities outstanding as of the Effective Time (after giving effect to the required exercise described in clause (a)) will be assumed by Acquiror and thereafter, in accordance with Section 2.4, will represent options (or warrants as applicable) to acquire Acquiror Stock, and (f) to obtain any consent or waiver from the holder of an Option Security which may be necessary to give effect to the actions contemplated by this Section 5.10 and
Section 2.4. Without the prior written consent of Acquiror, except as set forth above and in Sections 3.13(b) and 3.13(c) of the Disclosure Schedule, the Arcus Parties will not accelerate, or cause an acceleration of, the exercise, exchange or vesting schedule of any Option Security. As of the Effective Time, Acquiror shall assume all of the Company's obligations with respect to the Option Securities (as amended in accordance with Section 2.4 and this Section 5.10) and shall, from and after the Effective Time, have reserved for issuance upon the exercise of the Option Securities the shares of Acquiror Stock covered thereby, and, as of the Effective Time, shall have filed a Registration Statement on Form S-8 (or, if appropriate, an amendment to its Registration Statement on Form S-8) to register the shares of Acquiror Stock subject to such Option Securities (as so amended).

     Section 5.11 Tax Treatment. Acquiror and each Arcus Party shall use its reasonable best efforts to cause the Merger to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(i) and 6.3(d). Without limiting the foregoing, Acquiror covenants that (i) it will not dispose of the Company, whether by sale of stock, sale of assets, merger, consolidation, liquidation, redemption, or otherwise, for a period of one year after the Closing Date, except as permitted under Section 368(a)(2)(C) of the Code and the administrative authorities under Section 368 of the Code, or unless it first shall have received an opinion of counsel, addressed to Acquiror and the Stockholders, that the proposed disposition will not affect the tax-free nature of the Merger and (ii) it will deliver cash or shares of Acquiror Stock pursuant to Section 2.1(f) hereof in relative amounts that do not affect the tax-free nature of the Merger.

     Section 5.12 Preparation of the Registration Statement.

     (a) Promptly following the date of this Agreement, Acquiror shall prepare and file with the SEC the Registration Statement. Each of the Arcus Parties and Acquiror shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to cause the Prospectus to be mailed to the stockholders of the Arcus Parties and, if required by Applicable Law or Schedule D of the NASD By-Laws, to the stockholders of Acquiror as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Acquiror shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or consenting to service of process in any jurisdiction in which it has not previously so consented in any action other than one arising out of the offering of the Acquiror Stock in such jurisdiction) required to be taken to qualify the Acquiror Stock to be issued in the Merger under any applicable state securities or "blue sky" laws prior to the Effective Time, and the Arcus Parties shall furnish all information concerning the Arcus Entities and the holders of the capital stock, Option Securities and Convertible Securities of the Arcus Parties as may be requested in connection with any such action.

     (b) The Arcus Parties and Acquiror shall cooperate with each other and provide to each other all information necessary in order to prepare the Registration Statement. Acquiror shall notify the Arcus Parties promptly of the receipt of any comments from the SEC or its staff and of any requests by the SEC or its staff for amendments or supplements to the Registration Statement or for additional information and shall supply the Arcus Parties with copies of all correspondence between Acquiror or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect thereto. The Arcus Parties and Acquiror shall use their respective reasonable best efforts to respond to any comments of the SEC with respect to the Registration Statement as promptly as practicable. If at any time prior to the Effective Time there shall occur any event with respect to the Arcus Entities or Acquiror or any of its Subsidiaries, as the case may be, or with respect to other information supplied by the Arcus Parties or Acquiror, as the case may be, for inclusion in the Registration Statement, in either case which event is required to be described in an amendment of, or a supplement to, the Prospectus or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the Stockholders. Acquiror shall notify the Arcus Parties promptly upon (i) the declaration by the SEC of the effectiveness of the Registration Statement, (ii) the issuance or threatened issuance of any stop order or other order preventing or suspending the use of any prospectus relating to the Registration Statement,
(iii) any suspension or threatened suspension of the use of any prospectus relating to the Registration Statement in any state, (iv) any proceedings commenced or threatened to be commenced by the SEC or any state securities commission that might result in the issuance of a stop order or other order or suspension of use or (v) any request by the SEC to supplement or amend the Prospectus after the effectiveness thereof. Acquiror and, to the extent applicable, the Arcus Parties, shall use their reasonable best efforts to prevent or promptly remove any stop order or other order preventing or suspending the use of any prospectus relating to the Registration Statement and to comply with any such request by the SEC or any state securities commission to amend or supplement the Registration Statement or the Prospectus.

     (c) None of the information supplied or to be supplied by Acquiror, the Arcus Parties or any stockholder of any of the Arcus Parties for inclusion in
(i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus or any other proxy statement or information furnished to the stockholders of any of the Arcus Parties in connection with the Arcus Special Meetings will, at the date it is first mailed to such stockholders, at the time of the Arcus Special Meetings or at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Prospectus and the Registration Statement will comply as to form in all material respects with the requirements of the Securities Act. Notwithstanding the foregoing, no representation is made by the Arcus Parties with respect to statements made or incorporated by reference in the Registration Statement other than with respect to information which is supplied by the Arcus Parties or any stockholder of any of the Arcus Parties specifically for inclusion or incorporation by reference in the Registration Statement.

     Section 5.13 Disclosure of Acquisitions. In the event that, between the date hereof and the Closing, Acquiror or any of its Subsidiaries enters into a letter of intent or definitive agreement in respect of any potential acquisition (whether structured as a stock or asset acquisition, business combination or joint venture and without regard to whether Acquiror is then required to publicly disclose such agreement, arrangement or understanding) with respect to which the aggregate consideration (or potential aggregate consideration) is $5,000,000 or more, Acquiror shall promptly disclose such letter of intent or agreement and the terms and conditions thereof to the Arcus Parties.

     Section 5.14 Amendment to Preserve Tax-Free Transaction. In the event Dissenting Shares exist and any Party reasonably determines that the existence of such Dissenting Shares adversely affects the tax-free nature of the Merger, the Parties shall promptly negotiate in good faith to amend, supplement or otherwise modify this Agreement and any applicable Collateral Documents to preserve the tax-free nature of the Transactions.

     Section 5.15 Warrant Purchase Agreement, Non-Competition Agreement, Etc. Following the execution of this Agreement, (a) the Parties shall use their best efforts to facilitate the execution of a Warrant Purchase Agreement by those holders of Warrants that have not, as of the date hereof, executed a Warrant Purchase Agreement, and (b) the Arcus Parties shall use their best efforts (i) to facilitate the execution of a Non-Competition Agreement by those individuals and in the form attached as Exhibit 5.15(a) or Exhibit 5.15(b), in each case as identified in writing by

Acquiror on the date hereof and (ii) to obtain the resignation (which resignation shall release Acquiror and its Subsidiaries (including, without limitation, the Arcus Entities after the Effective Time) from any and all liabilities, claims and actions, which release shall be in form and substance reasonably acceptable to Acquiror), effective as of the Closing Date, of those employees of an Arcus Entity identified in writing by Acquiror on the date hereof.

     Section 5.16 Customers. Between the date hereof and the Closing Date, the Arcus Entities will continue to enter into customer contracts in the ordinary course of business; provided that no Arcus Entity will enter into any customer contract relating to the provision of data protection services or the storage of, and related services for, computer media or items held for storage or transport in which the limitation on liability is different from that set forth in Exhibit 5.16 attached hereto without the prior consent of Acquiror.


                                  ARTICLE 6.


                              CLOSING CONDITIONS

     Section 6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

     (a) To the extent required by the DGCL or Schedule D of the NASD By-Laws, this Agreement and the Merger shall have been approved and adopted in accordance with the DGCL and, if applicable, Schedule D of the NASD By-Laws by the affirmative vote of the stockholders of Acquiror holding at least the minimum number of shares of capital stock of Acquiror then issued and outstanding as are required by Applicable Law, Acquiror's Organic Documents and, if applicable, Schedule D of the NASD By-Laws for such approval and adoption;

     (b) This Agreement, the Merger and the Transactions for which approval is required by Applicable Law or as set forth on Schedule C shall have been approved and adopted in accordance with the DGCL and the NRS, as applicable, or as set forth on by Schedule C hereto by the affirmative vote or consent of the stockholders of the Company, UAC and ATSI holding at least the minimum number of shares of capital stock of the Company, UAC and ATSI, as the case may be, then issued and outstanding as are required by Applicable Law and the Arcus Parties' Organic Documents or as otherwise contemplated by Schedule C hereto for such approval and adoption;

     (c) No Legal Action or other Claim (excluding dissenter's rights) shall be pending or threatened in writing at any time prior to or on the Closing Date before or by any Authority or by any other Person seeking to restrain or prohibit, make illegal or delay materially, or seeking material damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the Merger and the Transactions or which might in the reasonable judgment of Acquiror or the Arcus Parties, as the case may be, have any Adverse Effect on the Arcus Entities or, assuming consummation of the Merger, Acquiror and its Subsidiaries taken as a whole;

     (d) Other than the filing of the certificate of merger for the Merger and the other actions contemplated by Schedule C hereto, including other related filings in accordance with the DGCL and the NRS, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, submissions, registrations, notices or declarations required to be made, by Acquiror and the Arcus Parties prior to the consummation of the Merger and the Transactions shall have been obtained from, and made with, all required Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure to obtain or make would not, in the reasonable judgment of Acquiror, assuming consummation of the Merger, have an Adverse Effect on the Arcus Entities;

     (e) The filing and waiting period requirements under the HSR Act relating to the consummation of the Merger shall have been complied with;

     (f) The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect; and

     (g) The holders of all Warrants that have accepted Acquiror's offer to purchase Warrants and executed a Warrant Purchase Agreement as of the date hereof shall have sold, and Acquiror shall have purchased, all such

Warrants for a cash purchase price equal to the product of (i) the number of shares of Company Stock subject to such Warrant and (ii) the difference between the Share Price and the exercise price per share of Company Stock applicable to such Warrant (the "Warrant Purchase Price").

     Section 6.2 Conditions to Obligations of Acquiror. The obligations of Acquiror to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable
Law:

     (a) All agreements, certificates, opinions and other documents shall be reasonably satisfactory in form, scope and substance to Acquiror and its counsel, and Acquiror and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

     (b) The representations, warranties, covenants and agreements of the Arcus Parties contained in this Agreement or otherwise made in writing by them or on their behalf pursuant hereto or otherwise made in connection with the Merger and the Transactions shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct as of such date on the Closing Date; each and all of the agreements and conditions to be performed or satisfied by the Arcus Parties or any stockholders of the Arcus Parties hereunder or under the Stockholders' Agreement at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and the Arcus Parties shall have furnished Acquiror with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such covenants, agreements or conditions as Acquiror shall have reasonably requested;

     (c) The Arcus Parties shall have furnished Acquiror and, at Acquiror's request, any bank or other financial institution providing credit to Acquiror, with favorable opinions dated the Closing Date of Paul, Hastings, Janofsky & Walker LLP, counsel for the Arcus Parties, or such other counsel reasonably acceptable to Acquiror, Neal, Gerber & Eisenberg, special tax counsel for the Arcus Parties, or such other counsel reasonably acceptable to Acquiror, and Bible, Hoy & Trachok, special Nevada counsel for the Arcus Parties, or such other counsel reasonably acceptable to Acquiror, in each case in form and substance reasonably acceptable to Acquiror;

     (d) Each Affiliate of the Company, as identified by the Company to Acquiror in writing not less than fifteen (15) business days preceding the Closing Date, shall have executed and delivered an Affiliate Agreement in the form of Exhibit
5.3 hereto;

     (e) The Arcus Parties shall have obtained (i) consents to the assignment and continuation of (A) all Material Agreements listed in Schedule 3.1(d) with respect to which Acquiror shall have notified the Arcus Parties in writing within ten (10) days after the date hereof and (B) any Material Agreement the consent to which is not identified on Schedule 3.1(d) but which, in the reasonable judgment of Acquiror, requires such consent and with respect to which Acquiror shall have notified the Arcus Parties in writing within ten (10) days after such Material Agreement shall have been delivered or otherwise provided to Acquiror (or, if later, ten (10) days after the date hereof), and (ii) satisfaction and discharge of all Liens set forth in Section 3.5(a) of the Disclosure Schedule, but only to the extent that Acquiror elects to repay or prepay the Indebtedness secured by such Liens from its own funds;

     (f) Each of the stockholders agreements listed on Schedule 3.13(d) of the Disclosure Schedule shall have been, as of the Effective Time, terminated or otherwise of no further force or effect with no liability to any Arcus Entity;

     (g) Each trustee under each Plan and each other officer and director of the Arcus Entities identified in writing by Acquiror to the Company not less than ten (10) days prior to the Closing Date shall, if required, have submitted his or her unqualified written resignation, dated as of the Closing Date, from all such positions held with the Arcus Entities and as a trustee for each such Plan;

     (h) Except for such Contractual Obligations as to which Acquiror has notified the Arcus Parties that it wants to retain, which notice shall be delivered not less than thirty (30) days prior to Closing and which Contractual Obligations shall be effective as of the Effective Time, all Contractual Obligations set forth in Section 3.9 of the Disclosure Schedule shall have been satisfied and discharged as of the Closing Date;

     (i) Acquiror shall have received a favorable opinion, dated the Closing Date, of Sullivan & Worcester LLP, counsel to Acquiror, or such other counsel reasonably acceptable to the Arcus Parties, to the effect that this Agreement constitutes a tax-free plan of reorganization in accordance with the provisions of Section 368(a) of the Code and as to the consequences thereof to Acquiror; and

     (j) The Arcus Parties, the Stockholder Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement.

     Section 6.3 Conditions to Obligations of the Company. The obligations of the Arcus Parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

     (a) Acquiror shall have furnished the Arcus Parties with the favorable opinion, dated the Closing Date, of Sullivan & Worcester LLP, counsel to Acquiror, or such other counsel reasonably acceptable to the Arcus Parties, in form and substance reasonably acceptable to the Arcus Parties;

     (b) All agreements, certificates, opinions and other documents shall be reasonably satisfactory in form, scope and substance to the Arcus Parties and their counsel, and the Arcus Parties and their counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

     (c) The representations, warranties, covenants and agreements of Acquiror contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Merger and the Transactions shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct as of such date on the Closing Date; each and all of the agreements and conditions to be performed or satisfied by Acquiror hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and Acquiror shall have furnished the Arcus Parties with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such covenants, agreements or conditions as the Arcus Parties shall have reasonably requested;

     (d) The Arcus Parties shall have received a favorable opinion, dated the Closing Date, of Neal, Gerber & Eisenberg, their special tax counsel or such other counsel reasonably acceptable to Acquiror, to the effect that this Agreement constitutes a tax-free plan of reorganization in accordance with the provisions of Section 368(a) of the Code and as to the consequences thereof to the Stockholders; and

     (e) The Escrow Agreement shall have been executed and delivered by Acquiror and the Escrow Agent.


                                  ARTICLE 7.


                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement, the Merger and the Transactions by the stockholders of the Arcus Parties or the stockholders of Acquiror:

     (a) by mutual consent of Acquiror and the Arcus Parties;

     (b) by either Acquiror or the Arcus Parties if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Merger shall have become final and nonappealable;

     (c) by the Arcus Parties in the event (i) the parties (other than Acquiror) to this Agreement, the Stockholders' Agreement or a Warrant Purchase Agreement executed on the date hereof are not in breach of this Agreement, the Stockholders' Agreement or any such Warrant Purchase Agreement and none of their representations and warranties shall have become and continue to be untrue in any material respect, unless such breach or untruth is capable of being cured in accordance with Section 5.6 (if applicable) by and will not prevent or delay consummation of the Merger beyond the Termination Date and (ii) either (A) Acquiror is in breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect, unless, in either case such breach or untruth is capable of being cured in accordance with Section 5.6 (if applicable) by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, or (B) the Merger and the Transactions have not been consummated by the Termination Date;

     (d) [Intentionally Omitted];

     (e) by the Arcus Parties if the Merger or the Transactions fail to receive the approval, if any, required by Applicable Law or by Schedule D of the NASD By-Laws, by vote of the holders of the capital stock of Acquiror;

     (f) by Acquiror if the Merger or the Transactions fail to receive the approval, if any, required by Applicable Law or by Schedule D of the NASD By-Laws, by vote of the holders of the capital stock of Acquiror unless such failure resulted from the breach by any stockholder of Acquiror who is a party to the Acquiror Voting Agreement of the terms of such agreement;

     (g) by Acquiror:

     (i) in the event (A) Acquiror is not in breach of this Agreement, the Stockholders' Agreement or one or more Warrant Purchase Agreements, none of its stockholders is in breach of the Acquiror Voting Agreement and none of its representations or warranties shall have become and continue to be untrue in any material respect (but, as to the Acquiror Voting Agreement, only if the approval of the Merger and the Transactions, or the taking of other action specified in the Acquiror Voting Agreement, by Acquiror's stockholders is required), unless such breach or untruth is capable of being cured in accordance with Section 5.6 (if applicable) by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, and (B) either
   (1) the Arcus Parties are in breach of this Agreement or any of their representations or warranties shall have become and continue to be untrue in any material respect, unless, in either case, such breach or untruth is capable of being cured in accordance with Section 5.6 (if applicable) by and will not prevent or delay consummation of the Merger beyond the Termination Date, (2) the Merger and the Transactions have not been consummated prior to the Termination Date, or (3) any of the parties (other than Acquiror) to the Stockholders' Agreement or a Warrant Purchase Agreement executed on the date hereof is in breach thereof or any of their representations or warranties shall have become and continue to be untrue in any material respect, unless, in either case, such breach or untruth is capable of being cured in accordance with Section 5.6 (if applicable) by and will not prevent or delay consummation of the Merger by or beyond the Termination Date; or

     (ii) if (A) the Board of Directors of any Arcus Party shall (1) withdraw, modify or change its recommendation so that it is not in favor of this Agreement, the Merger or the Transactions (including, without limitation, if any one or more members of the Board of Directors of any Arcus Party shall withdraw, modify or change his or her recommendation so that he or she is not in favor of this Agreement, the Merger or the Transactions in circumstances where approval thereof by such member is required (whether pursuant to Applicable Law, such Arcus Party's Organic Documents or any Contractual Obligation to which such Arcus Party is a party), or shall have resolved to do any of the foregoing, or (2) have recommended or resolved to recommend to the Stockholders any Other Transaction, or (B) any Arcus Party shall have entered into or agreed to enter into any Other Transaction;

     (h) by any Arcus Party, prior to the approval and adoption of this Agreement by the stockholders of such Arcus Party, if the Board of Directors of such Arcus Party shall withdraw its recommendation of this Agreement, the Merger and the Transactions and recommend any Other Transaction to its stockholders; provided, however, that (i) the Arcus Parties are not then in breach of Section 5.4, (ii) prior to such termination, the Arcus Parties have negotiated with Acquiror in good faith to make such adjustments in the terms and conditions of this Agreement as would enable the Arcus Parties to proceed with the transactions contemplated hereby and (iii) the Board of Directors of such Arcus Party has determined in good faith (on the basis of the terms of such Other Transaction and the terms of this Agreement, after giving effect to any adjustments offered by Acquiror pursuant to clause (ii) above), after receipt of written advice from the Company's outside legal counsel, that such termination is required for the Board of Directors to act in a manner consistent with its fiduciary duties to stockholders under Applicable Law and (iv) the Arcus Parties shall provide to Acquiror prior written notice of such termination, which notice shall advise Acquiror of the matters described in clauses (ii) and (iii) above;

     (i) by the Arcus Parties if there is a Change in Control of Acquiror;

     (j) by any Party if an adjustment to the Merger Consideration is required pursuant to Section 2.6 and the Determination Price, calculated without giving effect to the first proviso in the definition thereof, is $20.00 or less; or

     (k) by Acquiror if the independent accountants of the Arcus Entities shall fail to deliver a Comfort Letter pursuant to the terms of Section 5.2(f); provided, however, that any such failure shall not constitute a breach by any Arcus Party of this Agreement if the Arcus Parties shall have complied with the provisions of Section 5.2(f).

     Section 7.2. Effect of Termination. Except as provided in Sections 5.1, 7.2 and 7.5, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability on the part of any Party, or any of their respective officers or directors, to any other Party and all rights and obligations of any Party shall cease; provided, however, that such termination shall not prejudice the ability of a Party to seek damages from any other Party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

     Section 7.3. Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of the respective Boards of Directors thereof at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Merger by the stockholders of the Company or the stockholders of Acquiror (if such approval is required), no amendment, which under Applicable Law may not be made without the approval of such stockholders, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the Parties hereto.

     Section 7.4. Waiver. At any time prior to the Effective Time, except to the extent Applicable Law does not permit, either Acquiror or the Arcus Parties may extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the terms and conditions of Section 7.1, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an agreement in writing signed by the Party or Parties to be bound thereby.

     Section 7.5. Fees, Expenses and Other Payments.

     (a) Except as otherwise set forth in Section 5.2(f), all costs and expenses incurred in connection with this Agreement, the Merger and the Transactions, and compliance with Applicable Law and Contractual Obligations as a consequence hereof and thereof, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Parties shall be borne solely and entirely by the Party which has incurred such costs and expenses (with respect to such Party, its "Expenses").

     (b) The Arcus Parties agree that if this Agreement shall be terminated by Acquiror pursuant to Section 7.1(g) (other than a termination by Acquiror pursuant to Section 7.1(g)(i)(B)(2) unless the reason for the failure to consummate the Merger prior to the Termination Date is due to any breach by any party (other than Acquiror) to this Agreement, the Stockholders' Agreement or a Warrant Purchase Agreement executed on the date hereof of its covenants herein or therein or the failure of the representations and warranties of such Person to be true and correct in all material respects, in each case, which breach or failure has not been cured) or, subject to the proviso below, by an Arcus Party pursuant to Section 7.1(h), then the Arcus Parties will pay to Acquiror an amount equal to $5,000,000 (the "Termination Fee"), which amount is in recognition of, among other things, the out-of-pocket Expenses of Acquiror related to this Agreement, the reliance of Acquiror on the Arcus Parties' fulfillment of their obligations hereunder, the costs in delayed opportunity to Acquiror, and the benefit to the Arcus Parties, which heretofore has been a private closely-held business, in establishing a market price for it, but which amount shall not be considered to constitute liquidated damages; provided, however, that in the event of a termination of this Agreement by Acquiror pursuant to Section 7.1(g)(ii) or by an Arcus Party pursuant to Section 7.1(h), the Termination Fee shall be an amount equal to $7,000,000. Any payment required to be made pursuant to this Section 7.5(b) shall be made as promptly as practicable but not later than ten (10) business days after termination of this Agreement and, in any such case, shall be made by wire transfer of immediately available funds to an account designated by Acquiror.

     (c) Acquiror agrees that if this Agreement shall be terminated by the Arcus Parties pursuant to Section 7.1(c) (other than a termination by the Arcus Parties pursuant to Section 7.1(c)(ii)(B) unless the reason for the failure to consummate the Merger prior to the Termination Date is due to any breach by Acquiror of any of its covenants herein or in the Stockholders' Agreement or the Warrant Purchase Agreements, any breach by a stockholder of Acquiror of the Acquiror Voting Agreement or the failure of the representations and warranties of Acquiror to be true and correct in all material respects, in each case, which breach or failure has not been cured), then Acquiror will pay to the Company an amount equal to $5,000,000, which amount is in recognition of, among other things, the out-of-pocket Expenses of the Arcus Parties related to this Agreement, the reliance of the Arcus Parties on Acquiror's fulfillment of its obligations hereunder, the costs in delayed opportunity to the Arcus Parties, but which amount shall not be considered to constitute liquidated damages. Any payment required to be made pursuant to this Section 7.5(c) shall be made as promptly as practicable but not later than ten (10) business days after termination of this Agreement and, in any such case, shall be made by wire transfer of immediately available funds to an account designated by the Company.

     Section 7.6. Effect of Investigation. The right of any Party to terminate this Agreement pursuant to Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, or any Person controlling any such Party or any of their respective Representatives, whether prior to or after the execution of this Agreement.

                                  ARTICLE 8.

                          INDEMNIFICATION; ADJUSTMENT

     Section 8.1. Survival. The representations, warranties, covenants and agreements of the Arcus Parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for a period of eighteen (18) months after the Closing Date (the "Escrow Indemnity Period"), regardless of any investigation or statement as to the results thereof made by or on behalf of any Party. No claim for indemnification may be asserted after the expiration of the Escrow Indemnity Period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which is the subject of a Claim which is asserted in writing prior to the expiration of the Escrow Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof.

     Section 8.2. Escrow; Indemnification.

     (a) The Parties hereto agree, and by adopting and approving this Agreement and the Merger or the ATSI Plan of Merger, the ATSI Merger, the UAC Plan of Merger or the UAC Merger, as the case may be, the stockholders of the Arcus Parties shall agree, that an aggregate amount equal to the Common Stock Escrow Indemnity Contribution will be withheld from the Cash Merger Consideration and, together with the Warrant Escrow Indemnity Contribution to be withheld pursuant to the Warrant Purchase Agreements from the Warrant Purchase Price (collectively, the "Escrow Indemnity Funds"), will be deposited into escrow and held and disbursed in accordance with the terms of this Article 8 and the Escrow Agreement in order to provide a fund to indemnify Acquiror and hold Acquiror harmless from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants', and experts' fees and expenses including those incurred to enforce the terms of this Agreement or any Collateral Document (collectively, "Loss and Expense"), suffered, directly or indirectly, by Acquiror by reason of, or arising out of:

     (i) any breach of representation or warranty made by the Arcus Parties pursuant to this Agreement or any Collateral Document or any failure by the Arcus Parties to perform or fulfill any of their respective covenants or agreements set forth in this Agreement or any Collateral Document;

     (ii) any Legal Action or other Claim by any third party relating to the Arcus Parties to the extent such Legal Action or other Claim has resulted in a breach of representation or warranty by the Arcus Parties pursuant to this Agreement or any Collateral Document;

     (iii) the Final Indebtedness Amount exceeding the amount set forth in the Company Indebtedness Calculation (but only to the extent such Loss or Expense is not satisfied out of the Combined Escrow Holdback Amount) or the Expenses of the Arcus Entities exceeding the amount available therefor in the Expense Fund; or

     (iv) any one or more of the matters listed in Section 8.2(a) of the Disclosure Schedule.

     (b) The Parties hereby appoint, and by adopting and approving this Agreement and the Merger or the ATSI Plan of Merger, the ATSI Merger, the UAC Plan of Merger or the UAC Merger, as the case may be, the stockholders of the Arcus Parties shall appoint, The Bank of New York, or such other entity as is reasonably satisfactory to the Parties (the "Escrow Agent", with full and unqualified power to delegate to one or more Persons the authority granted to it hereunder). The Arcus Parties hereby appoint, and by adopting and approving this Agreement and the Merger, the stockholders of the Arcus Parties shall appoint, Mr. Clarke H. Bailey (the "Stockholder Representative"), with full and unqualified power to delegate (with the approval of Acquiror, which shall not be unreasonably withheld) to one or more Persons the authority granted to him hereunder) to act as his, her or its agent and attorney-in-fact, with full power of substitution, to execute the Escrow Agreement and to take all actions called for by this Article 8 and the Escrow Agreement on his, her or its behalf, in accordance with the terms of this Article 8 and the Escrow Agreement.

     (c) In the event Acquiror or any of its Representatives determines to settle, compromise, dispute, commence or join in any legal action or proceeding relating to, or take any other significant action with respect to, any of the matters listed in Section 8.2(a) of the Disclosure Schedule (other than the matters listed in item (4) thereof), Acquiror shall communicate such intended course of action to the Stockholder Representative on behalf of the Stockholders and, in the event the Stockholder Representative reasonably disputes such intended course of action (setting forth the basis of such objection and an alternative course of action), Acquiror and the Stockholder Representative shall use their best efforts to agree on a mutually acceptable course of action. In the event such agreement is not reached within fifteen (15) days following the date of such dispute notice, then Acquiror and the Stockholder Representative shall jointly retain an independent third party to review Acquiror's and the Stockholder Representative's proposed courses of action. Such independent third party shall select the more appropriate of the two alternative courses of action, which conclusion shall be binding on Acquiror and the Stockholder Representative for all purposes hereunder.

     (d) The Parties hereto agree, and by adopting and approving this Agreement and the Merger or the ATSI Plan of Merger, the ATSI Merger, the UAC Plan of Merger or the UAC Merger, as the case may be, the stockholders of the Arcus Parties shall agree, that notwithstanding any other provision of this Agreement, the Stockholder Representative's liability to such Parties or any third party under this Agreement or the Escrow Agreement shall be limited to any claim or liability arising as a result of the Stockholder Representative's willful misconduct or bad faith in performing its specified duties hereunder or under the Escrow Agreement, and such Parties further agree that any such liability shall be limited to direct damages resulting from such conduct and that in no event shall the Stockholder Representative be liable for special, incidental or consequential damages incurred or suffered by such Parties or any third party.

     Section 8.3. Limitation of Liability; Disposition of Escrow Indemnity
Funds.

     (a) Notwithstanding the provisions of Section 8.2, after the Closing, Acquiror's rights to indemnification shall be subject to the following limitations: (i) Acquiror shall be entitled to recover its Loss and Expense in respect of any Claim only to the extent the Loss and Expense for all Claims exceeds, in the aggregate, $200,000 and (ii) in no event shall the aggregate amount to be paid to Acquiror exceed the Escrow Indemnity Funds. The limitations in clause (i) of the immediately preceding sentence shall not apply to a claim pursuant to Section 8.2(a)(iii) of this Agreement.

     (b) Anything in this Agreement, including without limitation the provisions of Sections 8.2 and 8.3(a), to the contrary notwithstanding, the exclusive recourse of Acquiror with respect to Claims brought after the Effective Time arising out of the transactions contemplated by this Agreement (other than under the Stockholders' Agreement and the Non-Competition Agreements) shall be to the Escrow Indemnity Funds. On or before the Closing Date, Acquiror, the Arcus Parties, the Stockholder Representative and the Escrow Agent shall execute and deliver an escrow agreement substantially in the form attached hereto as Exhibit 8.3(b) (the "Escrow Agreement"). Any Claims of Acquiror for indemnification to be satisfied out of the Escrow Indemnity Funds shall be made in accordance with the terms of the Escrow Agreement.

     (c) In the event there are no Unresolved Claims (as defined in the Escrow Agreement), on the nine month anniversary of the Closing Date, or the next business day if such date is not a business day (the "Initial Distribution

Date"), an aggregate of $3,000,000 of the Escrow Indemnity Funds shall be distributed to the Stockholder Representative for the benefit of each former holder of a Share Certificate and each former holder of a Warrant as follows:
(i) to each former holder of a Share Certificate (or his, her or its nominee or transferee, as set forth in the Transmittal Documents in respect of the Cash Merger Consideration) an amount equal to $3,000,000 times a fraction, the numerator of which shall equal the value (calculated based on the Determination Price) of such former holder's Exchange Common Consideration and the denominator of which shall equal the Total Primary Equity Base, and (ii) to each former holder of a Warrant sold pursuant to a Warrant Purchase Agreement an amount equal to $3,000,000 times a fraction, the numerator of which shall equal the sum of the Warrant Purchase Price paid to such holder pursuant to a Warrant Purchase Agreement and the value (calculated based on the Determination Price) of such holder's Exchange Preferred Consideration and the denominator of which shall equal the Total Primary Equity Base, as more specifically set forth in the Warrant Purchase Agreement. In the event one or more Unresolved Claims with respect to the Escrow Indemnity Funds, if any, shall exist on the Initial Distribution Date, cash in the amount equal to the sum of (i) $5,000,000, (ii) the aggregate amount of such Unresolved Claims and (iii) the amount reasonably estimated by Acquiror to cover the fees, expenses and other costs (including reasonable counsel fees and expenses) which will be required to resolve such Unresolved Claims shall be retained as part of the Escrow Indemnity Funds and the balance thereof, if any, shall be distributed to the Stockholder Representative for the benefit of the Persons entitled thereto in accordance with their proportionate interests, calculated in accordance with the first sentence of this Section 8.3(c). Upon the resolution of all such Unresolved Claims made prior to the Initial Distribution Date and the payment of all such fees, expenses and costs with respect thereto out of the Escrow Indemnity Funds, the balance of the cash, if any, so retained on the Initial Distribution Date shall be distributed to the Stockholder Representative for the benefit of the Persons entitled thereto in accordance with their proportionate interests, calculated in accordance with the first sentence of this Section 8.3(c).

     In the event there are no Unresolved Claims on the date which is one day after the expiration of the Escrow Indemnity Period, or the next business day if such date is not a business day, the Escrow Indemnity Funds then remaining shall be distributed to the Stockholder Representative for the benefit of each former holder of a Share Certificate (or his, her or its nominee or transferee, as set forth in the Transmittal Documents in respect of the Cash Merger Consideration) and each former holder of a Warrant sold pursuant to a Warrant Purchase Agreement in accordance with their proportionate interests, calculated in accordance with the first sentence of this Section 8.3(c). In the event one or more Unresolved Claims with respect to the Escrow Indemnity Funds, if any, shall exist upon the expiration of the Escrow Indemnity Period, cash in the amount equal to the sum of (i) the aggregate amount of such Unresolved Claims and (ii) the amount reasonably estimated by Acquiror to cover the fees, expenses and other costs (including reasonable counsel fees and expenses) which will be required to resolve such Unresolved Claims shall be retained as part of the Escrow Indemnity Funds and the balance thereof, if any, shall be distributed to the Stockholder Representative for the benefit of the Persons entitled thereto in accordance with their proportionate interests, calculated in accordance with the first sentence of this Section 8.3(c). Upon the resolution of all such Claims and the payment of all such fees, expenses and costs out of the Escrow Indemnity Funds, the balance of the cash, if any, shall be distributed to the Stockholder Representative for the benefit of the Persons entitled thereto in accordance with their proportionate interests, calculated in accordance with the first sentence of this Section 8.3(c).

     Section 8.4. Notice of Claims. If Acquiror believes that it has suffered or incurred any Loss and Expense, it shall notify the Escrow Agent and the Stockholder Representative promptly in writing, and in any event within the applicable time period specified in Section 8.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which Acquiror intends to claim any liability or expense as Loss and Expense under this Article, Acquiror shall promptly give written notice (a "Claim Notice") to notify the Escrow Agent and the Stockholder Representative of such Legal Action. In any event, the failure to so notify the Escrow Agent and the Stockholder Representative shall not relieve the Stockholders of their obligations under this Article, except to the extent such notice is not given within the applicable time period specified in Section 8.1 or such failure to notify prejudices their ability to defend against such Claim.

     Section 8.5. Defense of Third Party Claims. The Stockholder Representative shall have the right to conduct and control, through counsel of his own choosing, reasonably acceptable to Acquiror, any third party Legal Action or other Claim (unless the amount claimed under such Legal Action or other Claim exceeds the Escrow Indemnity Funds, in which case Acquiror shall retain the right to control such Legal Action or other Claim, but the Stockholder Representative shall be entitled to participate at his sole cost and expense), but Acquiror may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the Stockholder Representative shall fail to defend any such Legal Action or other Claim, then Acquiror may defend, through counsel of its own choosing, such Legal Action or other Claim, and (so long as it gives the Stockholder Representative at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the Stockholder Representative to then undertake the defense thereof, except as set forth above) settle such Legal Action or other Claim, and to recover out of the Escrow Indemnity Funds the amount of such settlement or of any judgment and the costs and expenses of such defense. The Stockholder Representative shall not compromise or settle any such Legal Action or other Claim without the prior written consent of Acquiror. All reasonable costs and expenses defending any such third party Legal Action or other Claim, including the amount of any settlement or of any judgment, shall be paid out of the Escrow Indemnity Funds.

     Section 8.6. Balance Sheet Adjustment; Arcus Parties' Expenses.

     (a) Three business days immediately preceding the Closing Date, the Company shall prepare and deliver to Acquiror a schedule showing the Company's good faith estimate of Net Indebtedness as of the Effective Time (the "Company Indebtedness Calculation"), which schedule shall be accompanied by a letter from Banque Paribas certifying to Acquiror the entire unpaid balance (principal and interest) of the Arcus Entities' Indebtedness under the Credit Facility, such that the payment thereof on the Closing Date would terminate that Indebtedness. If Acquiror disagrees with such estimate, Representatives of the Company and Acquiror shall meet to discuss such estimate, and the Company Indebtedness Calculation shall be revised, to the extent agreed, to reflect such discussion. Within eighty (80) days subsequent to the Closing Date, Acquiror shall prepare and deliver to the Stockholder Representative and the Escrow Agent a schedule showing Acquiror's calculation of the Company's Net Indebtedness as of the Effective Time. Acquiror's determination of the Company's Net Indebtedness as set forth in such schedule shall be final, conclusive and binding on the Parties unless the Stockholder Representative shall, with fifteen (15) days following receipt of such schedule, notify Acquiror and the Escrow Agent in writing (a "Dispute Notice") of an objection to such calculation, setting forth with reasonable specificity the basis of such objection. If a Dispute Notice is submitted by the Stockholder Representative and if the Stockholder Representative and Acquiror cannot agree as to the calculation of the Company's Net Indebtedness as of the Effective Time within fifteen (15) days following delivery of such Dispute Notice, the determination of the amount of the Company's Net Indebtedness shall be fully and finally resolved in accordance with Article 9. The amount of the Company's Net Indebtedness, as finally determined pursuant to this Section 8.6(a) or, if applicable, Article 9, shall be referred to herein as the "Final Indebtedness Amount" and the date on which such final determination is made shall be referred to herein as the "Final Determination Date."

     (b) The Parties hereto agree, and by adopting and approving this Agreement and the Merger or the ATSI Plan of Merger, the ATSI Merger, the UAC Plan of Merger or the UAC Merger, as the case may be, the stockholders of the Arcus Parties shall agree, that cash in the Estimated Expense Amount will be withheld from the aggregate Cash Merger Consideration and the aggregate Warrant Purchase Price and deposited into the Expense Fund in order for the Stockholder Representative, on behalf of former holders of Share Certificates and former holders of Warrants sold pursuant to one or more Warrant Purchase Agreements, to have funds available (i) to pay Expenses incurred by the Arcus Parties in connection with or related to this Agreement, the Merger and the Transactions and (ii) to pay fees and expenses, if any, incurred by the Stockholder Representative in connection with the payment of any expense contemplated by this Agreement or the Escrow Agreement. The Stockholder Representative shall, upon receipt of invoices or other appropriate documentation detailing the Arcus Parties' Expenses, be authorized, entitled and directed to make payment of such Arcus Parties' Expenses out of the Expense Fund. The Stockholder Representative shall pay (i) on the date that is one hundred eighty (180) days following the Closing Date, the balance, if any, of any funds on deposit in the Expense Fund in excess of $500,000 and (ii) on the last date on which the balance of the Escrow Indemnity Funds may be distributed to the Stockholder Representative pursuant to Section 8.3(c) (or on such earlier date as the Stockholder Representative, in its sole discretion, may choose but in no event earlier than the Initial Distribution Date), the balance, if any, of any funds on deposit in the Expense Fund as follows: to (A) each former holder of a Share Certificate (or his, her or its nominee or transferee, as set forth in the Transmittal Documents in respect of the Cash Merger Consideration) in an amount equal to the applicable balance on deposit in the Expense Fund times a fraction, the numerator of which shall equal the value (calculated based on the Determination Price) of such former holder's Exchange Common Consideration and the denominator of which shall equal the Total Primary Equity Base, and (B) each former holder of a Warrant sold pursuant to a Warrant Purchase Agreement in an amount equal to the applicable balance on deposit in the Expense Fund times a fraction, the numerator of which shall equal the sum of the Warrant Purchase Price paid to such holder pursuant to the Warrant Purchase Agreement and the value (calculated based on the Determination Price) of such holder's Exchange Preferred Consideration and the denominator of which shall equal the Total Primary Equity Base, as more specifically set forth in the Warrant Purchase Agreement.

     (c) The Parties hereto agree, and by adopting and approving this Agreement and the Merger or the ATSI Plan of Merger, the ATSI Merger, the UAC Plan of Merger or the UAC Merger, as the case may be, the stockholders of the Arcus Parties shall agree, that if the Company Indebtedness Calculation reflects a Net Working Capital Surplus of $300,000 or less, then cash in an aggregate amount equal to the Escrow Holdback Amount will be withheld from the aggregate Cash Merger Consideration and, together with the Warrant Escrow Holdback Amount to be withheld pursuant to the Warrant Purchase Agreements from the Warrant Purchase Price (collectively, the "Combined Escrow Holdback Amount"), will be deposited into escrow and held and disbursed in accordance with the terms of this Article 8 and the Escrow Agreement in order to have funds available in the event that the Final Indebtedness Amount is greater than the Company Indebtedness Calculation. The Combined Escrow Holdback Amount shall be determined in accordance with the following schedule:

         Amount of Net            Combined Escrow Holdback
    Working Capital Surplus                Amount
-------------------------------   -------------------------
       $300,001 or More                 $      0
       $250,001--$300,000               $ 50,000
       $200,001--$250,000               $100,000
       $150,001--$200,000               $150,000
       $100,001--$150,000               $200,000
       $ 50,001--$100,000               $250,000
       $      0--$50,000                $300,000

     In the event that the Final Indebtedness Amount is greater than the Company Indebtedness Calculation, then on the second business day after the Final Determination Date, (i) cash in an amount equal to the difference between the Final Indebtedness Amount and the Company Indebtedness Calculation shall be distributed to Acquiror out of the Combined Escrow Holdback Amount and, if the Combined Escrow Holdback Amount is not sufficient to provide for such payments, out of the Escrow Indemnity Funds pursuant to Section 8.2(a)(iii), and (ii) the balance, if any, of the Combined Escrow Holdback Amount shall be distributed to the Stockholder Representative for the benefit of each former holder of a Share Certificate and each former holder of a Warrant in accordance with their proportionate interests, calculated in accordance with the first sentence of
Section 8.3(c). In the event that the Final Indebtedness Amount is equal to or less than the Company Indebtedness Calculation, then on the second business day after the Final Determination Date the balance of the Combined Escrow Holdback Amount shall be distributed to the Stockholder Representative for the benefit of the Persons entitled thereto in accordance with their proportionate interests, calculated in accordance with the first sentence of Section 8.3(c).

     Section 8.7. Exclusive Remedy. The indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to Acquiror or any of its Affiliates against the Arcus Parties, the Stockholders or any of their respective Affiliates for any Claim under this Agreement or otherwise relating to the Merger or the Transactions (excluding under the Stockholders' Agreement and the Non-Competition Agreements).

                                  ARTICLE 9.


                                  ARBITRATION

     Except as otherwise set forth herein, any claim or controversy arising out of relating to this Agreement, any breach thereof or the transactions contemplated hereby shall be settled by arbitration before a panel of three (3) arbitrators in accordance with the procedures set forth in this Article 9. The venue for any such arbitration shall be Boston, Massachusetts or such other location as the Parties may mutually agree. Except as expressly set forth herein, all proceedings under this Article 9 shall be undertaken in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in force. Only individuals who are (i) lawyers engaged full-time in the practice of law or former judges of a state or federal court of general or appellate jurisdiction, and (ii) on the AAA register of arbitrators, shall be selected as arbitrators. Each Party shall select one (1) arbitrator within thirty (30) days after a demand for arbitration is made hereunder. If any Party shall fail to select an arbitrator, the arbitrator selected by the other Party shall proceed to hear and determine the dispute. The two (2) arbitrators so selected shall select a third arbitrator (the "Neutral"), failing which the Neutral shall be appointed by the AAA. The three (3) arbitrators so chosen shall determine any dispute hereunder by not less than a majority vote. Any arbitration award shall be in writing and signed by not less than two (2) of the arbitrators. Judgment upon the written award may be entered and enforced in any court of competent jurisdiction. The written decision of the arbitrators shall be valid, binding, final and non-appealable except for such grounds as are specified in 9 U.S.C. [sec][sec]10, 11. The arbitrators shall not be empowered to award punitive damages against any Party to such arbitration. Nor shall the arbitrators be empowered to issue any form of injunctive or equitable relief against any Party, jurisdiction over which shall remain in the courts of competent jurisdiction. The arbitrators shall require the non-prevailing Party or Parties to pay the Neutral's reasonable fees and expenses. If, in the opinion of a majority of the arbitrators, there is no prevailing Party, the Neutral's reasonable fees and expenses will be borne equally by the Parties to the arbitration. Notwithstanding anything to the contrary contained in this Agreement, in the event any action is brought to enforce the provisions of this
Article 9, the non-prevailing Party or Parties shall be required to pay the reasonable attorneys' fees and expenses of the prevailing Party or Parties, except that if in the opinion of the court or arbitrator deciding such action there is no prevailing Party, each Party shall pay its own attorneys' fees and expenses.


                                  ARTICLE 10.


                              GENERAL PROVISIONS

     Section 10.1. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the Parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

     (a) If to Acquiror:


       Iron Mountain Incorporated
       745 Atlantic Avenue, 10th Floor
       Boston, MA 02111
       Attention: C. Richard Reese


       Telecopier No.: (617) 350-7881 with a copy to:


       Sullivan & Worcester LLP
       One Post Office Square
       Boston, MA 02109
       Attention: William J. Curry
       Telecopier No.: (617) 338-2880

   (b) If to any of the Arcus Parties:
       c/o United Acquisition Company
       667 Madison Avenue, 25th Floor
       New York, NY 10021-8029
       Attention: Clarke H. Bailey
       Telecopier No.: (212) 758-8531

       with a copy to:
       Paul, Hastings, Janofsky & Walker LLP
       399 Park Avenue New York, NY 10022
       Attention: William F. Schwitter
       Telecopier No.: (212) 319-4090

   (c) If to the Stockholder Representative:

       Mr. Clarke H. Bailey
       10 Oxford Road
       Larchmont, NY 10538
       Telecopier No.: (914) 834-4778

     Section 10.2. Headings. The headings contained in this Agreement are for purposes of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.3. Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to Affect Materially and Adversely any Party, the Parties shall negotiate in good faith to modify this Agreement as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

     Section 10.4. Entire Agreement. This Agreement (together with the Confidentiality Agreement, the Disclosure Schedule, the Acquiror Disclosure Schedule and the other Collateral Documents delivered in connection herewith) constitutes the entire agreement of the Parties and supersedes all prior agreements and undertakings, both written and oral (other than the Confidentiality Agreement), between the Parties, or any of them, with respect to the subject matter hereof.

     Section 10.5. Assignment. This Agreement shall not be assigned by operation of law or otherwise and any purported assignment shall be null and void, provided that after the Effective Time Acquiror may assign its rights under this Agreement to any Affiliate of Acquiror or any Person who acquires all or substantially all of the assets of Acquiror (including, without limitation, through merger or otherwise).

     Section 10.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and except for the provisions of
Section 5.5, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 10.7. Governing Law; Attorneys Fees. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of New York applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction, except to the extent that the provisions of the DGCL apply to the Merger.

     Section 10.8. Enforcement of the Agreement. Subject to Section 8.7 and
Article 9 of this Agreement, each Party recognizes and agrees that each other Party's remedy at law for any breach of the provisions of this Agreement would be inadequate and agrees that for breach of such provisions, such Party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each Party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Subject to
Section 8.7 and Article 9 of this Agreement, nothing herein contained shall be construed as prohibiting a Party from pursuing any other remedies available to such Party for any breach or threatened breach hereof or failure to take or refrain from any action as required hereunder to consummate the Merger and carry out the Transactions.

     Section 10.9. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 10.10. Mutual Drafting. This Agreement is the result of the joint efforts of Acquiror and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any Party based on any presumption of that Party's involvement in the drafting thereof.


                                  ARTICLE 11.


                                  DEFINITIONS

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the Disclosure Schedule, the Acquiror Disclosure Schedule and each Collateral Document, notice, certificate, communication, opinion or other document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

     "Acquiror" shall have the meaning given to it in the Preamble.

     "Acquiror Disclosure Schedule" shall mean the disclosure schedule dated as of the date of this Agreement delivered by Acquiror to the Arcus Parties.

     "Acquiror Financial Statements" shall have the meaning given to it in
Section 4.4(b).

     "Acquiror Optionee" shall have the meaning given to it in Section 2.1(f).

     "Acquiror Optionee Aggregate Spread Value" shall mean the sum of the product of (i) the difference between the Share Price and the exercise price of each Option Security (whether vested or unvested) as of the Effective Time held by the Acquiror Optionees and (ii) the number of shares of Company Stock issuable upon exercise of such Option Securities.

     "Acquiror SEC Reports" shall have the meaning given to it in Section
4.4(a).

     "Acquiror Stock" shall have the meaning given to it in the Preamble.

     "Acquiror Voting Agreement" shall mean the agreement substantially in the form of Exhibit 7.1(f) hereto.

     "Adjustment Aggregate Spread Value" shall have the meaning given to it in
Section 2.1(f).

     "Adverse," "Adversely," when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") shall mean, with respect to the Arcus Entities or Acquiror, as the case may be, any Event which could reasonably be expected to (a) adversely affect the validity or enforceability of this Agreement or any Collateral Document or the likelihood of consummation of the Merger, (b) adversely affect in any material respect the business, operations, properties, condition (financial or other), or results of operation (including without limitation, earnings before interest, taxes, depreciation and amortization) of the Arcus Entities, or Acquiror and its Subsidiaries, in each case taken as a whole, as the case may be (it being understood that a reduction in the market value of Acquiror Stock shall not, in and of itself, constitute or be deemed to reflect an Adverse Change), (c) impair in any material respect the Company's or Acquiror's, as the case may be, ability to fulfill its obligations under the terms of this Agreement or any Collateral Document, or (d) adversely affect in any material respect the aggregate rights and remedies of the Arcus Entities or Acquiror, as the case may be, under this Agreement or any Collateral Document.

     "Affiliate," "Affiliated" shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and (f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

     "Affiliate Agreement" shall have the meaning given to it in Section 5.3.

     "Aggregate Consideration Amount" shall have the meaning given to it in
Section 2.6.

     "Aggregate Spread Value" shall mean the product of (i) the amount of the difference between the closing price per share of Acquiror Stock on the Nasdaq National Market System (as provided by the Nasdaq National Market System or, if unavailable from such source, then as reported in the Wall Street Journal) for the date of termination of employment of the applicable employee (or, if such date is not a trading day, then for the trading day immediately preceding such date of termination) and the exercise price of each Exchange Option immediately after the Effective Time, as it may be adjusted for stock splits, stock dividends or similar events and (ii) the number of shares of Acquiror Stock issuable upon exercise of such Exchange Option.

     "Agreement" shall mean this Agreement as originally in effect, including unless the context otherwise specifically requires, all schedules and exhibits hereto, as the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

     "Applicable Law" shall mean any Law of any Authority, whether domestic or foreign, including without limitation the DGCL and the NRS, all federal and state securities laws, the Code, ERISA and Environmental Laws, to or by which a Person or it or any of its business or operations is subject or any of its property or assets is bound.

     "Arcus Entities" means, collectively, the Company, UAC, ATSI and their respective Subsidiaries.

     "Arcus Parties" shall have the meaning given to it in the Preamble.

     "Arcus Parties' knowledge" (including the term "to the knowledge of the Arcus Parties") means the knowledge, information or belief of any director or executive officer of the Arcus Parties; and, solely in the case of Messrs. Clarke H. Bailey, Richard A. Drutman, Frank G. Hayes, Julien H. Meyer III, Thomas H. Seefurth, and G. Theodore Wolf II, that such director or executive officer, after reasonable investigation (which shall include, without limitation, interrogation of James Giess, George Groff, Thomas Hammer, James Leffel, Kathleen Leffel-Perkins and Donald Muskopf but, due to the Parties' desire and need for secrecy, shall not include interrogation of any other employee, including, without limitation, any branch manager), shall have reason to believe and shall believe that the subject representation or warranty is true and accurate as stated.

     "Arcus Special Meetings" shall have the meaning given to it in Section 1.2(a).

     "ATSI" shall have the meaning given to it in the Preamble.

     "ATSI Common Stock" shall mean the common stock, par value $.01 per share, of ATSI.

     "ATSI Merger" shall have the meaning given to it in the Preamble.

     "ATSI Option Plan" shall have meaning given to it in Section 3.13(c).

     "ATSI Plan of Merger" shall have the meaning given to it in the Preamble.

     "Authority" shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, court, department, instrumentality, or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

     "Balance Sheet Date" means, with respect to the Arcus Entities other than the Company and UAC, June 30, 1997 and, with respect to the Company and UAC, December 31, 1996.

     "Benefit Arrangement" shall mean any material benefit arrangement that is not a Plan, including (i) any employment or consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits,
(iii) any incentive bonus or deferred bonus arrangement, (iv) any arrangement providing termination allowance, severance pay, salary continuation for disability, or other leave of absence, supplemental unemployment benefits, lay-off, reduction in force or similar benefits, (v) any stock option or equity compensation plan, (vi) any deferred compensation plan, (vii) any compensation policy and practice, (viii) any educational assistance arrangements or policies and (ix) any change of control arrangements or policies.

     "Cash Merger Consideration" shall have the meaning given to it in Section 2.1(a).

     "Cause" shall mean if (i) the Person has committed a willful act, such as fraud, conversion, embezzlement, falsifying records or reports, or a similar act against Acquiror or any of its Subsidiaries, intending to enrich himself at the expense of Acquiror or any of its Subsidiaries, (ii) the Person has been guilty of willful misconduct or gross negligence in carrying out his duties, or (iii) the Person has been convicted of, or entered a plea of guilty to, a felony crime involving moral turpitude.

     "Certificate" shall have the meaning given to it in Section 2.1(b).

     "Change in Control" shall mean (i) the acquisition of, or the commencement of a tender offer which is being made pursuant to a binding agreement to which Acquiror is a party or which otherwise has been approved by Acquiror's Board of Directors for, beneficial ownership of 50% or more of the voting capital stock of a Person, directly or indirectly, by a Person or group of Persons under common control (other than Vincent J. Ryan, Schooner Capital Corporation, C. Richard Reese, Eugene B. Doggett, B. Thomas Golisano and/or any of their respective Affiliates); (ii) a change in the membership of the Board of Directors of a Person such that, following such change, at least 50% of the members were not members on the date of this Agreement; or (iii) approval by the stockholders of a Person of a sale of the Person's businesses and/or assets which represent all or substantially all of the Person's total assets.

     "Claim Notice" shall have the meaning given to it in Section 8.4.

     "Claims" shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

     "Closing" shall have the meaning given to it in Section 1.3.

     "Closing Date" shall have the meaning given to it in Section 1.3.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

     "Code" shall have the meaning given to it in the Preamble.

     "Collateral Document" shall mean any agreement, instrument, certificate, opinion, memorandum, schedule or other document delivered by a Party or a Stockholder pursuant to this Agreement or in connection with the Merger and the Transactions.

     "Combined Escrow Holdback Amount" shall have the meaning given to it in
Section 8.6(c).

     "Comfort Letter" shall mean an accountant's comfort letter to be delivered to one or more underwriters or initial purchasers (in the case of a financing under Rule 144A of the Securities Act) of Acquiror's securities; provided that such underwriter's or initial purchaser's request conforms with AICPA Statement on Auditing Standards 72, as amended, and is comparable to the information requested by similarly situated companies in comparable financing transactions.


     "Common Cash Amount" shall mean the product of (i) the Fully Diluted Common Equity Value and (ii) 58%; provided, however, that such amount shall be reduced, if necessary, consistent with Section 2.6 hereof.

     "Common Cash Conversion Number" shall mean the quotient obtained by dividing (i) the Common Cash Amount by (ii) the number of Fully Diluted Common Shares.

     "Common Equity Value" shall mean an amount equal to the remainder of (A) the Total Equity Consideration less (B) the Preferred Equity Value.

     "Common Stock Amount" shall mean the quotient obtained by dividing (a) the product of (i) the Fully Diluted Common Equity Value and (ii) 42% by (b) the Determination Price; provided, however, that the number of shares of Acquiror Stock resulting from such formula shall be increased, if necessary, consistent with Section 2.6 hereof.

     "Common Stock Conversion Number" shall mean the quotient obtained by dividing (i) the Common Stock Amount by (ii) the number of Fully Diluted Common Shares.

     "Common Stock Escrow Indemnity Contribution" shall mean Eight Million Dollars ($8,000,000) times a fraction, the numerator of which shall equal the aggregate Exchange Common Consideration and the denominator of which shall equal the Total Primary Equity Base.

     "Common Stock Expense Fund Contribution" shall mean an amount equal to the Estimated Expense Amount times a fraction, the numerator of which shall equal the aggregate Exchange Common Consideration and the denominator of which shall equal the Total Primary Equity Base.

     "Company" shall have the meaning given to it in the Preamble.

     "Company Indebtedness Calculation" shall have the meaning given to it in
Section 8.6(a).

     "Company Preferred" shall have the meaning given to it in Section 2.1(b).

     "Company Stock" shall have the meaning given to it in Section 2.1(a).

     "Confidentiality Agreement" shall have the meaning given to it in Section 5.1(a).

     "Contract," "Contractual Obligation" shall mean any term, condition, provision, representation, warranty, agreement, covenant, undertaking, commitment, indemnity or other obligation which is outstanding or existing under any instrument, contract, lease or other contractual undertaking to which the obligee is a party or by which it or any of its business is subject or property or assets is bound.

     "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement (including credit arrangement) or understanding, or as trustee or executor or otherwise.

     "Convertible Securities" shall mean any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for shares of capital stock of an Arcus Entity, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

     "Court" shall have the meaning given to it in Section 3.26.

     "Credit Facility" shall mean the Credit Facility, dated as of July 31, 1995 among ATSI, Arcus, Inc., the various financial institutions from time to time party thereto, and Banque Paribas, as Agent, as amended from time to time in accordance with the terms thereof.

     "Deemed Value" shall mean, with respect to cash and/or shares of Acquiror Stock delivered pursuant to Section 2.1(f), the sum of (i) any cash so delivered and (ii) the value of any shares so delivered, assuming such shares were valued at the closing price per share of Acquiror Stock on the Nasdaq National Market System (as provided by the Nasdaq National Market System or, if unavailable from such source, then as reported in the Wall Street Journal) for the trading day immediately prior to the date such Acquiror Stock is delivered to the Stockholder Representative pursuant to Section 2.1(f).

     "Designated Exercise Date" shall mean the dates (or periods, as applicable) designated by Acquiror for the exercise of the Minimum Exercise Number in a written notice delivered by Acquiror to the Arcus Parties not less than thirty
(30) days prior to the Closing Date.

     "Determination Price" shall mean the average closing price per share of Acquiror Stock, based on each day's closing price as provided by the Nasdaq National Market System or, if unavailable from such source, then as reported in the Wall Street Journal, for the period of twenty (20) trading days ending on the third trading day prior to (and not including) the Closing Date; provided, however, that if the average closing price per share of Acquiror Stock so calculated is less than $29.00, then the Determination Price shall be $29.00; and provided, further, that if the average closing price per share of Acquiror Stock so calculated is greater than $36.00, then the Determination Price shall be $36.00.

     "DGCL" shall have the meaning given to it in the Preamble.

     "Disclosure Schedule" shall mean the disclosure schedule dated as of the date of this Agreement delivered by the Arcus Parties to Acquiror.

     "Dispute Notice" shall have the meaning given to it in Section 8.6(a).

     "Dissenting Shares" shall have the meaning given to it in Section 2.5(a).

     "Distribution" shall mean, with respect to the Arcus Entities: (a) the declaration or payment of any dividend (except dividends payable in capital stock of an Arcus Entity) on or in respect of any shares of any class of capital stock of an Arcus Entity owned by a Person other than an Arcus Entity, (b) the purchase, redemption or other retirement of any shares of any class of capital stock of an Arcus Entity, owned by a Person other than an Arcus Entity, and (c) any other distribution on or in respect of any shares of any class of capital stock of an Arcus Entity, owned by a Person other than an Arcus Entity.

     "Effective Time" shall have the meaning given to it in Section 1.4.

     "Employment Arrangement" shall mean, with respect to any Person, any employment, consulting, retainer or severance contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty (30) days without liability, penalty or payment of any kind by such Person or any Affiliate (other than any such liability, penalty or payment of general application to all the Arcus Entities' employees)), providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA.

     "Enforceability Exceptions" shall have the meaning set forth in Section 3.1(c).

     "Entity" shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

     "Environmental Law" shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment or occupational health and safety, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other pollutants, contaminants, chemicals, noises, toxic or hazardous substances, materials or wastes, as matter, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes.

     "Environmental Permit" shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     "ERISA Affiliate" shall mean any Person that is or has ever been treated as a single employer with the Arcus Entities under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

     "Escrow Agent" shall have the meaning given to it in Section 8.2(b).

     "Escrow Agreement" shall have the meaning given to it in Section 8.3(b).

     "Escrow Holdback Amount" shall mean an amount equal to the Combined Escrow Holdback Amount times a fraction, the numerator of which shall equal the aggregate Exchange Common Consideration and the denominator of which shall equal the Total Primary Equity Base.

     "Escrow Indemnity Funds" shall have the meaning given to it in Section 8.2(a).

     "Escrow Indemnity Period" shall have the meaning given to it in Section
8.1.

     "Estimated Expense Amount" shall mean a cash amount equal to $750,000.

     "Event" shall mean the occurrence or existence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     "Exchange Agent" shall have the meaning given to it in Section 2.2(a).

     "Exchange Common Consideration" shall have the meaning given to it in
Section 2.1(a).

     "Exchange Fund" shall have the meaning given to it in Section 2.2(a).

     "Exchange Option" shall have the meaning given to it in Section 2.4.

     "Exchange Preferred Consideration" shall have the meaning given to it in
Section 2.1(b).

     "Expense Fund" shall mean that certain account established at or prior to the Effective Time with a bank or other financial institution reasonably acceptable to the Parties hereto, which shall be under the dominion and control of the Stockholder Representative for the benefit of the former holders of Share Certificates and former holders of Warrants and into which shall be deposited, in addition to certain other monies, the Estimated Expense Amount.

     "Expenses" shall have the meaning set forth in Section 7.5(a).


     "Final Determination Date" shall have the meaning given to it in Section 8.6(a).

     "Final Indebtedness Amount" shall have the meaning given to it in Section 8.6(a).

     "Financial Statements" shall have the meaning given to it in Section
3.2(a).


     "Fully Diluted Common Equity Value" shall mean the sum of (i) the Common Equity Value, (ii) the aggregate exercise price of all Option Securities (whether vested or unvested) as of the Effective Time, and (iii) the aggregate exercise price of all Warrants which are outstanding as of the Effective Time (without giving effect to Section 2.1(c)).

     "Fully Diluted Common Shares" shall mean the sum of (i) the number of shares of Company Stock issued and outstanding immediately prior to the Effective Time after giving effect to the Reorganization and including all shares of Company Stock for which shares of UAC Common Stock or ATSI Common Stock are exchanged pursuant thereto (except Shares to be canceled pursuant to Section 2.1(c)), (ii) the number of Shares of Company Stock which would have been issued as a result of the Reorganization had holders of UAC Common Stock or ATSI Common Stock not exercised dissenters or appraisal rights in connection with the UAC Merger or ATSI Merger, as the case may be, (iii) the number of Shares of Company Stock which may be issued pursuant to Option Securities (whether vested or unvested) as of the Effective Time, and (iv) the maximum number of Shares of Company Stock which may be issued pursuant to the Warrants which are outstanding as of the Effective Time (without giving effect to Section 2.1(c)).

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America applied on a basis consistent with past practice.

     "Governmental Authorizations" shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities.

     "Governmental Filings" shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

     "Guaranty" or "Guaranteed" shall mean any agreement, undertaking or arrangement by which any of the Arcus Entities guarantees, endorses or otherwise becomes or is liable, directly or indirectly, contingently or otherwise, upon any indebtedness of any other Person including without limitation the payment of amounts drawn down by beneficiaries of letters of credit (other than by endorsements of negotiable instruments for deposit or collection in the ordinary course of business). The amount of the obligor's obligation under any Guaranty shall be deemed to be the outstanding amount (or maximum permitted amount, if larger) of the indebtedness directly or indirectly guaranteed thereby (subject to any limitation set forth therein).

     "Hazardous Materials" shall mean any substance (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law; (b) that is defined as a "hazardous waste","hazardous material" or "hazardous substance" under any Environmental Law; (c) that is toxic, explosive, corrosive, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Authority; or (d) that contains or consists of petroleum or petroleum products, polychlorinated biphenyls, asbestos, or urea formaldehyde foam insulation.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     "Indebtedness" shall mean, with respect to the Arcus Entities, the sum of
(i) all obligations, contingent or otherwise, in respect of borrowed money, notes or similar interests and all guarantees, endorsements and other contingent obligations in respect of Indebtedness of others (it being understood that obligations of the Arcus Entities in respect of trade payables incurred in the ordinary course of business shall not constitute Indebtedness) and (ii) any Net Working Capital Deficit.

     "Indemnified Parties" shall have the meaning given to it in Section 5.5.

     "Initial Distribution Date" shall have the meaning given to it in Section 8.3(c).

     "Intangible Assets" shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means.

     "Law" shall mean (a) any administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Governmental Authority, domestic or foreign; or (b) the common law, or other legal precedent; including, in each such case or instance, any interpretation or directive, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

     "Lease" shall mean any lease of property, whether real, personal or mixed, and all amendments thereto.

     "Legal Action" shall mean any litigation or legal or other actions, arbitrations, counterclaims, proceedings, requests for material information by or pursuant to the order of any Authority, or suits, at law or in arbitration, equity or admiralty commenced by any Person, whether or not purported to be brought on behalf of a party hereto affecting such party or any of such party's business, property or assets.

     "Lien" shall mean any of the following: mortgage; lien (statutory or other); preference, priority or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, variance, reservation or limitation, right of way, zoning restriction, building or use restriction, and the like, which would adversely affect any party's ability to use the affected property as it is currently used by an Arcus Entity); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

     "Loss and Expense" shall have the meaning given to it in Section 8.2(a).

     "Material" or "materiality" for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

     "Material Agreement" or "Material Commitment" shall mean, with respect to the Arcus Entities or Acquiror, as the case may be, any Contractual Obligation
(a) which involves the purchase, sale or lease of goods or materials or performance of services aggregating more than $100,000 (other than those relating to billable consulting staff), or (b) which involves indebtedness for money borrowed in excess of $100,000 or (c) which is or otherwise constitutes a written agency, dealer, license, distributorship, sales representative or similar written agreement involving more than $100,000.

     "Merger" shall have the meaning given to it in the Preamble.

     "Merger Consideration" shall mean the Exchange Common Consideration and the Exchange Preferred Consideration.


     "Minimum Exercise Number" shall mean the aggregate number of Option Securities vested as of the Effective Time and Option Securities that vest on or before June 30, 1998, or such other number as the Parties shall reasonably agree not less than thirty (30) days prior to the Closing Date.


     "Multiemployer Plan" shall mean a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

     "Net Indebtedness" shall mean with respect to Arcus Entities, the difference of (A) the sum of (without duplication) (a) all Indebtedness, (b) all obligations, contingent or otherwise, (i) under leases which are capitalized on the consolidated balance sheet of the Arcus Entities, (ii) in respect of the deferred purchase price of property (excluding any amounts held in or payable from that certain escrow account established in connection with the acquisition of Wolf Advisory International, Inc. and Wolf Advisory International, Ltd. and certain assets of Computer Plus Temporaries, Inc. on or about June 19, 1996) and
(iii) in respect of any deferred compensation plan or arrangement (other than any 401(K) plan) and all guarantees, endorsements and other contingent obligations in respect of obligations of the type referred in this clause (b) of others, (c) the aggregate full amount of all installment sales amounts, contingent payments or "earnouts" that an Arcus Entity may be required to pay under any agreements pursuant to which such Arcus Entity acquired the outstanding capital stock or assets of another Person (other than (A) contingent payments in an amount not to exceed $750,000 payable in respect of the PSI Acquisition and (B) contingent payments payable by Arcus Data Security, Inc. pursuant to Section 4.01(b) and Section 4.01(c) of that certain Purchase Agreement dated as of October 31, 1996 among Towler Companies, Inc. d/b/a/ The Rock Island Group, William A. Towler and Arcus Data Security, Inc.) and (d) accrued interest to the date of the Merger in respect of Indebtedness or the obligations of the type referred to in clause (b) of this definition and all fees, expenses and other amounts (including so-called "breakage" amounts) due in connection with the prepayment in full of such Indebtedness which will be prepaid at Closing; minus (B) (i) cash and cash equivalents, (ii) the lesser of $150,000 or the principal amount outstanding as of the Effective Time of the promissory note payable to an Arcus Entity by TPI Acquisition Corp., (iii) the principal amount outstanding in an amount not to exceed $26,000 of a promissory note payable to an Arcus Entity by an employee), (iv) obligations under performance bonds and reimbursement obligations under letters of credit and (v) any amounts otherwise included within clauses (b) and (c) above to the extent that such obligations have been fully funded or otherwise cash collateralized, so long as the cash which has funded or collateralized such obligation is not considered a reduction in calculating Net Indebtedness.

     "Net Preferred Shares" shall have the meaning given to it in Section
2.2(a).

     "Net Shares" shall have the meaning given to it in Section 2.2(a).

     "Net Working Capital" shall mean (x) the sum of accounts receivable (less allowance for doubtful accounts), inventory and prepaid expenses and other current assets (excluding cash, notes receivable and deferred income taxes) of ATSI, in each case as recorded in accordance with GAAP consistently applied, minus (y) the sum of deferred revenue, state income taxes payable, accounts payable, accrued payroll and other accrued liabilities (including reserves but excluding amounts due to parent, deferred compensation and liabilities related to debt, including, without limitation, accrued interest) of ATSI, in each case as recorded in accordance with GAAP consistently applied; provided, however, that (a) any effect on Net Working Capital resulting from the exercise of any Option Security between the Balance Sheet Date and the Effective Time shall be excluded from the calculation thereof and (b) Expenses of the Arcus Parties in respect of the Transactions shall not be included in calculating Net Working Capital.

     "Net Working Capital Deficit" shall mean, as of the Effective Time, the excess, if any, of (x) Net Working Capital as derived from the ATSI Financial Statements at June 30, 1997 (which amount equals $4,986,429), over (y) Net Working Capital immediately prior to the ATSI Merger.

     "Net Working Capital Surplus" shall mean, as of the Effective Time, the excess, if any, of (x) Net Working Capital immediately prior to the ATSI Merger over (y) Net Working Capital as derived from the ATSI Financial Statements at June 30, 1997 (which amount equals $4,986,429).

     "Non-Competition Agreements" shall mean the several agreements between an Arcus Entity or Acquiror, on the one hand, and another Person, on the other hand, in the form attached as Exhibit 5.15(a) or Exhibit 5.15(b), as applicable.

     "NRS" shall have the meaning given to it in the Preamble.

     "Option Securities" shall mean all rights, options and warrants, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of an Arcus Entity's capital stock or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event or both.

     "Organic Documents" shall mean the Arcus Parties' or Acquiror's, as the case may be, Articles of Incorporation, Certificate of Incorporation, its by-laws and all stockholder agreements, voting trusts and similar arrangements applicable to any of its capital stock, each as in effect from time to time.

     "Other Transaction" shall mean a transaction or series of related transactions (other than the Merger and the Reorganization) resulting in (a) any change in control of an Arcus Entity, (b) any merger or consolidation of an Arcus Entity, regardless of whether such Arcus Entity is the surviving Entity,
(c) any tender offer or exchange offer for, or any acquisition of, any securities of any Arcus Entity (other than the issuance of shares in accordance with the terms of Option Securities outstanding on the date hereof), (d) any sale or other disposition of assets of an Arcus Entity not otherwise permitted under Section 3.16 hereof, or (e) so long as this Agreement remains in effect, any issue or sale, or any agreement to issue or sell, any capital stock, Convertible Securities or Option Securities of any Arcus Entity (other than (i) pursuant to the Transactions and (ii) the issuance of shares in accordance with the terms of Option Securities outstanding on the date hereof).

     "Party" shall mean a signatory to this Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

     "Person" shall mean any natural individual or any Entity.

     "Plan" shall mean, with respect to the Arcus Entities and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Arcus Entities, or,in the case of any such plan subject to Title IV of ERISA, an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer," as defined in
Section 3(5) of ERISA, other than a Multiemployer Plan.

     "Plan of Reorganization" shall have the meaning given to it in Section
3.26.

     "Preferred Cash Amount" shall mean the product of (i) the Preferred Equity Value and (ii) 5%; provided, however, that such amount shall be reduced, if necessary, consistent with Section 2.6 hereof.

     "Preferred Cash Conversion Number" shall mean the quotient obtained by dividing (i) the Preferred Cash Amount by (ii) the sum of (a) the number of Preferred Shares issued and outstanding immediately prior to the Effective Time (except Preferred Shares to be cancelled pursuant to Section 2.1(c)) and (b) the number of Preferred Shares which would have been issued as a result of the UAC Merger had holders of UAC Preferred Stock not exercised appraisal rights.

     "Preferred Certificate" shall have the meaning given to it in Section
2.1(b).

     "Preferred Equity Value" shall mean the aggregate liquidation preference of the Company Preferred, calculated in accordance with the Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware immediately prior to the Effective Time in connection with the UAC Merger (including Preferred Shares which would have been issued as a result of the UAC Merger had holders of UAC Preferred Stock not exercised appraisal rights).

     "Preferred Exchange Fund" shall have the meaning given to it in Section 2.2(a).

     "Preferred Shares" shall have the meaning given to it in Section 2.1(b).

     "Preferred Stock Amount" shall mean the quotient obtained by dividing (a) the product of the Preferred Equity Value and 95% by (b) the Determination Price; provided, however, that such amount shall be increased, if necessary, consistent with Section 2.6 hereof.

     "Preferred Stock Conversion Number" shall mean the quotient obtained by dividing (i) the Preferred Stock Amount by (ii) the sum of (a) the number of shares of Company Preferred issued and outstanding immediately prior to the Effective Time (except Preferred Shares to be cancelled pursuant to Section 2.1(c)) and (b) the number of Preferred Shares which would have been issued as a result of the UAC Merger had holders of UAC Preferred Stock not exercised appraisal rights.

     "Preferred Stock Merger Consideration" shall have the meaning given to it in Section 2.1(b).

     "Principal Stockholders" shall mean GKH Investments, L.P., GKH Partners L.P., GKH Partners L.P. as nominee of GKH Private Limited, Hudson River Capital LLC and Clarke H. Bailey.

     "Private Authorizations" shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to patents, trademarks, service marks, trade names, copyrights, computer software programs, technology and know-how, but not including those with respect to Leases and other general contract rights.

     "Prospectus" shall mean the form of prospectus included in the Registration Statement.

     "PSI Acquisition" shall mean the acquisition by Arcus Staffing Resources, Inc. of all of the assets of Image Solutions, Inc. (d/b/a Professional Solutions, Inc.) pursuant to that certain Asset Purchase Agreement dated as of August 20, 1997 by and among Image Solutions, Inc., Pam Kunhart, John Kunhart, Arcus Technology Services, Inc. and Arcus Staffing Resources, Inc., and all related transactions.

     "Qualified Plan" shall have the meaning given to it in Section 5.8(b).

     "Registered Stock" shall mean that portion of the Stock Merger Consideration and Preferred Stock Merger Consideration consisting of shares of Acquiror Stock to be registered pursuant to the Securities Act.

     "Registration Statement" shall mean the registration statement (including the Prospectus, exhibits, financial statements and schedules included therein), and all amendments thereof (including post-effective amendments) and supplements to the Prospectus which are a part thereof, filed under the Securities Act registering the Registered Stock.

     "Reorganization" shall have the meaning given to it in the Preamble.

     "Representatives" of a Party shall mean the officers, directors, employees, accountants, counsel, financial advisors, consultants and other representatives of such Party.

     "Required Disclosure" shall have the meaning given to it in Section 5.7.

     "SEC" shall mean the Securities and Exchange Commission of the United States or any successor Authority.

     "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rule or regulation, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     "Share Certificate" shall have the meaning given to it in Section 2.1(a).

     "Share Exchange Fund" shall have the meaning given to it in Section
2.2(a).

     "Share Price" equals the quotient of the Fully Diluted Common Equity Value divided by the Fully Diluted Common Shares.

     "Shares" shall have the meaning given to it in Section 2.1(a).

     "Stockholders" shall mean all Persons entitled to receive Merger Consideration (or who would be entitled thereto but for their dissent from the Merger or the Reorganization) pursuant to Sections 2.1(a) and 2.1(b).

     "Stockholders' Agreement" shall mean that certain Stockholders' Agreement of even date herewith among the Principal Stockholders and Acquiror, as the same may from time to time be supplemented amended, modified or restated in the manner therein provided.

     "Stock Merger Consideration" shall have the meaning given to it in Section 2.1(a).

     "Subsidiary" shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

     "Surviving Corporation" shall have the meaning given to it in Section 1.1.

     "Tax" (and "Taxable", which shall mean subject to Tax), shall mean (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by the Arcus Entities or Acquiror, as the case may be, payroll, employment unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of any Arcus Entity or Acquiror, as the case may be with any other Person for the payment of any amounts of the type described in (a), and
(c) any liability of any Arcus Entity or Acquiror, as the case may be for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

     "Tax Return" or "Returns" shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

     "Taxing Authority" shall mean any Authority responsible for the imposition of any Tax.

     "Termination" shall have the meaning given to it in Section 2.1(f).

     "Termination Date" shall mean March 31, 1998 or such other date as the Parties may, from time to time, mutually agree.

     "Termination Fee" shall have the meaning given to it in Section 7.5(b).

     "Threshold Percentage" shall have the meaning given to it in Section 2.6.

     "Total Common Equity Base" shall have the meaning given to it in Section 2.1(f).

     "Total Consideration" shall mean One Hundred Sixty Million Dollars ($160,000,000).

     "Total Equity Consideration" shall mean the difference between the Total Consideration and Net Indebtedness as of the Effective Time.

     "Total Primary Equity Base" shall mean the sum of (1) the value (calculated based on the Determination Price) of the aggregate Exchange Common Consideration, (2) the aggregate Warrant Purchase Price and (3) the value (calculated based on the Determination Price) of the aggregate Exchange Preferred Consideration.

     "Transactions" shall mean the transactions contemplated by this Agreement or the Merger or by any Collateral Document executed or required to be executed in connection herewith or therewith including, without limitation, the transactions comprising the Reorganization.

     "Transmittal Documents" shall have the meaning given to it in Section
2.2(b).

     "UAC" shall have the meaning given to it in the Preamble.

     "UAC Common Stock" shall mean the common stock, par value $.01 per share, of UAC.

     "UAC Merger" shall have the meaning given to it in the Preamble.

     "UAC Option Plan" shall have the meaning given to it in Section 3.13(b).

     "UAC Plan of Merger" shall have the meaning given to it in the Preamble.

     "UAC Preferred Stock" shall mean the Series A preferred stock, par value $.01 per share, of UAC.

     "Warrant Escrow Holdback Amount" shall have the meaning given to it in the Warrant Purchase Agreement.

     "Warrant Escrow Indemnity Contribution" shall have the meaning given to it in the Warrant Purchase Agreement.

     "Warrant Purchase Agreement" shall mean a Warrant Purchase Agreement between Acquiror and one or more holders of the Warrants, substantially in the form of Exhibit 6.1(g) hereto, as such agreement may be amended, supplemented or otherwise modified in accordance with the terms thereof and hereof.

     "Warrant Purchase Price" shall have the meaning given to it in Section 6.1(g).

     "Warrants" shall have the meaning given to it in Section 2.1(c).

     "ZDC Warrant" shall mean the warrant to purchase 10,000 shares of ATSI Common Stock held by Zurich Depository Corporation or its assignee.

     IN WITNESS WHEREOF, Acquiror, the Company, UAC and ATSI have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                     IRON MOUNTAIN INCORPORATED

                                     By: /s/ C. Richard Reese
                                         --------------------------------------
                                     Name: C. Richard Reese
                                     Title: Chairman and Chief Executive
                                            Officer

                                     ARCUS GROUP, INC.

                                     By: /s/ Clarke H. Bailey
                                         --------------------------------------
                                     Name: Clarke H. Bailey
                                     Title: Chairman

                                     UNITED ACQUISITION COMPANY

                                     By: /s/ Clarke H. Bailey
                                         --------------------------------------
                                     Name: Clarke H. Bailey
                                     Title: Chairman

                                     ARCUS TECHNOLOGY SERVICES, INC.

                                     By: /s/ Clarke H. Bailey
                                         --------------------------------------
                                     Name: Clarke H. Bailey
                                     Title: Chairman

                                                                     Schedule A


                          AGREEMENT AND PLAN OF MERGER
                                OF UAC AND AGI

     THIS AGREEMENT AND PLAN OF MERGER (this "UAC Merger Agreement") is made and entered into as of ___ day of ________, 1997, by and between United Acquisition Company, a Nevada corporation whose address is 232 Court Street, Reno, Nevada 89501 ("UAC"), and Arcus Group, Inc., a Delaware corporation whose address is 901 Main Street, Suite 6100, Dallas, Texas 75202 ("AGI") (UAC and AGI are individually referred to as a "Constituent Corporation" and together referred to as "Constituent Corporations"). All capitalized terms used herein shall have the meanings ascribed to them in the IM Merger Agreement, as hereafter defined, unless otherwise specified herein.


                             W I T N E S S E T H:

     WHEREAS, UAC is a corporation duly organized and existing under the laws of the State of Nevada;

     WHEREAS, AGI is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, as of the date of this UAC Merger Agreement (except as specified below), UAC has the authority to issue (i) Three Million (3,000,000) shares of Common Stock, par value $0.01 per share (the "UAC Common"), One Million One (1,000,001) shares of which are issued and outstanding; (ii) Two Hundred Thousand (200,000) shares of undesignated Preferred Stock, no shares of which are issued and outstanding, and (iii) Fifty Thousand (50,000) shares of Series A Preferred Stock, par value $0.01 per share (the "UAC Preferred"), ____________________ shares of which are issued and outstanding after giving effect to the payment of payment-in-kind dividends through _____________, 1997, as if such payments had occurred;

     WHEREAS, on the date of this UAC Merger Agreement (before giving effect to the amendments to the Certificate of Incorporation of AGI, discussed below), AGI has the authority to issue Eleven Million, Six Hundred Sixty-One Thousand, Two Hundred Ninety (11,661,290) shares of Common Stock, par value $0.0001 per share (the "AGI Common"), Eleven Million, Four Hundred Twenty-Six Thousand, Five Hundred Twenty-Five (11,426,525) shares of which are issued and outstanding;

     WHEREAS, following the merger of UAC into AGI, AGI will merge with and into Iron Mountain Incorporated, a Delaware corporation ("IM") pursuant to the Agreement and Plan of Merger (the "IM Merger Agreement") by and among IM, AGI, UAC and Arcus Technology Services, Inc., dated as of September 26, 1997, a true and correct copy of which is attached hereto as Appendix A (the "IM Merger");

     WHEREAS, the Board of Directors of each Constituent Corporation has determined that it is advisable and to the advantage of such Constituent Corporation and its Shareholders that UAC merge with and into AGI, upon the terms and conditions herein provided; and

     WHEREAS, the Board of Directors of each Constituent Corporation has adopted this UAC Merger Agreement and has directed that this UAC Merger Agreement be submitted to a vote of such Constituent Corporation's shareholders;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, UAC and AGI hereby agree to merge as follows:

     1. Merger. UAC shall be merged with and into AGI, and AGI shall survive the merger ("UAC Merger"), effective upon the date when this UAC Merger Agreement is made effective in accordance with applicable law (the "UAC Effective Time").

     2. Directors and Officers and Governing Documents. The directors and officers of AGI shall be the same at the UAC Effective Time as they are immediately prior thereto. The Certificate of Incorporation of AGI, as amended and restated and in effect at the UAC Effective Time, shall continue to be the certificate of incorporation of AGI as the surviving corporation, as amended in accordance with Section 3 hereto, until further amended in accordance with the provisions thereof and applicable laws. The bylaws of AGI, as amended and in effect at the UAC Effective Time, shall continue to be the bylaws of AGI as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

     3. Changes in the Certificate of Incorporation To Be Effected By the Merger. Prior to the UAC Effective Time AGI will amend its Certificate of Incorporation (i) to create a class of Preferred Shares of which 50,000 shares shall be authorized for issuance by the Board of Directors with identical rights, preferences and privileges applicable to the UAC Preferred, after giving effect to the amendment to the Articles of Incorporation of UAC on the Closing Date prior to the UAC Effective Time ("UAC Charter Amendments") and (ii) to increase the number of authorized shares of common stock from 11,661,290 to 100,000,000.

     4. Effect of Merger. From and after the UAC Effective Time, AGI as the surviving corporation shall possess all rights, privileges, powers and franchises and be subject to all restrictions, disabilities and duties of UAC and AGI, including without limitation, any duties to stockholders who exercise appraisal rights in connection with the UAC Merger, and the UAC Merger shall have all other effects, as provided under Section 259 of the DGCL. Pursuant to NRS [sec][sec] 92A.250(e) and (f), all ownership rights in UAC shares prior to the UAC Merger will cease to exist at the UAC Effective Time except as provided by law.

     5. Stock Transfer Books. At the UAC Effective Time, the stock transfer books of UAC shall be closed, and there shall be no further registrations or transfers of UAC Common or UAC Preferred thereafter on the records of UAC other than to AGI.

     6. Further Assurances. From time to time, as and when required by AGI or by its successors and assigns, there shall be executed and delivered on behalf of UAC such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in AGI the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of UAC and otherwise to carry out the purposes of this UAC Merger Agreement, and the officers and directors of AGI are fully authorized in the name and on behalf of UAC or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     7. Merger Consideration. At the UAC Effective Time, by virtue of the UAC Merger and without any action on the part of any shareholder thereof, (i) each share of AGI Common Stock issued and outstanding immediately prior to the UAC Effective Time (other than Dissenting Shares) shall continue to remain outstanding, (ii) except as otherwise set forth in clause (iv) below, each share of the UAC Common outstanding immediately prior to the UAC Effective Time (other than Dissenting Shares) shall be changed and converted into that number ("UAC Common Conversion Number") of fully paid and nonassessable shares of AGI Common that is equal to the quotient of the UAC Equity Value Per Share, as hereafter defined, divided by the AGI Equity Value Per Share, as hereafter defined; (iii) each share of the UAC Preferred outstanding immediately prior thereto, together with any accrued and unpaid dividends thereon, shall be changed and converted into one (1) fully paid and nonassessable share of AGI Preferred with the same rights, preferences and privileges as applicable to the UAC Preferred Stock after giving effect to the UAC Charter Amendments and the AGI Charter Amendments with an equal amount of accrued and unpaid dividends thereon and (iv) each share of the UAC Common outstanding immediately prior to the UAC Effective Time and owned of record by AGI shall be cancelled.

       7.1 UAC Equity Value Per Share. The UAC Equity Value Per Share shall mean
(a) the Total UAC Equity Value as of the time on the Closing Date under the IM Merger Agreement immediately prior to the purchase of warrants to acquire UAC Common by IM pursuant to the Warrant Purchase Agreements, (the "Determination Time") divided by (b) the sum of (i) the total number of shares of UAC Common issued and outstanding at the Effective Time, plus (ii) the number of shares of UAC Common which, as of the Determination Time, may be issued pursuant to options to purchase or otherwise acquire shares of UAC Common whether or not such options are immediately exercisable, plus (iii) the number of shares of UAC Common which, as of the Determination Time, may be issued pursuant to Warrants to purchase or otherwise acquire shares of UAC Common whether or not such warrants are immediately exercisable.

         (a) Total UAC Equity Value. The Total UAC Equity Value shall mean, as determined in good faith by the Chief Executive Officer of UAC based on (i) the Total ATSI Equity Value, (ii) the number of fully diluted shares of UAC Common as of the Determination Time (assuming the exercise of all Warrants and options to acquire shares of ATSI Common Stock) and the number of such shares held by UAC, (iii) cash and cash equivalents of UAC (assuming the deemed exercise of all outstanding Warrants and options to acquire shares of UAC Common), (iv) the value of the Connected Stock as of the Determination Time, and
(v) the Preferred Equity Value (as defined in the IM Merger Agreement) as of the Determination Time.

         (b) Total ATSI Equity Value. Total ATSI Equity Value shall mean the total common equity value of ATSI at the Determination Time as determined in good faith by the Chief Executive Officer of ATSI based on the (i) Total Consideration to be paid by IM in the Merger, and (ii) the Net Indebtedness (excluding cash and cash equivalents held by AGI and UAC, but assuming the deemed exercise of all outstanding warrants and options to acquire ATSI Common Stock) at the Determination Time.

       7.2 AGI Equity Value Per Share. The AGI Equity Value Per Share shall mean
(a) the total common equity value of AGI as of the Determination Time as determined in good faith by the Chief Executive Officer of AGI based on (i) the Total UAC Equity Value, (ii) the number of fully diluted shares of UAC Stock as of the Determination Time (assuming the exercise of the Warrants and outstanding options to acquire UAC Common Stock) and the number of such Shares held by AGI,
(iii) the cash and cash equivalents of AGI and (iv) the value of the Damson Interest, valued by AGI at its fair value, as of the Determination Time divided by (b) the total number of shares of AGI Common issued and outstanding as of the Determination Time.

     8. Stock Certificates. At the UAC Effective Time, all of the outstanding certificates which prior to that time represented shares of UAC Common shall for all purposes evidence ownership of and represent the shares of AGI Common into which the shares of UAC Common represented by such certificates have been converted as herein provided.

     9. Warrants. At the UAC Effective Time, each outstanding Warrant (if any) to purchase one share of UAC Common shall be converted into and become a warrant to purchase the UAC Warrant Conversion Number of Shares of AGI Common as hereafter defined, at the UAC Warrant Conversion Price, as hereafter defined, and otherwise upon the same terms and subject to the same conditions as set forth in the award and agreement pursuant to which the warrant in question was issued. A sufficient number of shares of AGI Common shall be reserved for purposes of any outstanding warrants as of the UAC Effective Time. As of the UAC Effective Time, AGI hereby assumes all obligations of UAC under the awards and agreements pursuant to which any outstanding UAC warrants were issued.

       9.1 UAC Warrant Conversion Number. The UAC Warrant Conversion Number shall mean (a) the UAC Equity Value Per Share multiplied by the total number of shares for which the warrant in question may be exercised (whether or not such warrant is immediately exercisable), divided by (b) the AGI Equity Value Per Share.

       9.2 UAC Warrant Conversion Price. The UAC Warrant Conversion Price shall mean (a) the per share price for which the warrant in question may be exercised (whether or not such warrant is immediately exercisable) multiplied by the AGI Equity Value Per Share at the UAC Effective Time, divided by (b) the UAC Equity Value Per Share.

     10. Stock Options. At the UAC Effective Time, each option ("Plan Option" or "Options") to purchase shares of UAC Common granted under the UAC 1995 Stock Option Plan (the "UAC Stock Option Plan") that is outstanding at the Determination Time shall automatically be converted into and become an option to purchase the UAC Option Conversion Number, as hereafter defined, at the UAC Option Conversion Price, as hereafter defined, and otherwise upon the same terms and subject to the same conditions as set forth in the UAC Stock Option Plan. A sufficient number of shares of AGI Common shall be reserved for purposes of the UAC Stock Option Plan as of the UAC Effective Time. As of the UAC Effective Time, AGI hereby assumes all obligations of UAC under the UAC Stock Option Plan, the outstanding Plan Options or portions thereof granted pursuant to the UAC Stock Option Plan. The UAC Option Conversion Number shall be (a) the UAC Equity Value Per Share multiplied by the total number of shares for which the option in question may be exercised as of the UAC Effective Time (whether or not such option is immediately exercisable), divided by (b) the AGI Equity Value Per Share. The UAC Option Conversion Price shall mean (a) the per share price for which the option in question may be exercised at the UAC

Effective Time (whether or not such option is immediately exercisable) multiplied by the AGI Equity Value Per Share, divided by (b) the UAC Equity Value Per Share.

     11. Other Employee Benefit Plans. As of the UAC Effective Time, AGI hereby assumes all obligations of UAC under and undertakes sponsorship of any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

     12. Termination. Subject to the terms and conditions of the IM Merger Agreement, this UAC Merger Agreement may be terminated and abandoned whether before or after approval of this Agreement by the stockholders of UAC or AGI, or both, by mutual consent of the Boards of Directors of both Constituent Corporations at any time prior to the UAC Effective Time.

     13. Amendment. Subject to the terms and conditions of the IM Merger Agreement, this UAC Merger Agreement may be amended by the Boards of Directors of both Constituent Corporations at any time prior to the UAC Effective Time; provided, however, that after approval of this Agreement by the stockholders of UAC, no amendment which, under Delaware or Nevada law, would have required approval of the UAC stockholders or AGI stockholders, respectively if made before approval, may be made after approval without the approval of the UAC stockholders or AGI stockholders, respectively. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     14. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this UAC Merger Agreement, having first been duly approved by resolution of the boards of directors of UAC and AGI is hereby executed on behalf of each said two corporations by their respective officers thereunto duly authorized.

                                          UNITED ACQUISITION COMPANY,
                                          A Nevada corporation


                                          By:-----------------------------------
                                             Clarke H. Bailey
                                             President and Chief
                                             Executive Officer


                                          By:-----------------------------------
                                             Richard S. Meller
                                             Secretary



                                          ARCUS GROUP, INC.,
                                          a Delaware corporation


                                          By:-----------------------------------
                                             Clarke H. Bailey
                                             President and Chief
                                             Executive Officer


                                          By:-----------------------------------
                                             Richard S. Meller
                                             Secretary

                                                                     Schedule B


                          AGREEMENT AND PLAN OF MERGER
                                OF ATSI AND AGI

     THIS AGREEMENT AND PLAN OF MERGER (this "ATSI Merger Agreement") is made and entered into this day of , 1997, by and between Arcus Technology Services, Inc., a Delaware corporation, ("ATSI"), and Arcus Group, Inc., a Delaware corporation ("AGI") (ATSI and AGI are individually referred to as a "Constituent Corporation" and together referred to as "Constituent Corporations"). All capitalized terms used herein shall have the meanings ascribed to them in the IM Merger Agreement, as hereafter defined, unless otherwise specified herein.


                             W I T N E S S E T H:

     WHEREAS, ATSI is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, AGI is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, on the date of this ATSI Merger Agreement, ATSI has the authority to issue Five Million (5,000,000) shares of Common Stock, par value $0.01 per share (the "ATSI Common"), Three Million, Three Hundred Twenty-Five Thousand, Two Hundred Twenty-Nine (3,325,229) shares of which are issued and outstanding;

     WHEREAS, as of the date of this ATSI Merger Agreement, AGI has the authority to issue (i) Eleven Million, Six Hundred Sixty-One Thousand, Two Hundred Ninety (11,661,290) shares of Common Stock, par value $0.0001 per share (the "AGI Common"), ___________________________ shares of which are issued and outstanding after giving effect to the payment of payment-in-kind dividends through _____________, as if such payments had occurred;

     WHEREAS, as of the ATSI Effective Time, as defined below, AGI will have amended its Certificate of Incorporation to increase the authorized number of shares of AGI Common from Eleven Million Six Hundred Sixty-One Thousand, Two Hundred Ninety (11,661,290) to One Hundred Million (100,000,000) and create a class of preferred shares of which there will be authorized Fifty Thousand (50,000) shares, par value $0.0001 per share (the "AGI Preferred") with the same rights, preferences and privileges applicable to shares of Series A Preferred Stock of UAC, after giving effect to the amendments to the Articles of Incorporation of UAC as contemplated by the IM Merger Agreement (including Schedule C thereto);

     WHEREAS, following the merger of ATSI with and into AGI, AGI will merge with and into Iron Mountain Incorporated, a Delaware corporation ("IM") pursuant to the Agreement and Plan of Merger (the "IM Merger Agreement") by and among IM, AGI, United Acquisition Company, a Delaware corporation ("UAC") and ATSI, dated as of September 26, 1997, a true and correct copy of which is attached hereto as Appendix A (the "IM Merger");

     WHEREAS, the Board of Directors of each Constituent Corporation has determined that it is advisable and to the advantage of such Constituent Corporation and its Shareholders that ATSI merge with and into AGI, upon the terms and conditions herein provided; and

     WHEREAS, the Board of Directors of each Constituent Corporation has adopted this ATSI Merger Agreement and has directed that this ATSI Merger Agreement be submitted to a vote of such Constituent Corporation's shareholders;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, ATSI and AGI hereby agree to merge as follows:

     1. Merger. ATSI shall be merged with and into AGI, and AGI shall survive the merger ("ATSI Merger"), effective on the date and at the time when this ATSI Merger Agreement is made effective in accordance with applicable law (the "ATSI Effective Time").

     2. Directors and Officers and Governing Documents. The directors and officers of AGI shall be the same at the ATSI Effective Time as they are immediately prior thereto. The Certificate of Incorporation of AGI, as amended and restated and in effect at the ATSI Effective Time, shall continue to be the certificate of incorporation of AGI as the surviving corporation, until further amended in accordance with the provisions thereof and applicable laws. The bylaws of AGI, as amended and in effect at the ATSI Effective Time, shall continue to be the bylaws of AGI as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

     3. Effect of Merger. From and after the ATSI Effective Time, AGI as the surviving corporation shall possess all rights, privileges, powers and franchises and be subject to all restrictions, disabilities and duties of ATSI and AGI, including without limitation, any duties to stockholders who exercise appraisal rights in connection with the ATSI Merger, and the ATSI Merger shall have all other effects, as provided under Section 259 of the DGCL. All ownership rights in ATSI shares prior to the ATSI Merger will cease to exist at the ATSI Effective Time except as provided by law.

     4. Stock Transfer Books. At the ATSI Effective Time, the stock transfer books of ATSI shall be closed, and there shall be no further registrations or transfers of ATSI Common thereafter on the records of ATSI other than to AGI.

     5. Further Assurances. From time to time, as and when required by AGI or by its successors and assigns, there shall be executed and delivered on behalf of ATSI such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in AGI the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ATSI and otherwise to carry out the purposes of this ATSI Merger Agreement, and the officers and directors of AGI are fully authorized in the name and on behalf of ATSI or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     6. Merger Consideration. At the ATSI Merger Effective Time, by virtue of the ATSI Merger and without any action on the part of any shareholder thereof,
(i) each share of AGI Common issued and outstanding immediately prior to the ATSI Effective Time (other than Dissenting Shares) shall continue to remain outstanding, (ii) except as set forth in clause (iii) below, each share of the ATSI Common outstanding immediately prior to the ATSI Effective Time (other than Dissenting Shares) shall be changed and converted into that number ("ATSI Common Conversion Number") of fully paid and nonassessable shares of AGI Common that is equal to the quotient of the ATSI Equity Value Per Share, as hereafter defined, divided by the AGI Equity Value Per Share, as hereafter defined and (iii) each share of the ATSI Common outstanding immediately prior to the ATSI Effective Time and owned of record by AGI shall be cancelled.

       6.1 ATSI Equity Value Per Share. The ATSI Equity Value Per Share shall mean (a) the Total Equity Value of ATSI as of the time on the Closing Date immediately prior to the Iron Mountain Warrant Purchase (the "Determination Time") divided by (b) the sum of (i) the total number of shares of ATSI Common issued and outstanding as of the Determination Time, plus (ii) the number of shares of ATSI Common which, as of the Determination Time, may be issued pursuant to options to purchase or otherwise acquire shares of ATSI Common whether or not such options are vested or immediately exercisable, plus (iii) the number of shares of ATSI Common which, as of the Determination Time, may be issued pursuant to any warrants to purchase or otherwise acquire shares of ATSI Common whether or not such warrant is immediately exercisable.

       6.2 Total ATSI Equity Value. The Total ATSI Equity Value shall mean, as determined in good faith by the Chief Executive Officer of ATSI based on the (i) Total Consideration to be paid by IM in the Merger, and (ii) the Net Indebtedness (excluding cash and cash equivalents held by AGI and UAC, but assuming the deemed exercise of all outstanding warrants and options to acquire shares of ATSI Common) as of the Determination Time.

       6.3 AGI Equity Value Per Share. The AGI Equity Value Per Share shall mean
(a) the total common equity value of AGI as of the Determination Time as determined in good faith by the Chief Executive Officer of AGI based on (i) the Total UAC Equity Value, (ii) the number of fully diluted shares of UAC Common as of the

Determination Time (assuming the exercise of the Warrants and outstanding options to acquire UAC Common) and the number of such shares held by AGI, (iii) the cash and cash equivalents of AGI and (iv) value of the Damson Interest, valued by AGI at its fair value, as of the Determination Time divided by (b) the total number of shares of AGI Common issued and outstanding as of the Determination Time.

     7. Stock Certificates. On and after the UAC Effective Time, all of the outstanding certificates which prior to that time represented shares of ATSI Common shall for all purposes evidence ownership of and represent the shares of AGI Common into which the shares of ATSI Common represented by such certificates have been converted as herein provided.

     8. Warrants. At the ATSI Effective Time, each outstanding warrant (if any) to purchase one share of ATSI Common shall be converted into and become a warrant to purchase the AGI Warrant Conversion Number of shares of AGI Common, as hereafter defined, at the AGI Warrant Conversion Price, as hereafter defined, and otherwise upon the same terms and subject to the same conditions as set forth in the award and agreement pursuant to which the warrant in question was issued. A sufficient number of shares of AGI Common shall be reserved for purposes of any outstanding warrants as of the ATSI Effective Time. As of the ATSI Effective Time, AGI hereby assumes all obligations of ATSI under the awards and agreements pursuant to which any outstanding ATSI warrants were issued. The ATSI Warrant Conversion Number shall mean the (a) the ATSI Equity Value Per Share less the exercise price of such warrant (b) multiplied by the total number of shares for which the warrant in question may be exercised (whether or not such warrant is immediately exercisable), (c) divided by the AGI Equity Value Per Share. The ATSI Warrant Conversion Price shall be one thousandth of one cent ($0.0001).

     9. Stock Options. At the ATSI Effective Time, each outstanding option ("Plan Option" or "Options") to purchase shares of ATSI Common granted under the UAC Holdings Corporation 1995 Stock Option Plan (the "ATSI Stock Option Plan") shall automatically be converted into and become an option to purchase the ATSI Option Conversion Number of shares of AGI Common at the ATSI Option Conversion Price and otherwise upon the same terms and subject to the same conditions as set forth in the ATSI Stock Option Plan. A sufficient number of shares of AGI Common shall be reserved for purposes of the ATSI Stock Option Plan as of the ATSI Effective Time. As of the ATSI Effective Time, AGI hereby assumes all obligations of ATSI under the ATSI Stock Option Plan, the outstanding Plan Options or portions thereof granted pursuant to the ATSI Stock Option Plan. The ATSI Option Conversion Number shall mean (a) the ATSI Equity Value Per Share multiplied by the total number of shares for which the option in question may be exercised as of the Determination Time (whether or not such option is vested and whether or not such option is immediately exercisable), divided by (b) the AGI Equity Value Per Share. The ATSI Option Conversion Price shall mean (i) the per share price for which the option in question may be exercised as of the Determination Time (whether or not such option is vested and whether or not such option is immediately exercisable) multiplied by the AGI Equity Value Per Share, divided by (ii) the ATSI Equity Value Per Share.

     10. Other Employee Benefit Plans. As of the ATSI Effective Time, AGI hereby assumes all obligations of UAC under and undertakes sponsorship of any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

     11. Termination. Subject to the terms and conditions of the IM Merger Agreement, this ATSI Merger Agreement may be terminated and abandoned whether before or after approval of this Agreement by the stockholders of ATSI or AGI, or both, by mutual consent of the Boards of Directors of both Constituent Corporations at any time prior to the UAC Effective Time.

     12. Amendment. Subject to the terms and conditions of the IM Merger Agreement, this ATSI Merger Agreement may be amended by the Boards of Directors of both Constituent Corporations at any time prior to the ATSI Effective Time; provided, however, that after approval of this Agreement by the stockholders of ATSI, no amendment which, under Delaware law, would have required approval of the ATSI stockholders or AGI stockholders, respectively if made before approval, may be made after approval without the approval of the ATSI stockholders or AGI stockholders, respectively. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     13. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this ATSI Merger Agreement, having first been duly approved by resolution of the boards of directors of ATSI and AGI is hereby executed on behalf of each said two corporations by their respective officers thereunto duly authorized.

                                          [SIGNATURES FOLLOW]

                                          ARCUS TECHNOLOGY SERVICES, INC.
                                          A Delaware corporation



                                          By:-----------------------------------
                                             Clarke H. Bailey
                                             President and Chief
                                             Executive Officer



                                          By:-----------------------------------
                                             Julien H. Meyer, III
                                             Secretary


                                          ARCUS GROUP, INC.,
                                          a Delaware corporation


                                          By:-----------------------------------
                                             Clarke H. Bailey
                                             President and Chief
                                             Executive Officer



                                          By:-----------------------------------
                                             Secretary

                                                                     Schedule C


                         DESCRIPTION OF REORGANIZATION

     Step 1: Acquiror Purchases Warrants to Purchase Approximately 1,467,207
          Shares of UAC Common for Cash in the Amount of Approximately $29,842,000.

     1. Acquiror Board authorizes purchase of warrants and adoption of Warrant Purchase Agreement pursuant to Board Resolutions. (Satisfied as of September 26, 1997, which date is hereafter referred to as the "Execution Date".)

     2. Acquiror and selling Warrant Holders enter into Warrant Purchase Agreement. Pursuant to Section 4.05 of Warrant Agreements, UAC gives prior written consent to transfer of warrants.

     3. Selling Warrant Holders execute forms of Assignment of Warrant, attached to Warrant Agreements.

     4. All UAC shareholders waive rights of first refusal, inclusion, notice of transfer and right to require sale of not less than all "Stock" under Article III of UAC Shareholders Agreement and consent to sale of warrants to Acquiror. (Satisfied as of the Execution Date.)

     Step 2: UAC Repurchases Warrants to Purchase Approximately 32,793
          Shares of UAC Common In Exchange for Connected Stock

     1. UAC Board waives notice of special meeting. Satisfied as of the Execution Date.

     2. By unanimous vote of all UAC directors (in light of waiver of prior notice of meeting and UAC Shareholders Agreement [sec]2.5) , UAC Board takes following actions (each of which satisfied as of the Execution Date):

     A. Determines that repurchase (i.e., distribution) is authorized under Nevada law in that after giving effect to the distribution, UAC will be able to pay its debts as they become due in the usual course of business.
   (NRS 78.191).

     B. Approves Warrant Repurchase and, subject to Series A Preferred Shareholder approval by vote of 66-2/3%, form of Warrant Repurchase Agreement.

     C. Approves, subject to Series A Preferred Shareholder approval by vote of 66-2/3%, amendment to UAC articles of incorporation to provide that prohibition under Article VI, Section 2(b) of UAC Articles of Incorporation on payment of distributions or dividends or redemption of shares of any other class or series of UAC stock until all accrued and unpaid dividends on Series A Preferred shares have been fully paid and until all PIK shares have been redeemed shall not apply to transactions in connection with merger of AGI into UAC, including each aspect of this Schedule C.

     D. Calls special meeting of UAC Series A Preferred Shareholders for purpose of approving warrant repurchase and distribution pursuant to Repurchase Agreement and voting on amendment.

     E. Sets record date for Series A Preferred Shareholders entitled to notice and vote. Record date must be not more than 60 nor less than 10 days before the meeting. (NRS 78.350.2; UAC Bylaws, [sec]1.6)

     3. UAC sends Notice of Special Meeting of Holders of Series A Preferred shares which sets forth place, date, hour, and specific purpose of special meeting (NRS 78.370). Notice must be delivered personally or mailed no more than 60 nor less than 10 days before the meeting. Notice to be signed by president, vice president, secretary or assistant secretary. (NRS 78.370; UAC Bylaws, [sec]1.8.4)

     4. All UAC shareholders waive, in writing, rights of first refusal, inclusion, notice of transfer and right to require sale of not less than all "Stock" under Article III of UAC Shareholders Agreement and consent to sale of warrants to UAC. (Satisfied as of the Execution Date)

     5. Warrant Holders receive, in writing, under Section 3.07 of Warrant Agreements 15 days' prior notice of the record date, distribution, effective date, and the effect of the distribution on the Exercise Price and the kind and amount of the shares of stock or other securities or property deliverable upon the exercise of the Warrants.

     6. Series A Preferred Shareholders vote to approve Warrant repurchase and amend UAC Articles of Incorporation, in accordance with commitment to vote Series A Preferred shares pursuant to Stockholders Agreement among IM and certain stockholders of UAC and AGI.

     7. Actions to be taken at special meeting of Series A Preferred Shareholders, or by proxy: Series A Preferred Shareholders approve warrant repurchase by 66-2/3% vote.

     8. Under Section 4.1(c) of Connected Stock Purchase Agreement, UAC notifies Connected Corporation of proposed disposition of Connected Stock and provides statement of surrounding circumstances. If reasonably requested by Connected Corporation, UAC must furnish Connected Corporation with legal opinion that disposition will not require registration and appropriate action necessary for compliance with all applicable securities laws has been taken.

     9. Selling Warrant Holders agree to be bound by terms and conditions of Connected Rights Agreement in order to be assignees of registration rights thereunder, pursuant to Section 1.11 of Connected Rights Agreement. (Satisfied as of the Execution Date)

    10. UAC assigns to selling Warrant Holders rights under Connected Co-Sale Agreement.

   Step 2a: Thomas Seefurth Transfers Single share of Arcus Data Security Ltd. (U.K.) to Arcus Data Security, Inc. or IM's designee, whichever IM Directs. UAC Assigns ATI Stock Purchase Agreement to Wholly Owned Subsidiary of UAC. ATSI Assigns ATI Environmental Agreement to IM.

   Step 3: UAC Merges into AGI. UAC Shareholders Receive AGI Stock at the Exchange Ratio Set Forth in Schedule A to the Merger Agreement. UAC Option Holders receive Similar Options in AGI on Tax Free Basis. Holders of UAC Preferred Receive Similar Preferred Stock in AGI. UAC Warrant Holders Receive AGI Warrants. UAC Shares Held by AGI are canceled.

   Actions by AGI

     1. AGI Board waives in writing notice of special meeting. (Satisfied as of the Execution Date)

     2. By unanimous vote of all AGI directors, AGI Board takes following actions at special meeting: (Satisfied as of the Execution Date)

        A. Adopts, subject to shareholder approval, an amendment to articles of incorporation (i) to authorize a class of 50,000 shares of Preferred Stock,
     (ii) to increase the number of shares of common stock from 11,661,290 to 100,000,000 and (iii) to remove restriction of Section 11.01 on transfer by operation of merger that would otherwise preclude IM Merger. (DGCL 242)

        B. Adopts, subject to shareholder approval, agreement and plan of merger of UAC into AGI.

        C. Reserves AGI stock for all holders of former UAC options and holders of outstanding former UAC warrants.

        D. Calls special meeting of AGI Shareholders for purpose of approving amendments to articles of incorporation and agreement and plan of merger of UAC into AGI.

        E. Sets record date for Shareholders entitled to notice and vote. Record date must be not more than 60 nor less than 10 days before the meeting. (DGCL 213)

     3. AGI gives Notice of Special Meeting to AGI Shareholders at address on AGI's records, which sets forth place, date and hour of special meeting and specific purpose of meeting (DGCL 222). Notice must be delivered personally or deposited in mail no more than 60 nor less than 20 days before the meeting. Notice must contain a copy of the merger agreement or a brief summary thereof, and notice must be signed by president, vice president, secretary or assistant secretary. (DGCL 222, 251(c), 252(c))

     4. AGI gives AGI Shareholders notice of appraisal rights under DGCL 262, together with a copy of Section 262, together with the notice of Special Meeting.

     5. AGI shareholders approve amendments to articles of incorporation and merger of UAC into AGI by vote of holders of majority of shares.

     6. AGI agrees in writing to be bound by terms of Series A Preferred Stock as set forth in UAC Articles, as required under Article VI.7 of UAC Articles.

     7. AGI files certificate of amendment with Delaware Secretary of State.

     8. AGI files certificate of merger with Delaware Secretary of State.

     9. Merger of UAC into AGI may be regarded as "Change of Control" under [sec]3.05 of UAC Warrant Agreements triggering right to exercise warrants for shares of AGI.

     10. Since merger of UAC into AGI may be treated as "Capital Change" under [sec]3.05 of the Warrant Agreements, then AGI must, prior to, or concurrent with, the effectiveness of the UAC Merger, assume in writing the obligation to deliver to each Warrant Holder such shares of stock, securities or other property (including cash) as the Warrant Holders may be entitled to receive upon exercise of the warrants. (Satisfied as of the Execution Date)

     11. Each UAC Warrant Holder receives, in writing, under [sec]3.07 of the Warrant Agreement notice of the "Capital Change" not less than 15 days prior to the record date for such Capital Change.

     12. AGI shareholders who do not vote for merger have appraisal rights under Delaware law. Following the merger of AGI into Acquiror, the obligations of AGI described below will rest with Acquiror.

        A. Each shareholder electing to demand appraisal must deliver to AGI before the taking of a vote on the merger a written demand for appraisal.

        B. Within 10 days after effective date of UAC Merger, AGI must notify each shareholder who submitted written appraisal demand of the date the merger became effective.

        C. With 120 days after effective date, AGI as survivor or any shareholder seeking appraisal may file petition in Court of Chancery.

        D. Any stockholder of AGI may withdraw appraisal demand within 60 days after effective date.

        E. Within 120 days after the UAC Merger's effective date, any shareholder who has complied with foregoing requirements has right to receive from AGI a statement setting forth the aggregate number of shares that did not approve the merger and with respect to which appraisal demands have been received and the aggregate number of holders of such shares. The statement must be mailed to the requesting shareholder within ten days after his written request is received by AGI or within ten days after expiration of the period for delivery of demands, whichever is later.

        F. Upon a shareholder filing an appraisal petition, AGI shall be served with a copy and, within 20 days of service, file in the office of the Register in Chancery where the petition was filed a duly verified list of names and address of all shareholders who have demanded appraisal and with whom agreements as to the value of their shares have not been reached. If AGI files an appraisal petition, it must accompany the petition with this list. If ordered by the court, the Register in Chancery must give notice of the time and place for the hearing of the petition as described in Section 262(f) of the DGCL.

        G. After determining the shareholders entitled to appraisal, the Court will appraise the shares, determining their fair value exclusive of any element of value arising from the merger, together with a fair rate of interest, if any, to be paid on the fair value. In determining the fair value and fair rate of interest, the court may consider "all relevant factors". The court may permit discovery and other pretrial proceedings and proceed to trial on the appraisal.

        H. The court shall direct AGI to pay the fair value of the shares, together with interest, to the shareholders entitled thereto. The court decides who pays what amount to cover the cost of the proceedings.

     Actions by UAC

     1. UAC Board waives in writing notice of special meeting. (UAC Bylaws, [sec]2.4.4) (Satisfied as of the Execution Date).

     2. By unanimous vote of all UAC directors (see UAC Shareholders Agreement, [sec]2.5), UAC Board takes following actions at special meeting (satisfied as of the Execution Date):

        A. Adopts, subject to approval of holders of 662/3% of Series A Preferred Shares and majority of Common Shares, amendment to articles of incorporation to clarify that merger of UAC into controlling shareholder shall not be treated as liquidation if the surviving corporation is controlled by shareholders who, immediately prior to the merger, controlled, directly or indirectly, all of the voting shares of UAC. (See UAC Articles, IV.3(a), (b).)

        B. Adopts, subject to approval of holders of 662/3% of Series A Preferred Shares and majority of Common Shares, agreement and plan of merger of UAC into AGI.

        C. Adopts, through Option Plan Committee, resolution providing for assumption by AGI, of UAC options and authorizes any amendments to option award agreements which would specifically require Acquiror to deliver stock certificates to option holders and providing that there shall be no acceleration of options except as required or contemplated by the merger transactions.

        D. Calls special meeting of UAC Series A Preferred Stockholders and Common Stockholders for purpose of approving amendment to articles and agreement and plan of merger of UAC and AGI.

        E. Sets record date for Series A Preferred Stockholders and Common Stockholders entitled to notice and vote. Record date must be not more than 60 days nor less than 10 days before the meeting. (NRS 78.350.2; UAC Bylaws [sec]1.6)

     3. UAC gives Notice of Special Meeting to all holders of Series A Preferred Stock and Common Stock, which sets forth place, date and hour of special meeting and specific purpose of meeting (NRS 78.370). Notice must be delivered personally or mailed not more than 60 nor less than 10 days before the meeting. Notice must be accompanied by copy or summary of merger plan. (NRS 92A.120)


     4. UAC gives holders of Series A Preferred Shares at least ten days prior notice of (i) effective date of UAC merger, and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock or Series A Preferred shall be entitled to exchange their shares. (UAC Articles IV.8).

     5. All UAC shareholders waive rights of first refusal, inclusion, notice of transfer and right to require sale of not less than all "Stock" under Article III of UAC Shareholders Agreement. (Satisfied as of Execution Date)

     6. Actions to be taken at special meeting of Series A Preferred Stockholders and Common Stockholders or by proxy:

        A. Holders of Series A Preferred Shares approve amendment to articles and merger by 662/3% vote.

        B. Holders of Common Stock approve amendment to articles and agreement and plan of merger of UAC into AGI by majority vote.

     7. UAC files certificates of amendment of articles with Nevada Secretary of State.

     8. UAC files articles of merger with Nevada Secretary of State.

     9. UAC Series A Preferred Shareholders and Common Stockholders who do not approve merger (and who had right to vote thereon) have dissenters rights under Nevada law. (NRS 92A-380) From and after the merger of AGI into Acquiror, the obligations of AGI set forth below, will rest with Acquiror.

        A. The Prospectus will contain a notice ("Dissenter's Notice") from AGI to all UAC Series A Preferred and Common Stockholders who have right to vote on merger Dissenter's Notice must (a) state where demand for payment must be sent and where and when certificates, if any, for shares must be deposited; (b) supply a form for demanding payment that includes the date of the first announcement to the news media or stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date; (c) set a date by which AGI must receive the demand for payment (the "Demand Date"), which may not be less than 30 nor more than 60 days after the date the notice is delivered; and (d) be accompanied by a copy of NRS Sections 92A.300 to 92A.500, inclusive. (NRS [sec]92A.430).

        B. Stockholders receiving Dissenter's Notice who wish to receive payment must (a) demand payment on or before the Demand Date; (b) certify whether he acquired beneficial ownership of shares before date required to be set forth in dissenter's notice for this certification; and (c) deposit certificates in accordance with terms of notice. (NRS [sec]92A.440).

        C. Upon receiving demand for payment, AGI Board determines "fair value" of UAC common shares, meaning the value of the shares immediately before the effectuation of the merger of UAC into AGI, excluding appreciation or depreciation in anticipation of the merger unless the exclusion would be "inequitable."

        D. Within 30 days after demand for payment, AGI must pay each dissenter who complied with foregoing requirements the amount AGI estimates to be the fair value of the dissenter's shares plus accrued interest. Payment must be accompanied by (a) AGI's balance sheet as of end of fiscal year ending not more than 16 months before date of payment, statement of income for that year, statement of changes in stockholders' equity for that year and latest available interim financial statements, if any; (b) statement of AGI's estimate of the fair value of the shares; (c) explanation of how fair value was calculated; (d) statement of dissenter's rights to demand payment under
     Section 92A.480; and (e) copy of NRS Sections 92A.300 to 92A.500, inclusive. (NRS [sec]92A.460).

        E. Within 30 days after AGI made or offered payment, each dissenter may notify AGI in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment thereof, less any payment made; or reject the offer and demand payment of fair value and interest due, if he believes amount offered is less than fair value of his shares or that interest due is incorrectly calculated. (NRS [sec]92A.480).

        F. If demand for payment remains unsettled, AGI must commence proceeding within 60 days after receiving demand above and petition court to determine fair value and accrued interest. If AGI does not commence proceeding within 60 days, it must pay dissenter amount demanded. See Sections 92A.490 and 92A.500 for detail concerning judicial procedure and payment of costs therefor.

     10. Merger of UAC into AGI triggers right of Zurich Depository Corporation to exercise warrant for up to 10,000 shares of ATSI common stock at exercise price of $8.00 per share pursuant to Section 2 of Zurich Warrant Certificate. AGI or UAC sends notice of merger to Zurich Depository Corporation, c/o CGI Organization, Inc., 41 Highway 34 South, Colts Towne Plaza, Colts Neck, NJ 07972; with a copy to Bathgate, Wegener & Wolf P.C., One Airport Road, P.O. Box 2043, Lakewood, NJ 08701, Attn: Lawrence Bathgate, II.

     11. Zurich surrenders warrant to ATSI at 667 Madison Avenue, 25th Floor, New York, New York 10021, together with Subscription form attached to Zurich Warrant Certificate filled out to evidence intent to purchase 10,000 shares. Zurich receives AGI shares as a result of the ATSI/AGI merger or exchange ratio set forth in the ATSI/AGI merger agreement for nominal exercise price.


       Step 4: ATSI Merges into AGI. ATSI Options are Converted into AGI
               Options. Minority ATSI Shareholders Receive AGI Common Stock at the Exchange Ratio Set Forth in Schedule B to the Merger Agreement. ATSI Shares Held by AGI are Canceled.


       Actions by AGI


     1. AGI Board waives in writing notice of special meeting. (Satisfied as of the Execution Date)

     2. By unanimous vote of all AGI directors, AGI Board takes following actions at special meeting (which actions are taken as of the Execution Date):

        A. Adopts, subject to shareholder approval, agreement and plan of merger of ATSI into AGI.

        B. Reserves AGI stock for holders of former ATSI options.

        C. Authorizes officers to require exercise of former ATSI options that are vested and UAC options that are non-qualified.

        D. Calls special meeting of holders of AGI Preferred and Common Shares for purpose of approving agreement and plan of merger of ATSI into AGI.

        E. Sets record date for Shareholders entitled to notice and vote. Record date must be not more than 60 nor less than 10 days before the meeting. (DGCL 213)

     3. AGI gives Notice of Special Meeting to AGI Common Stockholders at address on AGI's records, which sets forth place, date and hour of special meeting and specific purpose of meeting (DGCL 222). Notice must be delivered personally or deposited in mail no more than 60 nor less than 20 days before the meeting. Notice must contain a copy of the merger agreement or a brief summary thereof, and notice must be signed by president, vice president, secretary or assistant secretary. (DGCL 222, 251(c), 252(c))

     4. AGI gives all shareholders notice of appraisal rights under DGCL 262 together with a copy of Section 262 not less than before the meeting.

     5. AGI shareholders approve amendments to articles of incorporation and merger of ATSI into AGI by vote of holders of majority of Common Shares.

     6. AGI files certificate of merger with Delaware Secretary of State.

     7. AGI holders of Common Stock who do not vote for merger have appraisal rights under Delaware law. Following the merger of AGI into Acquiror, the obligations of AGI described below will rest with Acquiror.

        A. Each shareholder electing to demand appraisal must deliver to AGI before the taking of a vote on the merger a written demand for appraisal.

        B. Within 10 days after effective date of merger, AGI must notify each shareholder who submitted written appraisal demand of the date the merger became effective.

        C. With 120 days after effective date, AGI as survivor or any shareholder seeking appraisal may file petition in Court of Chancery.

        D. Any stockholder of AGI may withdraw appraisal demand within 60 days after effective date.

        E. Within 120 days after merger's effective date, any shareholder who has complied with foregoing requirements has right to receive from AGI a statement setting forth the aggregate number of shares that did not approve the merger and with respect to which appraisal demands have been received and the aggregate number of holders of such shares. The statement must be mailed to the requesting shareholder within ten days after his written request is received by AGI or within ten days after expiration of the period for delivery of demands, whichever is later.

        F. Upon a shareholder filing an appraisal petition, AGI shall be served with a copy and, within 20 days of service, file in the office of the Register in Chancery where the petition was filed a duly verified list of names and address of all shareholders who have demanded appraisal and with whom agreements as to the value of their shares have not been reached. If AGI files an appraisal petition, it must accompany the petition with this list. If ordered by the court, the Register in Chancery must give notice of the time and place for the hearing of the petition as described in Section 262(f) of the DGCL.

        G. After determining the shareholders entitled to appraisal, the Court will appraise the shares, determining their fair value exclusive of any element of value arising from the merger, together with a fair rate of interest, if any, to be paid on the fair value. In determining the fair value and fair rate of interest, the court may consider "all relevant factors". The court may permit discovery and other pretrial proceedings and proceed to trial on the appraisal.

        H. The court shall direct AGI to pay the fair value of the shares, together with interest, to the shareholders entitled thereto. The court decides who pays what amount to cover the cost of the proceedings.

     Actions by ATSI

     1. ATSI Board waives in writing notice of special meeting. (Satisfied as of Execution Date)

     2. By unanimous vote of all ATSI directors, ATSI Board takes following actions:

        A. Adopts, subject to shareholder approval, agreement and plan of merger of ATSI into AGI.

        B. Adopts through Plan Committee, resolution providing for assumption of ATSI options by AGI and providing that there shall be no acceleration of vesting unless Board, acting through the Committee or as provided in the IM Merger Agreement provides otherwise.

        C. Calls special meeting of ATSI shareholders for purpose of approving agreement and plan of merger of ATSI into AGI.

        D. Sets record date for shareholders entitled to notice and vote. Record date must be not more than 60 nor less than 10 days before meeting. (DGCL
     213).

     3. ATSI gives Notice of Special Meeting to ATSI Stockholders at address on ATSI's records, which sets forth place, date and hour of special meeting and specific purpose of meeting (DGCL 222).

     4. Notice must be delivered personally or deposited in mail no more than 60 nor less than 20 days before the meeting. Notice must contain a copy of the merger agreement or a brief summary thereof, and notice must be signed by president, vice president, secretary or assistant secretary. (DGCL 222, 251(c))

     5. ATSI gives shareholders notice of appraisal rights under DGCL 262 together with a copy of Section 262 not less than 20 days before the meeting.

     6. ATSI shareholders approve merger of ATSI into AGI by majority vote.

     7. ATSI files certificate of merger with Delaware Secretary of State.

     8. ATSI shareholders who do not vote for merger have appraisal rights under Delaware law. After the merger AGI into Acquiror, the obligations of AGI described below will rest with Acquiror.

        A. Each shareholder electing to demand appraisal must deliver to ATSI before the taking of a vote on the merger a written demand for appraisal.

        B. Within 10 days after effective date of merger, AGI must notify each shareholder who submitted written appraisal demand of the date the merger became effective.

        C. With 120 days after effective date, AGI as survivor or any shareholder seeking appraisal may file petition in Court of Chancery.

        D. Any stockholder of AGI may withdraw appraisal demand within 60 days after effective date.

        E. Within 120 days after merger's effective date, any shareholder who has complied with foregoing requirements has right to receive from AGI a statement setting forth the aggregate number of shares that did not approve the merger and with respect to which appraisal demands have been received and the aggregate number of holders of such shares. The statement must be mailed to the requesting shareholder within ten days after his written request is received by AGI or within ten days after expiration of the period for delivery of demands, whichever is later.

        F. Upon a shareholder filing an appraisal petition, AGI shall be served with a copy and, within 20 days of service, file in the office of the Register in Chancery where the petition was filed a duly verified list of names and address of all shareholders who have demanded appraisal and with whom agreements as to the value of their shares have not been reached. If AGI files an appraisal petition, it must accompany the petition with this list. If ordered by the court, the Register in Chancery must give notice of the time and place for the hearing of the petition as described in Section 262(f) of the DGCL.

        G. After determining the shareholders entitled to appraisal, the Court will appraise the shares, determining their fair value exclusive of any element of value arising from the merger, together with a fair rate of interest, if any, to be paid on the fair value. In determining the fair value and fair rate of interest, the court may consider "all relevant factors". The court may permit discovery and other pretrial proceedings and proceed to trial on the appraisal.

        H. The court shall direct AGI to pay the fair value of the shares, together with interest, to the shareholders entitled thereto. The court decides who pays what amount to cover the cost of the proceedings.

     9. Holders of UAC Series A Preferred Shares approve, by 662/3% vote, merger of ATSI into AGI.

     Step 5: AGI Distributes Damson Interest to Holders of AGI Preferred Shares


     1. AGI Board waives notice of special meeting. (Satisfied as of the Execution Date)

     2. By unanimous vote of all AGI Directors, AGI Board takes following actions (satisfied as of the Execution Date):

        A. Determines distribution is authorized under Delaware law in that following the distribution, AGI will be able to pay its debts as they become due.

        B. Sets record date for Preferred Shareholders entitled to distribution not more than 60 days prior to the distribution.

     3. UGHC obtains waiver of right of first refusal and a consent to transfer of more than 50% of Damson Interest from other Damson partners, including General Partner.

     4. AGI executes assignment of Damson Interest to each Preferred
Shareholder.